As filed with the Securities and Exchange Commission on December 2, 1997.

                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              Hibernia Corporation
             (Exact name of Registrant as specified in its charter)

LOUISIANA                                              72-0724532
(State or other                                        (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation
or organization)


                              Hibernia Corporation
                              313 Carondelet Street
                          New Orleans, Louisiana 70130
                                 (504) 533-5552
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               Gary L. Ryan, Esq.
                   Senior Vice President and Corporate Counsel
                              Hibernia Corporation
                              313 Carondelet Street
                          New Orleans, Louisiana 70130
                                 (504) 533-5560
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

Patricia C. Meringer                         Carl J. Chaney, Esq.
Senior Vice President and Corporate Counsel  Watkins Ludlam & Stennis, P.A.
Hibernia Corporation                         633 North State Street
225 Baronne Street, 11th Floor               P. O. Box 427
New Orleans, Louisiana 70112                 Jackson, Mississippi  39205-0427
(504) 533-2486                               (601) 949-4900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____
                                                /_____/

                         CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
Title of each            Amount to be   Proposed       Proposed     Amount of
class of securities      registered     maximum        maximum      registration
to be registered                        offering       aggregate    fee (1)
                                        price per      offering
                                        unit           price (1)
________________________________________________________________________________

Class A Common Stock,
no par value             13,317,236     $6.25          $83,232,725    $25,222
                           shares
________________________________________________________________________________
     (1)Based upon the book value of the securities to be received by the registrant or cancelled in the exchange or transaction as of September 30, 1997, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   ARGENTBANK
                              203 W. Second Street
                           Thibodaux, Louisiana 70301


                               December ___, 1997

Dear Shareholder:

        You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of ArgentBank, a Louisiana state non-member bank ("ArgentBank"), to be held at 400 Green Street, Thibodaux, Louisiana on __________, January ____, 1998 at 3:00 p.m., local time.

        At the Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, and related Bank Merger Agreement (collectively, the "Merger Agreements"), pursuant to which among other things,
(a) ArgentBank will merge (the "Merger") with and into Hibernia National Bank ("HNB"), and (b) upon consummation of the Merger, each shareholder of ArgentBank will receive approximately 2.04 shares of Class A Common Stock of Hibernia Corporation ("Hibernia"), the parent company of HNB, as more fully described in the attached Proxy Statement/Prospectus. Based upon the last reported sales price of Hibernia Common Stock as listed on the New York Stock Exchange on December __, 1997, the value of 2.04 shares of Hibernia Common Stock is $_____. Unless you dissent from the Merger, your ArgentBank Common Stock will be converted into Hibernia Common Stock on a tax-free basis except to the extent that you receive cash for fractional parts of shares as more fully explained in the accompanying Proxy Statement/Prospectus.

        Details of the proposed Merger and information about ArgentBank and Hibernia are set forth in the accompanying Proxy Statement/Prospectus, which you should read carefully. Only those shareholders of record at the close of business on December ____, 1997 will be entitled to notice of and to vote at the Meeting.

        Your Board of Directors has unanimously approved the Merger Agreements and recommends that you vote FOR approval of the Merger Agreements.

        The Board believes, based on its own analysis and the opinion of ArgentBank's financial advisor (all of which are described in the accompanying Proxy Statement/Prospectus), that the proposed Merger is in the best interests of ArgentBank's shareholders. As a result of the Merger, ArgentBank shareholders will become shareholders of Hibernia, a New York Stock Exchange company. With its greater financial resources and ability to offer a broad range of financial services, the Board believes that Hibernia is better able to compete in the current market environment. We believe the Merger presents a wonderful opportunity for our shareholders, and the Board accordingly urges all ArgentBank shareholders to vote in favor of this transaction.

        Accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the Meeting and a Proxy Card. The ArgentBank Board of Directors urges that you vote "FOR" these items by signing, dating and returning the enclosed form of proxy promptly, whether or not you plan to attend the Meeting. The prompt return of your signed proxy, regardless of the number of shares you hold, will assist ArgentBank in minimizing the expense of soliciting proxies. Your proxy may be revoked at any time prior to the vote at the Meeting by notice to the Cashier of ArgentBank or by execution and delivery of a later dated proxy. If you attend the Meeting you may, if you wish, revoke your proxy and vote in person on all matters brought before the Meeting.

                                      Very truly yours,



                                      Randall E. Howard
                                      President

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD January ___, 1998


To the Shareholders of ArgentBank:

        Notice is hereby given that a Special Meeting of the Shareholders of ArgentBank, a state nonmember bank ("ArgentBank"), is to be held on __________ January ___, 1998, at 3:00 p.m., local time, at ArgentBank, 400 Green Street, Thibodaux, Louisiana (the "Meeting"):

                1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger among ArgentBank, Hibernia Corporation ("Hibernia") and Hibernia National Bank ("HNB") dated as of July 15, 1997, and the related Bank Merger Agreement (collectively, the "Agreement"), and the transactions contemplated thereby pursuant to which (i) ArgentBank will be merged with and into HNB (the "Merger") and (ii) upon consummation of the Merger, each outstanding share of Common Stock of ArgentBank will be converted into approximately 2.04 shares of Class A Common Stock of Hibernia (subject to adjustment under certain circumstances as set forth in the Agreement and described more fully in the accompanying Proxy Statement/Prospectus), and cash in lieu of issuing any fractional shares which may result from this conversion; and

                2. To address such other business as may properly come before the Meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary) or before any adjournment thereof.

        The Board of Directors has fixed the close of business on December ___, 1997 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment thereof. Only holders of Common Stock of ArgentBank on that date are entitled to vote on the matters to be presented at the Meeting. As more fully described in the accompanying Proxy Statement/Prospectus, dissenting holders of Common Stock of ArgentBank who comply with the procedural requirements of 12 U.S.C. 215a attached as Appendix D to the Proxy Statement/Prospectus will be entitled to receive payment of the cash value of their shares.

        A majority of the shares outstanding constitute a quorum. The Merger is fully described in the Proxy Statement/Prospectus, and the appendices thereto, accompanying this notice. Approval of the Agreement and the Merger requires the affirmative vote of a majority of the outstanding shares of ArgentBank Common Stock.

        The Board of Directors unanimously recommends that holders of ArgentBank Common Stock vote "FOR" the approval of the Agreement and the Merger.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF ARGENTBANK THAT YOU MAY OWN. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE MEETING BY NOTICE TO THE CASHIER OF ARGENTBANK OR BY EXECUTION AND DELIVERY OF A LATER-DATED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            William B. Gautreaux
                            Executive Vice President, CFO and Cashier


Thibodaux, Louisiana
____________ ___, 1997


[LOGO]                                       [LOGO]
PROSPECTUS                                   PROXY STATEMENT
HIBERNIA CORPORATION                         ARGENTBANK
Class A Common Stock
No Par Value


                         Special Meeting of Shareholders
                         to be held on January ___, 1998


   This Proxy Statement/Prospectus is being furnished to the shareholders of ArgentBank, a Louisiana state nonmember bank ("ArgentBank"), in connection with the solicitation of proxies by ArgentBank's Board of Directors for use at a special meeting of ArgentBank shareholders to be held at 3:00 p.m., Central time, on ___________, January __, 1998, at 400 Green Street, Thibodaux, Louisiana, and at any adjournment thereof (the "Meeting").

   At the Meeting, the shareholders of ArgentBank will consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 15, 1997, by and among ArgentBank, Hibernia Corporation ("Hibernia") and Hibernia National Bank ("HNB"), and the related Merger Agreement (collectively referred to as the "Agreement"), pursuant to which ArgentBank will merge with and into HNB (the "Merger"). Upon consummation of the Merger, each outstanding share of Common Stock of ArgentBank, $.10 par value ("ArgentBank Common Stock") will be converted into approximately 2.04 shares of Class A Common Stock of Hibernia, no par value ("Hibernia Common Stock"), subject to adjustment in certain circumstances set forth in the Agreement as more fully described herein. See "The Merger--Consideration to be Received in the Merger." Hibernia will pay cash in lieu of issuing any fractional shares resulting from this conversion. A copy of the Agreement is attached as Appendix A to this Proxy Statement/Prospectus. See "The Merger."

        This document also constitutes a prospectus of Hibernia with respect to the Hibernia Common Stock to be issued to the shareholders of ArgentBank pursuant to the terms of the Merger. The outstanding shares of Hibernia Common Stock are, and the shares offered hereby will be, listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE on December __ __, 1997 was $__________ per share.

        This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to ArgentBank shareholders on or about December ___, 1997.



        THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this Proxy Statement/Prospectus is December ___, 1997.

                              AVAILABLE INFORMATION


        Hibernia and ArgentBank are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Hibernia and ArgentBank file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and the Federal Deposit Insurance Corporation (the "FDIC"), respectively.

        With respect to Hibernia, such reports, proxy statements and other information can be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. The Commission maintains an internet Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of that site is http://www.sec.gov.

        Hibernia Common Stock is listed for trading on the NYSE and any reports, proxy statements and other information concerning Hibernia may be inspected at its offices which are located at 20 Broad Street, New York, New York 10005.

        In addition to the above, Hibernia news releases, product-and-service information and other useful data can be accessed through Hibernia's internet Web Site at http://www.hiberniabank.com.

        With respect to ArgentBank, such reports, proxy statements and other information may be accessed at prescribed rates from the FDIC's offices at 550 17th Street, N.W., Washington, D.C.
20428.

        Hibernia has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of Hibernia that may be issued in connection with the transaction described herein. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to such Registration Statement and the exhibits thereto. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained at the Commission's web site, at the offices of the Commission and the NYSE, upon payment of the prescribed fees.

        All information contained in this Proxy Statement/Prospectus relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to ArgentBank has been supplied by ArgentBank.

                           INCORPORATION BY REFERENCE

        This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available, without charge, to any person receiving this Proxy Statement/Prospectus, including beneficial owners of ArgentBank Common Stock. The request may be written or oral and should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, Attention:
Assistant Secretary, telephone number (504) 533-3411. To ensure timely delivery of the documents, any request should be made before January __, 1998.

        The following documents, or the indicated portions thereof, are hereby incorporated by reference into this Proxy Statement/Prospectus:

        (1) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996;

        (2) Hibernia's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

        (3) Hibernia's definitive Proxy Statement dated March 19, 1997 relating to its 1997 Annual Meeting of Shareholders held on April 29, 1997, except the information contained under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph", which are expressly excluded from incorporation in this Registration Statement;

        (4) The Description of Capital Stock included in its current report on Form 8-K dated November 2, 1994;

        (5) Hibernia's current reports on Form 8-K (including exhibits) filed July 2, July 16, July 28, September 22, and October 27, 1997;

        (6) All other reports subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Meeting shall be deemed to be incorporated by reference from the date such documents are filed, except the information contained in any proxy statement under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph", which are expressly excluded from such incorporation by reference.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement in this Proxy Statement/Prospectus, or any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

        No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations may not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Hibernia or ArgentBank since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS
                                                                 Page
SUMMARY                                                            i

MEETING INFORMATION                                                1
        Solicitation and Revocation of Proxies                     1
        Vote Required                                              1
        Recommendation                                             2

THE MERGER                                                         2
        Consideration to be Received in the Merger                 2
        Conversion of Shares                                       3
        Surrender and Exchange of Certificates                     4
        Background of and Reasons for the Merger                   4
        The Stock Option Agreement                                 6
        Opinion of Financial Advisor                               7
        Representations and Warranties; Conditions to the
          Merger; Waiver                                           9
        Regulatory Approvals                                       9
        Business Pending the Merger                               10
        Effective Date of the Merger; Termination                 10
        Management and Operations After the Merger                11
        Comparison of Rights of Shareholders                      12
        Interests of Certain Persons in the Merger                15
        Employee Benefits                                         16
        Expenses                                                  16
        Material Tax Consequences                                 17
        Resale of Hibernia Common Stock                           18
        Accounting Treatment                                      19

RIGHTS OF DISSENTING SHAREHOLDERS                                 19

PRO FORMA FINANCIAL INFORMATION                                   21

CERTAIN INFORMATION ABOUT HIBERNIA                                22
        Supervision and Regulation                                22
        Merger Activity                                           23

CERTAIN INFORMATION ABOUT ARGENTBANK                              24
        General                                                   24
        Business                                                  24
        Competition                                               25
        Seasonality of Business and Customer Concentration        25
        Employees                                                 25
        Properties                                                26
        Legal Proceedings                                         26
        Stock Prices and Dividends                                26
        Securities  Ownership  of  Principal
          Shareholders  and  Management                           28
VALIDITY OF SHARES                                                47
EXPERTS                                                           47
OTHER MATTERS                                                     47

INDEX TO FINANCIAL STATEMENTS OF ARGENTBANK                       F-1


        Appendix A - Agreement and Plan of Merger                 A-1

        Appendix B - Fairness Opinion of Chase Securities Inc.    B-1

        Appendix C - Form of Tax Opinion of Watkins Ludlam
                       & Stennis, P.A.                            C-1

        Appendix D - Selected Provisions of Federal
                    Law Relating to the Rights of
                    Dissenting Shareholders                       D-1

                                     SUMMARY

        The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Meeting.

The Parties

     Hibernia and HNB. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of September 30, 1997, Hibernia had total consolidated assets of approximately $10.1 billion and shareholders' equity of approximately $1 billion and was based on total assets, the largest bank holding company headquartered in Louisiana. Hibernia currently has two banking subsidiaries: (i) Hibernia National Bank ("HNB"), a national banking association that provides retail and commercial banking services through approximately 202 branches throughout Louisiana and that was ranked, on the basis of total assets, as the largest bank headquartered in Louisiana, and (ii) Hibernia National Bank of Texas ("HNBT"), a national banking association that provides retail and commercial banking services through 12 banking offices in four Texas counties. See "Certain Information about Hibernia," "Available Information" and "Incorporation by Reference."

        From time to time Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other banks and financial institutions. On August 31, 1997 Hibernia consummated the acquisition of Executive Bancshares, Inc. in northeast Texas. On November 7, 1997, Hibernia consummated the acquisition of Unicorp Bancshares-Texas, Inc. ("Unicorp") in southeast Texas. Hibernia has also executed definitive merger agreements with Northwest Bancshares of Louisiana, Inc. ("Northwest") and Firstshares of Texas, Inc. in northeast Texas. The proposed transactions with Northwest and Firstshares are subject to various conditions, including applicable regulatory approvals. See "Certain Information About Hibernia--Merger Activity." Although additional transactions may be entered into before or after the Merger, there can be no assurance as to when or if, or the terms upon which, any such transactions may be pursued or consummated.

        The  principal   executive  offices  of  Hibernia  are  located  at  313
Carondelet  Street,  New Orleans,  Louisiana  70130, and its telephone number is
(504) 533-5532.

Selected Fianacial Data of Hibernia

        The  following   table  sets  forth  certain   consolidated   financial
information for Hibernia. This information is based on the consolidated financial statements and related notes of Hibernia contained in (i) its Annual Report on Form 10-K for the year ended December 31, 1996 after giving effect for the merger with Executive Bancshares, Inc. consummated on August 31, 1997, which was accounted for as a pooling of interests, and (ii) its Quarterly Report on Form 10-Q for September 30, 1997. See "Incorporation by Reference."

HIBERNIA CORPORATION
SELECTED FINANCIAL INFORMATION

                                                              Year Ended December 31                     9 Months Ended September 30
------------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)
                                            1996          1995          1994          1993          1992          1997          1996
------------------------------------------------------------------------------------------------------------------------------------

Net interest income ................  $  370,326    $  324,309    $  304,397    $  299,337    $  296,654    $  313,185    $  268,585
Income from continuing operations ..     110,717       129,698       102,335        73,543        13,395        97,823        79,583
Per common share:
   Income from continuing operations        0.85          1.01          0.79          0.57          0.18          0.72          0.62
   Cash dividends ..................        0.29          0.25          0.19          0.03             -          0.24          0.21
   Book value ......................        6.58          6.06          4.98          4.66          4.01          7.08          6.34


SELECTED PERIOD-END BALANCES

Debt ...............................      53,881        36,069        23,395        41,921        42,544       106,777        20,863
Total assets .......................   9,443,127     7,855,631     7,388,374     7,211,785     7,063,099    10,081,093     8,932,304


        ArgentBank. ArgentBank is a banking institution organized pursuant to the Louisiana Banking Laws. As of September 30, 1997, ArgentBank had total consolidated assets of approximately $758 million and shareholders' equity of approximately $86.2 million. The authorized capital of ArgentBank consists of 16,000,000 shares of common stock with a par value of $.10 each. As of December __, 6,527,728 shares of such authorized common stock were issued and outstanding. ArgentBank has its main office in Thibodaux, Louisiana. ArgentBank engages in a full range of retail and commercial banking services throughout Southeast Louisiana, including taking deposits and extending secured and unsecured credit. At September 30, 1997, ArgentBank had total deposits of approximately $629.6 million.

     On June 30, 1997 ArgentBank consummated the acquisition of Assumption Bancshares, Inc. ("Assumption"). In connection with that transaction, Argentbank paid $7,531,796 in cash and issued 664,060 shares of ArgentBank Common Stock to the shareholders of Assumption. This transaction was accounted for as a purchase. See "Certain Information About ArgentBank."

        The executive offices of ArgentBank are located at 203 W. Second, Thibodaux, Louisiana 70301 and its telephone number at such address is (504) 447-3722. For additional information concerning the business of ArgentBank and its financial condition and operating results, see "Financial Statements of ArgentBank," "Certain Information About ArgentBank" and "Selected Financial Data of ArgentBank."

Selected Financial Data of ArgentBank

         The following selected financial information of ArgentBank with respect to each year in the five-year period ended December 31, 1996 and the nine-month periods ended September 30, 1997 and 1996 has been derived from the financial statements of ArgentBank. The information set forth below should be read in conjunction with ArgentBank's financial statements, the notes thereto, and ArgentBank's Management's Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 1996 and 1995 and the nine-month periods ended September 30, 1997 and 1996 appearing elsewhere in this Proxy Statement/Prospectus.

ARGENTBANK
SELECTED FINANCIAL INFORMATION
(Unaudited)
                                                              Year Ended December 31                     9 Months Ended September 30
------------------------------------------------------------------------------------------------------------------------------------
($ in thousands, except per share amounts)
                                            1996          1995          1994          1993          1992          1997          1996
------------------------------------------------------------------------------------------------------------------------------------

Net interest income ................   $  24,449     $  23,335     $  22,793     $  24,501     $  24,261     $  21,429     $  18,070
Income from continuing operations ..       7,738         8,074         8,002         7,530         5,602         6,208         5,810
Per common share:
   Income from continuing operations        1.31          1.35          1.34          1.26          0.94          1.03          0.98
   Cash dividends ..................        0.52          0.48          0.37          0.23          0.17          0.42          0.39
   Book value ......................       11.53         11.13          9.88          9.05          8.02         13.20         11.15


SELECTED PERIOD-END BALANCES

Debt ...............................           -             -             -             -             -             -             -
Total assets .......................     589,954       562,087       549,177       545,133       542,853       758,068       562,640

ARGENTBANK

QUARTERLY INCOME RESULTS
---------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)



---------------------------------------------------------------------------------------------------
                                                  3/31/97     6/30/97     9/30/97
---------------------------------------------------------------------------------------------------
Interest income ..............................    $10,858     $11,544     $14,087
Net interest income ..........................      6,552       6,754       8,123
Net income ...................................      2,082       2,153       1,973
Net income per share .........................       0.36        0.37        0.30



---------------------------------------------------------------------------------------------------
                                                  3/31/96     6/30/96     9/30/96    12/31/96
---------------------------------------------------------------------------------------------------
Interest income .............................     $10,064     $10,255     $10,329     $10,644
Net interest income .........................       5,985       6,042       6,043       6,379
Net income ..................................       2,150       2,042       1,618       1,928
Net income per share ........................        0.36        0.35        0.27        0.33



---------------------------------------------------------------------------------------------------
                                                  3/31/95     6/30/95     9/30/95    12/31/95
---------------------------------------------------------------------------------------------------
Interest income .............................     $ 9,031     $ 9,360     $ 9,726     $10,052
Net interest income .........................       5,846       5,776       5,750       5,963
Net income ..................................       1,921       2,212       2,071       1,870
Net income per share ........................        0.32        0.37        0.35        0.31

Pro Forma Combined Selected Financial Data (Unaudited)

         The following table sets forth certain unaudited pro forma combined selected financial information for Hibernia, after giving effect to the merger with Executive Bancshares, Inc. (Executive), consummated on August 31, 1997 as discussed in Note A to the Pro Forma Combined Income Statements, and ArgentBank. The pro forma information, which reflects the Merger and the consummated merger with Executive using the pooling-of-interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. See "Pro Forma Financial Information" contained elsewhere herein.


PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION


                                                       Year Ended December 31             9 Months Ended September 30
-------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)
                                                1996            1995            1994            1997            1996
-------------------------------------------------------------------------------------------------------------------------
Net interest income ................     $   394,775     $   347,644     $   327,190     $   334,614     $   286,655
Income from continuing operations ..         118,455         137,772         110,337         104,031          85,393
Per common share:
   Income from continuing operations            0.83            0.97            0.78            0.70            0.61
   Cash dividends ..................            0.29            0.25            0.19            0.24            0.21
   Book value ......................            6.44            5.96            4.93            7.02            6.21


SELECTED PERIOD-END BALANCES

Debt ...............................          53,881          36,069          23,395         106,777          20,863
Total assets .......................      10,033,102       8,417,643       7,937,551      10,839,234       9,494,814

*  Includes Hibernia Corporation and ArgentBank

Comparative Per Share Information (Unaudited)

         The following table sets forth for Hibernia Common Stock and ArgentBank Common Stock certain unaudited pro forma combined and unaudited pro forma equivalent per share financial information for the nine-month periods ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. Information under the column titled "Hibernia Corporation" is based on (i) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996, after giving effect for the merger with Executive Bancshares, Inc. (Executive) consummated on August 31, 1997, which was accounted for as a pooling of interests, and (ii) Hibernia's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1997. Information under the column titled "ArgentBank" is based on, and should be read in conjunction with, the historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations of ArgentBank contained elsewhere in this Proxy Statement/Prospectus.

         Information under the column entitled "Pro Forma Hibernia Corporation (with ArgentBank)" is based upon the pro forma financial statements and related notes contained elsewhere herein. Such pro forma combined information, which reflects the Merger and the consummated merger with Executive, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. The pro forma combined information gives effect to the issuance, in each of the periods presented, of 1,161,680 shares of Hibernia Common Stock for all of the outstanding shares of Executive Common Stock and of 2.04 shares of Hibernia Common Stock for each outstanding share of ArgentBank Common Stock. The pro forma combined information assumes the Average Market Price of Hibernia Common Stock will be $17.50 per share. See "The Merger -- Consideration to be Received in the Merger."

         The information under the column entitled "ArgentBank Pro Forma Equivalent" is derived by multiplying the amounts contained in the column titled "Pro Forma Hibernia Corporation (with ArgentBank)" by the Exchange Ratio (as defined in the Merger Agreement) of 2.04. See "The Merger -- Consideration to be Received in the Merger."

HIBERNIA CORPORATION AND ARGENTBANK

COMPARATIVE PER SHARE INFORMATION
-------------------------------------------------------------------------------------------------
Unaudited
                                                                                     PRO FORMA
                                                                        HIBERNIA    ARGENTBANK
                                        HIBERNIA                     CORPORATION     PRO FORMA
                                     CORPORATION     ARGENTBANK   (WITH ARGENTBANK) EQUIVALENT
-------------------------------------------------------------------------------------------------
Per Common Share:

Income from continuing operations:
  For the nine months ended September 30,
    1997                                $   0.72      $    1.03      $   0.70      $    1.43
    1996                                    0.62           0.98          0.61           1.24
  For the year ended December 31,
    1996                                $   0.85      $    1.31      $   0.83      $    1.69
    1995                                    1.01           1.35          0.97           1.98
    1994                                    0.79           1.34          0.78           1.59

Cash dividends:
  For the nine months ended September 30,
    1997                                $   0.24      $    0.42      $   0.24      $    0.49
    1996                                    0.21           0.39          0.21           0.43
  For the year ended December 31,
    1996                                $   0.29      $    0.52      $   0.29      $    0.59
    1995                                    0.25           0.48          0.25           0.51
    1994                                    0.19           0.37          0.19           0.39

Book Value:
  At September 30, 1997                 $   7.08      $   13.20      $   7.02      $   14.32
  At December 31, 1996                      6.58          11.53          6.44          13.14

Market and Market Prices

        The following table sets forth the closing price per share of Hibernia Common Stock on the NYSE and ArgentBank Common Stock on the American Stock Exchange and equivalent per share price (as explained below) of ArgentBank Common Stock on July 15, 1997, the business day preceding the public announcement of the Merger Agreement and on November 14, 1997:

MARKET PRICE          HIBERNIA           ARGENTBANK           ARGENTBANK
PER SHARE AT:       COMMON STOCK        COMMON STOCK        EQUIVALENT PER
                                                              SHARE PRICE

July 15, 1997            $14.31              $22.50              $29.20

December __, 1997        $                   $                   $34.81


        The equivalent per share price of a share of ArgentBank Common Stock represents an estimation of the consideration to be received by ArgentBank shareholders in the Merger, assuming that the Merger is consummated and that no divestiture will be required by the Justice Department. See "The Merger -- Consideration to be Received in the Merger."

        ArgentBank shareholders are advised to obtain current market quotations for Hibernia Common Stock and ArgentBank Common Stock. No assurance can be given as to the market price of Hibernia Common Stock or ArgentBank Common Stock at, or in the case of Hibernia Common Stock, after consummation of the Merger.


The Meeting

        A special meeting of shareholders of ArgentBank to consider and vote upon the Agreement and the Merger will be held on ______________, January __, 1998 at 3:00 p.m., Central time at the offices of ArgentBank, 400 Green Street, Thibodaux, Louisiana (the "Meeting"). Only holders of record of ArgentBank Common Stock at the close of business on December __, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, 6,527,728 shares of ArgentBank Common Stock were outstanding and entitled to vote on the Merger. For additional information with respect to the Meeting and the voting rights of shareholders of ArgentBank, see "Meeting Information."

The Merger

        In accordance with the terms of the Agreement, ArgentBank will be merged with and into HNB, whereupon the separate existence of ArgentBank will cease, and HNB shall continue as the surviving entity. The transaction contemplated herein will take place on a date that is mutually agreed to by the parties after all conditions to closing have been met or waived (the "Closing Date"). The actual Merger with HNB will thereafter become effective as of the date and time of issuance by the Office of the Comptroller of the Currency ("OCC") of a certificate of merger (the "Effective Date").

        On the Effective Date, each outstanding share of ArgentBank Common Stock (other than shares held by shareholders who perfect dissenters' rights in accordance with applicable law) will be converted into the right to receive approximately 2.04 shares of Hibernia Common Stock, subject to adjustment under certain circumstances set forth in the Agreement (if and as adjusted, the "Exchange Ratio"). The Exchange Ratio is based upon and subject to there being no divestiture of assets and/or liabilities over a certain amount required or requested by the United States Justice Department (the "Justice Department"). If the Justice Department requires divestiture over a certain amount, the Exchange Ratio may be adjusted downward in the manner described in the Agreement. For a detailed description of the adjustment method, see "The Merger -- Consideration to be Received in Merger."

        Hibernia will issue no fractional shares in connection with the conversion of ArgentBank Common Stock. Accordingly, if a holder of ArgentBank Common Stock is entitled to receive a fractional share of Hibernia Common Stock in the Merger, that holder will receive cash instead of a fractional share. The amount of cash paid for a fractional share will be equal to such fraction multiplied by the Average Market Price of Hibernia Common Stock. The "Average Market Price" is the average of the closing price of one share of Hibernia Common Stock, as reported in The Wall Street Journal, for the five trading days immediately preceding the Closing Date.

Exchange of Certificates

        After the Effective Date, all non-dissenting ArgentBank shareholders will receive a letter of transmittal which will contain instructions for the surrender or exchange of their ArgentBank common stock certificates for certificates representing whole shares of Hibernia common stock and payment for fractional shares, if any. See "The Merger -- Surrender and Exchange of Certificates." ArgentBank shareholders should not forward any stock certificates with their proxy cards.

The Stock Option Agreement

        ArgentBank has granted to Hibernia an option to purchase up to 1,299,083 shares of ArgentBank Common Stock at a price of $22.25 per share under certain terms and conditions as outlined in that certain Stock Option Agreement dated July 15, 1997 (the "Stock Option Agreement"). Hibernia may exercise this option only upon the occurrence of certain events or transactions by which persons (other than Hibernia) either purchase or enter into an agreement to purchase substantial blocks of ArgentBank Common Stock, or otherwise enter into a merger or similar transaction with ArgentBank. For more information as to the terms of the Stock Option Agreement, see "The Merger--Stock Option Agreement."

Management and Operations After the Merger

        After the Effective Date, the offices of ArgentBank will be operated as branch banking offices of HNB and the separate existence of ArgentBank will cease. As of the Effective Date, the directors of ArgentBank will no longer hold their positions as directors. See "The Merger -- Management and Operations After the Merger."

Recommendation of the Board of Directors and Reasons for the Merger

        The Board of Directors of ArgentBank (the "ArgentBank Board") has unanimously approved the Agreement and believes that the Merger is in the best interests of the shareholders of ArgentBank; accordingly, the ArgentBank Board recommends that the shareholders vote FOR the Merger. The ArgentBank Board believes that the Merger will afford additional liquidity and provide significant value to all ArgentBank shareholders and will enable holders of ArgentBank Common Stock to participate in opportunities for growth as equity participants in a strong multi-state banking organization. The ArgentBank Board also believes that the Merger will provide expanded product and service capabilities to the customers of ArgentBank and will enable the combined entity to compete more effectively with other commercial banks and financial institutions in the region. See "The Merger -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

        A number of factors were considered by the ArgentBank Board in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia and ArgentBank, the ability of the combined bank entity to compete in the relevant banking markets, the market price of Hibernia Common Stock, the anticipated tax-free nature of the Merger to holders of ArgentBank Common Stock for federal income tax purposes, the financial terms of other business combinations in the banking industry, and certain non-monetary factors. See "The Merger -- Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

        Chase Securities Inc. ("Chase"), ArgentBank's financial advisor, has rendered both oral and written opinions to the ArgentBank Board that the consideration to be received by the holders of ArgentBank Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. A copy of Chase's fairness opinion is attached hereto as Appendix B, and contains the assumptions and other matters considered by Chase in rendering its opinion. ArgentBank has agreed to indemnify Chase, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. See "The Merger -- Opinion of Financial Advisor" for further information regarding, among other things, the selection of Chase and its compensation in connection with the Merger. Shareholders are encouraged to read the fairness opinion in its entirety.

Vote Required

        Approval of the Agreement will require a simple majority vote of the outstanding shares of ArgentBank Common Stock. Directors and officers of ArgentBank have voting power with respect to a total of 618,756 shares of ArgentBank Common Stock, representing approximately 9.48% of the ArgentBank Common Stock outstanding as of the Record Date. Directors of ArgentBank have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger. See "Meeting Information -- Vote Required."

Other Pending Transactions of Hibernia

        In addition to ArgentBank, Hibernia has entered into definitive merger agreements with two other financial institutions: Northwest Bancshares of Louisiana Inc. ("Northwest") and Firstshares of Texas, Inc. ("Firstshares") in northeast Texas. As of September 30, 1997, Northwest had total consolidated assets of $105 million and shareholders' equity of $12 million. On such date, Firstshares had total assets of $289 million and shareholders' equity of $25 million. The consummation of each of the two pending transactions is subject to certain conditions similar to the conditions to the Merger described herein. These pending transactions may be consummated, if at all, before or after consummation of the Merger. Shareholders of ArgentBank will not have the right to vote on any of the other pending transactions. In addition, if the Merger is consummated prior to consummation of any or all of the other pending transactions, former holders of ArgentBank Common Stock who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time those transactions are consummated.

Conditions to the Merger; Termination

        A number of conditions must be satisfied in order to complete the Merger, including approval of the Agreement and the transactions contemplated thereby by the shareholders of ArgentBank, and the OCC.

        Applicable law provides that the Merger may not be consummated until at least 15, but no more than 90, days after approval of the OCC. Hibernia filed applications for approval of the OCC in October, 1997. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Regulatory Approvals" under "The Merger."

        Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by ArgentBank's shareholders may change the Exchange Ratio. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Effective Date of the Merger; Termination" under "The Merger."

Interests of Certain Persons in the Merger

        In considering the Merger, ArgentBank shareholders should be aware that directors, officers and employees of ArgentBank have certain interests in the Merger that may conflict with the interests of shareholders. All employees of ArgentBank at the Effective Date will become employees of HNB and will be eligible for the same employee benefits as are generally available to employees of HNB who have similar like tenure, officer status and compensation levels. All employees of ArgentBank retained by HNB will be granted full credit (for both eligibility and vesting) for all prior service as if they were employed by HNB for the full time that they were employed by ArgentBank. Hibernia will execute employment agreements with, and award transaction bonuses to, certain key employees and senior management of ArgentBank to encourage these persons to continue their employment with HNB or Hibernia following the Merger. In addition, Dr. James Peltier, Chairman of the Board of Directors of ArgentBank, will be appointed to the Board of Directors of Hibernia, and elected by Hibernia (as the sole shareholder of HNB) to the Board of Directors of HNB. The Agreement also provides for the indemnification of officers, directors and employees of ArgentBank for certain liabilities, up to specified aggregate limitations. See "The Merger -- Management and Operations After the Merger"; and "Interests of Certain Persons in the Merger."

Certain Material Income Tax Consequences

        It is a condition to consummation of the Merger that the parties receive an opinion to the effect (i) that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) that the exchange of ArgentBank Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to the holders of ArgentBank Common Stock; and (iii) that the Louisiana income tax treatment to the shareholders of ArgentBank will be substantially the same as the federal income tax treatment to the shareholders of ArgentBank. The parties expect to receive the opinion of Watkins Ludlam & Stennis, P.A. to the effects set forth above. A copy of the proposed form of opinion is attached hereto as Appendix C. See "The Merger -- Material Tax Consequences."

        BECAUSE OF THE COMPLEXITIES OF THE INCOME TAX LAWS AND BECAUSE THE TAX CONSEQUENCES MAY VARY DEPENDING UPON A HOLDER'S INDIVIDUAL CIRCUMSTANCES OR TAX STATUS, IT IS RECOMMENDED THAT EACH SHAREHOLDER OF ARGENTBANK CONSULT HIS, HER OR ITS TAX ADVISOR CONCERNING THE FEDERAL (AND ANY APPLICABLE STATE, LOCAL OR OTHER) TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

Dissenters' Rights

        Because ArgentBank is merging with and into a national bank, each ArgentBank shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided by federal law in 12 U.S.C. 215a. Under 215a, if the Merger is properly approved by shareholders of ArgentBank and thereafter the OCC, shareholders who vote against the Merger or give notice in writing at or prior to the Meeting shall be entitled to receive the value of their shares held on the Effective Date. To exercise the right of dissent, a dissenting shareholder must vote against the Merger and provide a written request to Hibernia at any time before thirty days after the Effective Date accompanied by the surrender of his stock certificates. The relevant provisions of 215a on dissenters' rights, including valuation of shares, are attached hereto as Appendix D.

        If dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of ArgentBank Common Stock, Hibernia has the option to abandon the Merger, because the Merger could not be accounted for as a pooling of interests. It is expected that Hibernia would abandon or attempt to renegotiate the Merger in that case. See "Rights of Dissenting Shareholders" and "The Merger -- Accounting Treatment."

Differences in Shareholders' Rights

        Upon completion of the Merger, holders of ArgentBank Common Stock, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia, and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of ArgentBank. See "The Merger - - Comparison of Rights of Shareholders."

Accounting Treatment

        The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of ArgentBank Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for the pooling of interests method of accounting, and Hibernia will not be obligated to effect the Merger. See "The Merger -- Accounting Treatment."


                               MEETING INFORMATION


        Each copy of this Proxy Statement/Prospectus mailed to holders of ArgentBank Common Stock is accompanied by a proxy card furnished in connection with the ArgentBank Board's solicitation of proxies for use at the Meeting and at any adjournment thereof. The Meeting is scheduled to be held at 3:00 p.m., Central time, on ________, January __, 1998, at the offices of ArgentBank, 400 Green Street, Thibodaux, Louisiana. Only holders of record of ArgentBank Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. At the Meeting shareholders will consider and vote upon (a) a proposal to approve the Agreement and the Merger, and (b) any other matters as may properly be brought before the Meeting or any adjournment thereof.

        HOLDERS OF ARGENTBANK COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

Solicitation and Revocation of Proxies

        Any holder of ArgentBank Common Stock who has delivered a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Cashier of ArgentBank prior to or at the Meeting or executing a signed proxy card bearing a later date which is voted at the Meeting. The shares of ArgentBank Common Stock represented by properly executed proxy cards received at or prior to the Meeting and not subsequently revoked will be voted as directed therein, or if no direction is set forth as voted by the persons submitting such proxies. If instructions are not given, executed proxy cards received by ArgentBank will be voted FOR approval of the Agreement and the Merger. If any other matters are properly presented at the Meeting for consideration, the persons named in the proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The ArgentBank Board is unaware of any matter to be presented at the Meeting other than the proposal to approve the Agreement and Merger.

        The cost of soliciting proxies from shareholders of ArgentBank by the ArgentBank Board will be borne by ArgentBank, except that Hibernia will bear all expenses incurred in printing this Proxy Statement/Prospectus. Solicitations will be made by mail but also may be made by telephone or other means of telecommunication or in person by the directors, officers and employees of ArgentBank (who will receive no additional compensation for doing so).

        ARGENTBANK SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR STOCK CERTIFICATES AFTER THE MERGER HAS BEEN CONSUMMATED.

Vote Required

        The affirmative vote of a majority of the outstanding shares of ArgentBank Common Stock is required to approve the Agreement and the Merger. The ArgentBank Board has fixed the close of business on __________ __, 1997, as the record date (the "Record Date") for determining which shareholders are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 6,527,728 shares of ArgentBank Common Stock outstanding and entitled to vote at the Meeting, with each share being entitled to one vote.

        A majority of the total outstanding shares of ArgentBank Common Stock constitutes a quorum for purposes of the Meeting. An abstention will be considered present for quorum purposes, but will have the same effect as a vote against the proposal to be considered at the Meeting. Because a quorum is determined based upon the total number of shares outstanding, a broker non-vote would count the same as a vote against as not present for quorum purposes and therefore would make it more difficult to obtain a quorum. In addition, because approval requires a majority vote of the total shares outstanding, a broker non-vote would count the same as a vote against the Agreement and the Merger.

        As of the Record Date, the directors of ArgentBank have voting power with respect to a total of 618,756 shares, or approximately 9.48% of the outstanding shares of ArgentBank Common Stock. The directors have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger.

        As of the Record Date, neither Hibernia or HNB, nor any of their directors, executive officers or subsidiaries, beneficially owned any shares of ArgentBank Common Stock.

        Hibernia, as the sole shareholder of HNB, has previously approved the Merger.

Recommendation

        For the reasons described herein, the ArgentBank Board has unanimously approved the Agreement, believes the Merger is in the best interests of ArgentBank and its shareholders and recommends that holders of ArgentBank Common Stock vote FOR approval of the Agreement and the Merger. In making its recommendation to shareholders, the ArgentBank Board considered, among other things, the opinion of ArgentBank's financial advisor that the consideration to be received by the holders of ArgentBank Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. See "Background of and Reasons for the Merger" and "Opinion of Financial Advisor" under "The Merger."


                                   THE MERGER

        This section of the Proxy Statement/Prospectus describes certain aspects of the Merger and the Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Consideration to be Received in the Merger

        Pursuant to the Agreement, the holders of ArgentBank Common Stock will be entitled to receive approximately 2.04 shares of Hibernia Common Stock for each share of ArgentBank Common Stock (subject to adjustment as set forth in the Agreement and summarized below). On the Effective Date, each outstanding share of ArgentBank Common Stock (other than shares held by a shareholder who perfects dissenters rights in accordance with applicable law) will be converted into the number of shares of Hibernia Common Stock determined by applying the Exchange Ratio.

        Formula for Adjustment. Government authorities may request or require Hibernia to divest some of the deposits and/or loans of ArgentBank as a condition to their approval of the Merger. If Hibernia is required or requested to divest more than $10,000,000 in deposits, then the 13,317,235 shares to be issued by Hibernia in the Merger will be reduced by dividing the total amount of deposits requested or required to be divested by $2,500,000. The result is multiplied by $172,000, and that dollar amount is divided by $14.25. The result is the number of shares by which the aggregate number of shares to be issued in the Merger will be reduced. There will be a similar reduction in the total number of shares to be issued by Hibernia if it is requested or required to divest more than $5 million in loans. If so, the total amount required or requested to be divested will be divided by $2,500,000 and the result multiplied by $240,000. The resulting dollar amount will be divided by $14.25 to determine the number of shares by which the merger consideration will be reduced. The effect of these provisions is to reduce the consideration to be paid in the transaction by $172,000 for each $2.5 million in deposits (if more than $10 million in deposits are divested) and by $240,000 for each $2.5 million in loans divested (if more than $5 million in loans are divested). The $14.25 factor has been fixed to equal the market value of Hibernia Common Stock at the time the Agreement was signed and will not fluctuate due to any future increase or decrease in the market value of Hibernia Common Stock. Any increase in the market value of Hibernia Common Stock will benefit shareholders of ArgentBank and will reduce the negative impact of a reduction in the Exchange Ratio that the adjustments described above would create.

Conversion of Shares

        Upon the effectiveness of the Merger, the conversion of shares of ArgentBank Common Stock into whole shares of Hibernia Common Stock will occur without any action on the part of the holders thereof, and holders of ArgentBank Common Stock will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date.

        No fractional shares of Hibernia Common Stock will be issued in connection with the Merger. No holder of a fractional share will be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share. Instead, Hibernia will make a cash payment equal to the fractional share which an ArgentBank shareholder would otherwise receive multiplied by the Average Market Price of Hibernia Common Stock. The "Average Market Price" is the average of the closing price of one share of Hibernia Common Stock, as reported in The Wall Street Journal, for the five trading days immediately preceding the Closing Date. If, prior to the Effective Date, the outstanding shares of Hibernia Common Stock are increased, decreased, changed into or exchanged for a different number or class of shares or securities through a change in Hibernia's capitalization, then the number of shares to be issued in the Merger will be adjusted accordingly. The receipt of cash instead of fractional shares will not adversely affect the tax-free nature of the exchange of common stock in the Merger, but the receipt of such cash will generally be a taxable event to the recipient. See "Material Tax Consequences" below.

        For a discussion of the rights of dissenting shareholders, see "Rights of Dissenting Shareholders" below.

Surrender and Exchange of Certificates

        As soon as practicable after the Effective Date, Hibernia or its exchange agent will mail all non-dissenting shareholders of ArgentBank a letter of transmittal, which will contain instructions for the surrender and exchange of their ArgentBank Common Stock certificates for certificates representing whole shares of Hibernia Common Stock and payment for fractional shares, if any. In addition, Hibernia will arrange to have one or more representatives available to assist ArgentBank shareholders with the completion of the letter of transmittal required for the exchange of their shares. Such representatives will be at a branch of ArgentBank on dates that will be announced after the Merger is completed. Until so exchanged, each certificate representing ArgentBank Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock and any cash payment into which such shares have been converted on the Effective Date. Shareholders should not send their ArgentBank Common Stock certificates for surrender until they receive further instructions from Hibernia or its exchange agent.

        Shareholders who cannot locate their ArgentBank Common Stock certificates are encouraged to contact William B. Gautreaux, Chief Financial Officer, at 100 West Main, Post Office Box 819, Thibodaux, Louisiana 70301, telephone number (504) 447-0669, prior to the Meeting. New certificates will be issued to ArgentBank shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify ArgentBank and Hibernia (as its successor), against any claim that may be made against either of them by any person claiming to own any or all of the shares represented by the lost certificate(s). ArgentBank or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who cannot locate their stock certificates and shareholders who hold certificates in names other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock certificate and any cash payment if the Merger is approved and consummated.

Background of and Reasons for the Merger

        As part of its continuing efforts to maximize shareholder value, ArgentBank has considered numerous options from time to time, including the possibility of merging with another bank or bank holding company. Over the course of the last several years, ArgentBank was approached by, or held discussions with, several regional bank holding companies regarding a potential business combination.

        In May, 1995, ArgentBank appointed a special Mergers and Acquisitions Committee of its Board of Directors (the "Committee") designed to address potential acquisitions by ArgentBank as well as a potential merger or sale of ArgentBank with or to another entity. The Committee frequently utilized the assistance of Chase to review current market conditions and the value of ArgentBank to potential merger partners.

        During the first quarter of 1997, Hibernia approached ArgentBank regarding a potential business combination and requested a meeting with ArgentBank to discuss the benefits of such a combination, including the potential benefits to ArgentBank shareholders. After discussions with Chase, the Committee decided that it would be in the best interests of ArgentBank shareholders to meet with Hibernia. The Committee instructed Mr. Randall E.
Howard, Chief Executive Officer of ArgentBank, to inform Hibernia that ArgentBank would meet with Hibernia, but only after ArgentBank's pending acquisition of Assumption Bancshares, Inc. was substantially completed.

        During March 1997, ArgentBank and Chase evaluated other potential merger partners, and various strategies to approach those parties. With the advice of the Committee, ArgentBank decided to approach a small number of banking companies to ascertain their respective interests in a potential business combination with ArgentBank.

        During late May 1997 and early June 1997, ArgentBank and Chase met with potential merger partners and presented certain non-public information regarding ArgentBank and its future prospects. During these meetings, potential merger partners provided information regarding how an acquisition of ArgentBank would be integrated into its existing organization. Over the course of the next several weeks, ArgentBank also provided additional non-public information to potential merger partners.

        During late June and early July 1997, ArgentBank and Chase requested and received from potential merger partners indication of interest letters that stipulated basic pricing and terms of a potential merger with ArgentBank. On July 8, 1997, the Committee met with Chase and reviewed the indication of interest letters. The Committee decided to ask potential merger partners to submit a final merger proposal to ArgentBank via a draft merger agreement document and authorized Mr. Howard and Chase to negotiate a merger proposal that was on terms at least as favorable as those proposed in the indication of interest letters.

        After receiving Hibernia's draft merger agreement on July 12, 1997, which indicated a price in excess of the price stipulated in its indication of interest letter, Mr. Howard and Chase negotiated additional contract terms and pricing with Hibernia, and arrived at a satisfactory merger agreement on July 13, 1997.

        On July 15, 1997, the Committee met with Chase to review the Hibernia proposal and discussed the terms and pricing of the proposed agreement. The Committee voted unanimously in favor of accepting the Hibernia proposal and recommended that the proposal be brought before the full Board of Directors. Later the same day, on July 15, 1997, at a regularly scheduled meeting of the ArgentBank Board, the Committee presented the Hibernia proposal. With the assistance of Chase and Watkins Ludlam & Stennis, P.A., ArgentBank's outside counsel, the Board reviewed and considered a number of factors including the following:

        (a) Information with respect to ArgentBank's financial condition on both a historical and pro forma basis.

        (b) The financial highlights of Hibernia and the effect of the merger on Hibernia.

        (c) A comparison of the terms of the Hibernia proposal with recent transactions involving similar companies.

        (d) The terms of the Hibernia proposal, including the tax free nature of the Merger, the Exchange Ratio and the Stock Option Agreement, as well as the terms of proposals of other potential merger partners.

        (e) The effect on shareholder value if ArgentBank continued as a stand-alone entity, as compared to the effect of a merger with Hibernia, including a comparison of earnings per share and dividends per share.

        (f) The interests of ArgentBank and its shareholders as well as the social, legal and economic effects on employees, customers and the community.

        (g) The other potential benefits to ArgentBank shareholders as shareholders in a combined company and the current economic and financial environment, including, but not limited to, potential strategic alternatives for ArgentBank.

        After consideration of these factors, the ArgentBank Board voted unanimously in favor of the Hibernia proposal.

        Based on the foregoing, the ArgentBank Board has unanimously approved the Agreement and the Merger, believes that the Agreement and the Merger are in the best interests of ArgentBank's shareholders, and recommends that all holders of ArgentBank Common Stock vote "FOR" the approval of the Agreement and the Merger.

The Stock Option Agreement

        ArgentBank has granted to Hibernia an option to purchase up to 1,299,083 shares of ArgentBank Common Stock at a price of $22.25 per share (the "Option Price") under certain terms and conditions set forth in the Stock Option Agreement (attached hereto as part of Appendix A at page A-__). It is intended that the number of shares subject to the option equal 19.9% of the ArgentBank Common Stock issued and outstanding at any time during the term of the Stock Option Agreement; accordingly, if ArgentBank takes any action to increase the number of issued and outstanding shares, the shares subject to the option and the Option Price will automatically adjust to reflect the increase. In no event, however, will the number of shares subject to the option exceed 19.9% of the issued and outstanding shares of ArgentBank Common Stock. The Option Price is also subject to adjustment if ArgentBank issues or agrees to issue any shares of ArgentBank Common Stock (other than as contemplated by the Merger) at a price less than $22.25 per share, in which event, the Option Price will be equal to the lesser price.

        Pursuant to the Stock Option Agreement, Hibernia is entitled to exercise the option if: (i) any person (other than Hibernia) commences a bona fide tender or exchange offer to purchase shares of ArgentBank Common Stock, and after the consummation such person will own or control 20% or more of the outstanding shares of ArgentBank Common Stock; (ii) ArgentBank, without the prior written consent of Hibernia, enters into an agreement with any person (other than Hibernia) to (a) merge or consolidate, (b) transfer assets, or (c) allow such person to purchase or acquire securities representing 20% or more of the voting power of ArgentBank; or (iii) any person (other than Hibernia in a fiduciary capacity) acquires beneficial ownership (or the right to acquire beneficial ownership) of 10% or more of the outstanding shares of ArgentBank Common Stock, except for shares beneficially owned prior to the effective date of the Stock Option Agreement.

        The option granted by the Stock Option Agreement expires upon the Effective Date of the Merger, or upon the termination of the Agreement, unless such termination is the result of a willful and material breach by ArgentBank of the covenants or agreements therein. Otherwise, the option shall expire on July 31, 1999. The shares of ArgentBank Common Stock subject to the Stock Option Agreement will be canceled (and not converted) by virtue of the Merger on the Effective Date.

Opinion of Financial Advisor

        Opinion to ArgentBank. ArgentBank retained Chase to act as its financial advisor in connection with the Merger. Chase has rendered an opinion to the ArgentBank Board that, based on the matters set forth therein, the consideration to be received pursuant to the Merger is fair, from a financial point of view, to ArgentBank's shareholders. The text of Chase's opinion is set forth in Appendix B, and it should be read in its entirety by shareholders of ArgentBank. As a condition to ArgentBank's obligation to consummate the Merger, it is required that this opinion be updated prior to the Closing Date.

        The consideration to be received by ArgentBank shareholders in the Merger was determined by negotiations between representatives of ArgentBank and Hibernia. No limitations were imposed by the Board of Directors or management of ArgentBank upon Chase with respect to the investigations made or the procedures followed by Chase in rendering its opinion.

        In connection with rendering its opinion to the ArgentBank Board, Chase performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description.
 Chase, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of ArgentBank, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of ArgentBank. Chase has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by ArgentBank or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its analyses.

        In connection with its opinion on the Merger and the presentation of that opinion to the ArgentBank Board, Chase performed two valuation analyses with respect to ArgentBank: (i) an analysis of comparable prices and terms of recent transactions involving banks buying banks; and (ii) a discounted cash flow analysis. For purpose of the comparable transaction analyses, Hibernia's
Common Stock was valued at [        ] per share,  the closing price per share on
[   ].  Each of these methodologies is discussed briefly below.

        Comparable Transaction Analysis. Chase performed two analyses of premiums paid for selected banks with comparable characteristics to ArgentBank. Comparable transactions were considered to be (i) selected transactions since January 1, 1996, where the seller was a bank with assets between $[ ] million and $[ ] billion, and (ii) all transactions since January 1, 1996, where the seller was a bank located in Louisiana.

        Based on the first of the foregoing analyses, the analysis yielded a range of transaction values to book value of [ ] times to [ ] times, with a mean of [ ] times and a median of [ ] times. These compare to a transaction value for the Merger of approximately [ ] times ArgentBank's book value as of [].

        The first analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from [ ] times to [ ] times, with a mean of [ ] times and a median of [ ] times. These compare to a transaction value trailing twelve months earnings per share of [ ] times for the Merger.

        The first analysis yielded a range of transaction values as a percent of total assets. These values ranged from [ ] percent to [ ] percent, with a mean of [ ] percent and a median of [ ] percent. These compare to a transaction value of [ ] percent of assets at [ ] for the Merger.

        Based on the second analysis of comparable transactions since January 1, 1996 where the seller was a bank located in Louisiana, the analysis yielded a range of transaction values to book value of [ ] times to [ ] times, with a mean of [ ] times and a median of [ ] times. These compare to a transaction value for the Merger of approximately [ ] times ArgentBank's book value as of [ ].

        The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from [ ] times to [ ] times, with a mean of [ ] times and a median of [ ] times. These compare to a transaction value to trailing twelve months earnings per share of [ ] times for the Merger.

        The analysis yielded a range of transaction values as a percent of total assets. These values ranged from [ ] percent to [ ] percent, with a mean of [ ] percent and a median of [ ] percent. These compare to a transaction value of [ ] percent of assets at [ ] for the Merger.

        No company or transaction used in the comparable transaction analyses is identical to ArgentBank. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

        Discounted Cash Flow Analysis. Using discounted cash flow analysis, Chase estimated the present value of the future stream of after-tax cash flow that ArgentBank could produce through [ ], under various circumstances, assuming that ArgentBank performed in accordance with the earnings/return projections of management at the time that ArgentBank entered into acquisition discussions with Hibernia. Chase estimated the terminal value for ArgentBank at the end of the period by applying a perpetuity growth rate ranging from[ ] to [ ] and then discounting the after tax cash flow streams, dividends paid to shareholders and terminal value using differing discount rates (ranging from [ ] percent to [ ] percent). This discounted cash flow analysis indicated a reference range of [ ] million to [ ] million, or [ ] to [ ] per share, for ArgentBank.

        Pursuant to an engagement letter dated May 30, 1997 between ArgentBank and Chase, ArgentBank agreed to pay Chase a success fee (to be paid at closing) equal to 1.2% of the aggregate consideration of the transaction. ArgentBank has also agreed to indemnify and hold harmless Chase and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the gross negligence of Chase.

        As part of its investment banking business, Chase is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. ArgentBank's Board of Directors decided to retain Chase based on its experience as a financial advisor in mergers and acquisitions and its knowledge of financial institutions and ArgentBank in particular.

Representations and Warranties; Conditions to the Merger; Waiver

        The Agreement contains representations and warranties by ArgentBank regarding, among other things, its organization, authority to enter into the Agreement, capital structure, properties and other assets, insurance policies, financial statements, pending and threatened litigation or other proceedings, contractual obligations, contingent liabilities, conflicts, taxes, loans, benefit plans, investments and environmental matters. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, pending and threatened litigation or other proceedings, accounting methods, financial statements and other public reports and benefit plans. The representations and warranties of ArgentBank and Hibernia generally will not survive the Effective Date.

        The obligations of Hibernia and ArgentBank to consummate the Merger are conditioned upon approval of the Agreement by ArgentBank's shareholders; the receipt of necessary regulatory approvals; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368 of the Code and that, to the extent ArgentBank Common Stock is exchanged for Hibernia Common Stock, ArgentBank's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the accuracy of the representations and warranties of both parties to the Merger as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the ArgentBank directors shall have unanimously approved the Merger and the Agreement and recommended approval thereof to ArgentBank's shareholders, and such directors shall have voted their shares in favor of the Merger and Agreement; the receipt of certain customary legal opinions of counsel; in the case of ArgentBank, the receipt of the fairness opinion of Chase; and in the case of Hibernia, the ability to account for the Merger as a pooling of interests; that between the date of the Agreement and the Closing Date there shall not have been a material adverse change in the financial condition, results of operations or business of Hibernia or ArgentBank taken as a whole; and that parties have performed their obligations contemplated by the Merger Agreement.

        Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by ArgentBank's shareholders may change the aggregate number of shares to be received in the Merger.

Regulatory Approvals

        Hibernia, as a registered bank holding company, is regulated by the Federal Reserve Board. HNB, as a national banking association, is regulated by the OCC, and the Merger consequently must be approved by the OCC before it may be effected. HNB filed an application seeking the approval of the Merger by the OCC in October of 1997.

     After the approval of the OCC has been obtained, the parties must wait at least 15 days before consummating the Merger. In addition to OCC approval, the Department of Justice (the "Department") may object to the Merger on antitrust grounds. If the Department requires or requests that Hibernia divest of deposits or loans, and the parties agree to so divest, the Exchange Ratio may be affected. See "Representations and Warranties; Conditions to the Merger; Waiver", and "Consideration to be Received in the Merger."

        The regulatory approval sought in connection with the Merger may be obtained or denied prior to or after the Meeting. The vote on the Merger at the Meeting is not dependent or conditioned upon receipt of any such approval prior to the Meeting. Even if the Merger is approved at the Meeting, there is a possibility that it will not be consummated because of a failure to receive regulatory approval or the failure to satisfy another condition to closing. A number of the conditions to closing may be waived by the parties; however, failure to receive the requisite regulatory approval is not waivable and will result in a termination of the Agreement, regardless whether the Merger is approved at the Meeting.

Business Pending the Merger

        Under the terms of the Agreement, ArgentBank may not (other than certain limited exceptions), without the prior written consent of Hibernia or as otherwise provided in the Agreement, among other things: (i) create, issue or sell any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into any employment contracts with, increase the compensation of or pay any bonus to, any of ArgentBank's directors, officers, or employees, other than in accordance with existing policy or past practice; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines, branches or other banking offices; (v) sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets; (vi) merge with or acquire any other company or bank or liquidate or otherwise dispose of its assets outside the ordinary course of its business; or (vii) acquire another company or bank (except in a fiduciary capacity or in connection with foreclosures related to bona fide loan transactions).

     ArgentBank is also prohibited by the terms of the Agreement from declaring, setting aside or paying dividends or other distributions with respect to its capital stock; provided, however, that ArgentBank shall be entitled, to the extent lawfully permitted, to declare and pay dividends (at the customary time each quarter) for the purpose of allowing ArgentBank's shareholders to receive the normal and customary third quarter 1997 dividend in the amount of $.14 per outstanding share of ArgentBank Common Stock and the fourth quarter 1997 dividend in the amount of $.15 per outstanding share of ArgentBank Common Stock, and thereafter to continue to declare and pay normal and customary quarterly dividends in the amount of $.15 per outstanding share of ArgentBank Common Stock.

Effective Date of the Merger; Termination

        The closing of the Merger (the "Closing," and the date thereof, the "Closing Date") will occur on a date that is mutually agreed to by the parties that is within fifteen days after the later of: (i) the date that falls 15 days after the receipt of all applicable regulatory approvals relating to the Merger;
(ii) the expiration of all applicable statutory and regulatory waiting periods; or (iii) the date that the Registration Statement filed with the Commission is declared effective. The parties may agree to close the Merger on any later date. The Merger will become effective at the date and time set forth in a certificate issued by OCC.

        The Agreement may be terminated prior to the Closing Date by either party, whether before or after approval of the Agreement by the ArgentBank shareholders: (i) if there is a breach by the other party of any representation or warranty which results in a material increase in the cost of the non-breaching party's performance of the Agreement; (ii) regulatory approvals are not obtained, or any material condition is imposed for approval which is not acceptable to the parties; (iv) if the shareholders of ArgentBank fail to approve the Merger; (v) if there is a material adverse change in the financial condition of either party; (vi) if the Merger is not consummated by April 30, 1998; or (vii) by mutual consent of the parties.

        The Agreement may also be terminated by Hibernia if the holders of more than 10% of the ArgentBank Common Stock exercise and perfect dissenters' rights or if the Merger otherwise does not qualify for pooling of interests accounting treatment.

        The Agreement may be terminated by ArgentBank if: (i) it has not received a written fairness opinion from Chase or if such opinion is not updated or is withdrawn by Chase prior to the Closing Date; (ii) it has not received an opinion from counsel as to certain tax aspects of the transactions contemplated by the Agreement; (iii) if ArgentBank Common Stock has been issued to Hibernia pursuant to any exercise of the Stock Option Agreement and at the time scheduled for Closing, all or any portion of such ArgentBank Common Stock held by Hibernia would not be cancelled by virtue of the Merger, or (iv) ArgentBank and its directors receive a written opinion of counsel informing it that the closing of the transaction would constitute a breach of fiduciary duty.

Management and Operations After the Merger

        On the Effective Date, ArgentBank will be merged with and into HNB, and the separate existence of ArgentBank will cease. The offices of ArgentBank will thereafter be operated as branch banking offices of HNB. The employees of ArgentBank on the Effective Date will become employees of HNB, and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed or entered into by Hibernia or HNB in accordance with the Agreement.

        The directors of ArgentBank will cease to serve as directors thereof as of the Effective Date. The Boards of Directors of Hibernia and HNB following the Merger will consist of those persons serving as directors immediately prior thereto; provided, however, that within 30 days of the Closing Date, the Agreement provides that Hibernia's Board of Directors shall appoint Dr. James Peltier to the Board of Directors of Hibernia and HNB, and shall elect him to the Board of Directors of HNB and nominate and recommend him for election to the Board of Directors of Hibernia until he reaches the customary retirement age pursuant to Hibernia's normal policy for its directors.

        Certain information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 29, 1997 is contained in documents incorporated herein by reference. See "Available Information" and "Incorporation by Reference."

Comparison of Rights of Shareholders

        If the shareholders of ArgentBank approve the Merger and the Merger is subsequently consummated, all holders of ArgentBank Common Stock, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws and the Louisiana Business Corporation Law ("LBCL"), rather than ArgentBank's Articles of Incorporation and Bylaws and the Louisiana Banking Law. The following is a summary of the principal differences between the rights of shareholders of ArgentBank and Hibernia not described elsewhere in this Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of ArgentBank and the Articles of Incorporation and Bylaws of Hibernia, as well as the Louisiana Banking Law and the LBCL.

        Number and Classes of Shares. Hibernia's Articles of Incorporation authorize 200,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Hibernia Board of Directors has the authority to determine the designations, voting powers, preferences and relative participating, option or other special rights, and the qualifications, limitations or restrictions on such shares of preferred stock. Consequently, shares of preferred stock could be issued in circumstances which would make an attempted acquisition of Hibernia more difficult. Hibernia currently has 2,000,000 shares of preferred stock outstanding. The holders of those preferred shares are entitled to receive dividends on a quarterly basis and would have limited voting rights if the dividends on their stock were not paid for a certain period of time. If those voting rights were triggered, the preferred shareholders may be able to elect a director to the Board of Directors of Hibernia.

        The Articles of Incorporation of ArgentBank authorize 16,000,000 shares of common stock, and no shares of preferred stock.

        Directors. Hibernia's Articles of Incorporation provide that the number of directors is determined by reference to the Hibernia Bylaws. The Bylaws provide that the exact number of directors is the number determined, from time to time, by resolution of the Board of Directors. Currently, such resolution calls for 19 directors. Such resolution can be modified or repealed at any time by the Board of Directors. Hibernia's Board is divided into three classes, each of which is elected for a three-year term.

        The ArgentBank Articles of Incorporation provide for a Board of Directors of between 15 and 25 persons. Presently, there are 22 directors. Nominations for election for up to 25 persons to the Board of Directors may be made by the Board of Directors or by a shareholder or shareholders owning in the aggregate 10% of the outstanding stock of ArgentBank.

        Qualification of Directors. The Bylaws of Hibernia provide that all directors must meet certain criteria as to age, number of shares of voting securities held, and non-affiliation with competitors in order to serve on the Board of Directors. No individual will be elected a director of Hibernia unless such individual owns, in his or her own right, at the time of such election, not less than 100 shares of Hibernia voting stock. No individual will be eligible for election as a director of Hibernia who has attained the age of 71 prior to the date of such election or who is or becomes a business competitor or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity determined to be a competitor. Any financial institution having branches or affiliates within any state within which Hibernia or any of its subsidiaries operates or which has (together with affiliates) total assets or total deposits exceeding $500 million will be presumed to be a business "competitor" of Hibernia, unless the Hibernia Board of Directors determines otherwise.

        To be elected as an ArgentBank director, one must be a United States citizen, a resident of Louisiana and must own at least 1,200 shares of unpledged ArgentBank Common Stock.

        Removal of Directors. Hibernia's Bylaws provide that a director may be removed by the Board of Directors for cause, if he is interdicted or adjudicated an incompetent or bankrupt, is unable to perform his duties for six months or becomes affiliated with a competitor of Hibernia. Shareholders may remove a director by vote of two-thirds of the total voting power, or by a majority of the voting power if removed for cause. "Cause" is defined in the Hibernia Bylaws to mean gross negligence or willful misconduct.

        The Bylaws of ArgentBank provide that directors of ArgentBank may be removed or his position declared vacant if such director is interdicted or adjudicated an incompetent, is adjudicated bankrupt, becomes incapacitated for six month or ceases to have the qualifications required by the Articles of Incorporation or ArgentBank Bylaws. Pursuant to the Louisiana Banking Law, the ArgentBank shareholders may remove any one or more directors from office by the vote of a majority of the total voting power at any meeting called for that purpose.

        Vacancies in the Board of Directors. Hibernia's Bylaws permit the Board of Directors to fill any vacancy therein, however created.

        Any vacancy on the ArgentBank Board may be filled by the remaining directors or by the shareholders at a special meeting called for such purpose.

        Inspection Rights. Under the Louisiana Business Corporation Law, upon at least five days written notice, any shareholder of Hibernia, except a business competitor, who is and has been the holder of record of at least five percent of the outstanding shares of any class of a corporation for at least six months has the right to examine, in person or by agent or attorney, at any reasonable time, for any proper and reasonable purpose, any and all the records and accounts of the corporation and to make extracts therefrom. Louisiana law allows two or more shareholders, each of whom has been a holder of record for six months, whose aggregate holdings equal five percent, to inspect the records.

        Under the Louisiana Banking Law, every shareholder (or combination of two or more shareholders) of ArgentBank, except a business competitor of ArgentBank, who has been the holder of record of at least two percent of all outstanding shares of ArgentBank for at least six months has a right to examine, in person or by agent or attorney, at any reasonable time and for any proper and reasonable purpose, books showing the amount of common stock subscribed, the names and residences of owners of shares, the amount of stock owned by each of them, the amount of said stock paid and by whom, the last transfer of said stock with the date of transfer, the names and residences of its officers, the records of proceedings of shareholders, directors and of committees of the board, and the Articles of Incorporation and Bylaws of ArgentBank. Every shareholder (or combination of two or more shareholders), except a business competitor, who has been a holder of record of at least twenty-five percent of all of the outstanding shares of ArgentBank for at least six months shall have the right to examine in person, by agent or attorney, at any reasonable time and for any proper and reasonable purpose, any and all of the books and records of ArgentBank, except files relating to credit information, loan transactions, and deposit accounts of individual customers of Argentbank, which are deemed confidential and not subject to shareholder inspection.

        Merger or Consolidation. Hibernia's articles allow an agreement of merger or consolidation to be approved by a majority vote of the voting shares issued and outstanding taken at a meeting called for the purpose of such approval.

        ArgentBank's articles provide that any business combination or merger in which ArgentBank is not the acquiror or surviving entity may be approved by a majority vote of the shareholders if such combination has been previously approved by at least two-thirds vote of the entire Board of Directors. If there is no prior two-thirds approval by the Board, the vote of at least seventy-five percent of the voting power of all outstanding and issued shares of ArgentBank Common Stock is required to approve such a transaction.

        Liquidity of Stock. ArgentBank Common Stock is traded on the American Stock Exchange. Shares of Hibernia Common Stock are listed for trading on the NYSE. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis. Shares of Hibernia Common Stock to be issued in the Merger may be freely resold by persons who are not "affiliates" of ArgentBank or Hibernia. See "Resale of Hibernia Common Stock," below.

        Amendment of Articles and Bylaws. Hibernia's Articles of Incorporation may be amended by vote of a majority of the voting power present at any meeting called for that purpose.

         ArgentBank's Articles of Incorporation generally may not be amended without a vote of two-thirds of the voting power present at an annual or special meeting. However, Article 10 relating to limitations of ownership of the corporation, and Article 11 relating to business combinations, may not be amended without a vote of seventy-five percent of all outstanding and issued shares of ArgentBank Common Stock.

        Hibernia's Bylaws may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors. The ArgentBank Bylaws may be amended or repealed by the board of directors at any regular board meeting.

        Special Meeting of Shareholders. Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer, the Treasurer, or the Board of Directors. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of the shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders.

        Special meetings of the ArgentBank shareholders may be called at any time by the Board of Directors and upon the request in writing by any shareholder or shareholders holding in the aggregate one-fifth of the total voting power.

        Shareholder Proposals. Hibernia's Bylaws contain certain provisions that allow shareholders to submit a proposal to be voted upon at any shareholders meeting or to nominate an individual for election as a director only under certain circumstances, and provided that the shareholder complies with all of the conditions set forth in the Bylaws.

        Proposals to be presented at any annual meeting of ArgentBank must be received by ArgentBank not less than ninety days in advance of a date corresponding to the date of ArgentBank's proxy statement released to the shareholders in connection with the annual meeting of shareholders for the previous year, except that if the date of the annual meeting has been changed by more than thirty calendar days from the date of the annual meeting for the previous year, a proposal shall be received by management in reasonable time before the solicitation is made.

Interests of Certain Persons in the Merger

        Indemnification of ArgentBank Directors. The Agreement includes certain provisions that protect the officers and directors of ArgentBank from and against liability for actions arising while they served in those capacities for ArgentBank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and/or Bylaws of HNB, as such documents were in effect on the date of the Agreement, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $15 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such person agrees to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims the existence of which such person knew or should have known, but failed to make a good faith effort to require ArgentBank to notify its director and officer liability insurance carrier prior to the Closing.

        The Agreement also provides for indemnification of ArgentBank's officers, directors and any person who controls ArgentBank within the meaning of the Securities Act from and against any liability arising under the Securities Act or otherwise, if such liability arises out of or is based upon an untrue statement or omission of a material fact required to be stated in the Registration Statement or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by ArgentBank for use in the Registration Statement. The Agreement sets no limit on the aggregate amount of Hibernia's obligations to indemnify individuals for liability under the Securities Act.

        Severance and Retention Benefits. All employees of ArgentBank at the Effective Date shall become employees of HNB. At the Effective Date, all persons then employed by ArgentBank shall be eligible for such employee benefits as are generally available to employees of HNB having like tenure, officer status and compensation levels, and all ArgentBank employees who are employed on the Effective Date shall be given full credit for all prior service as employees of ArgentBank for all purposes of Hibernia's or HNB's benefits plans. All
ArgentBank officers shall be given such benefits, including but not limited to stock options, that are available to officers of Hibernia or HNB with like tenure, officer status and compensation levels. See "The Merger -- Employee Benefits."

        Hibernia will pay severance benefits to any former ArgentBank employee who, within twelve months from the Closing Date, either (i) is terminated without cause, or (ii) resigns after such person is required to relocate to an office more than 60 miles from the place of such person's employment (provided, that a Hibernia or HNB office in the greater New Orleans area shall not be deemed to be more than 60 miles from any ArgentBank office or branch), or (iii) resigns after such persons has his or her working hours reduced to less than 30 hours per week. Hibernia shall pay such person severance benefits based upon:
(i) if the person has been employed by ArgentBank less than 2 years, the severance shall be 3 weeks of current salary; or (ii) if employed 2 to 9 years, the severance shall be 4 months of current salary; or (iii) if the person has been employed 10 to 19 years, the severance shall be 5 months of current salary; or (iv) if employed 20 or more years, the severance shall be 6 months of current salary. Hibernia will make reasonable efforts to maintain compensation levels for any retained personnel commensurate with the employee's experience and qualifications, and in accordance with its salary administration program.

        Employment Agreements and Transaction Bonuses. The Agreement provides that on or before the Closing Date, Hibernia shall execute an employment agreement with Randall E. Howard which provides for a term of at least three years, with a guaranteed salary, salary increases in accordance with Hibernia's existing salary administration procedures and based upon performance and position within the relevant salary band. The parties anticipate executing a four-year employment contract with Mr. Howard. Mr. Howard will also be entitled to all benefits, including but not limited to stock options and a change in control provision, in amounts equal to comparable executives at Hibernia. Hibernia is also obligated to execute employment agreements with Gloria Navarro, William B. Gautreaux, Hugh Hamilton and Robert Naquin for a term of two years on similar terms (other than the level of the initial salary). Upon the Closing Date, Hibernia will pay transaction bonuses in an aggregate amount not to exceed $375,150 to no more than five officers, and Hibernia will pay to Mr. Howard a transaction bonus in an amount mutually agreed by Mr. Howard and Hibernia. Mr. Howard also intends to exercise certain Stock Appreciation Rights which were granted to him by ArgentBank in 1995.

Employee Benefits

        ArgentBank currently maintains the ArgentBank Pension Plan (the "Pension Plan") which will remain operative and in effect until December 31, 1997, when the Plan will be terminated and distributed to vested employees of ArgentBank.

        ArgentBank also currently maintains the ArgentBank Savings (401-K) Plan (the "401-K Plan") which will remain operative and in effect until the Closing Date. After the Closing Date, the 401-K Plan will either be merged with the appropriate plan of Hibernia with full credit granted for all prior service for vesting, eligibility and benefit purposes or will be terminated and all accounts distributed. Notwithstanding any termination, all retained employees will be eligible to participate in all Hibernia and/or HNB employment benefit plans, and will be granted full credit for all prior service for vesting, eligibility and benefit purposes under all such plans. All other ArgentBank benefit plans will continue through the Closing Date and will terminate on such date.

Expenses

        The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger (other than printing expenses for the proxy materials and the issuance of Hibernia Common Stock, which shall be borne by Hibernia), will be borne by the party that incurred them, regardless of whether the Merger is consummated.

Material Tax Consequences

        The following is a summary description of the material tax consequences of the Merger to the shareholders of ArgentBank; it is not intended to be a complete description of the federal, state or other income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. No specific analysis is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him, her or it.

        Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and that the exchange of ArgentBank Common Stock for Hibernia Common Stock will not give rise to the recognition of a gain or loss for federal income tax purposes to ArgentBank's shareholders. The parties expect to receive an opinion from Watkins Ludlam & Stennis, P.A. to the foregoing effects. A copy of the proposed form of opinion is attached hereto as Appendix C.

        If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by ArgentBank, Hibernia or HNB by reason of the Merger; (ii) a shareholder of ArgentBank will not recognize any gain or loss for federal income tax purposes to the extent shares of Hibernia Common Stock are received in the Merger in exchange for shares of ArgentBank Common Stock; (iii) the tax basis in shares of Hibernia Common Stock received by a shareholder of ArgentBank will be the same as the tax basis in the shares of ArgentBank Common Stock surrendered in exchange therefor; and (iv) the holding period, for federal income tax purposes, for shares of Hibernia Common Stock received in exchange for shares of ArgentBank Common Stock will include the period during which the shareholder held the ArgentBank Common Stock surrendered in the exchange, provided that the ArgentBank Common Stock was held as a capital asset at the Effective Date.

        There will be no fractional shares issued in connection with the Merger. To the extent cash is received by ArgentBank shareholders in lieu of fractional shares they will be treated as having received such fractional share pursuant to the Merger, and then as having exchanged such fractional share for cash in a partial redemption of such shareholder's interest in their stock subject to the provisions and limitations of Section 302(a) of the Code. This will generally result in the recognition of capital gain or loss depending upon the shareholder's basis in the ArgentBank Common Stock surrendered, if the shares surrendered were held as a capital asset. However, the amount of such cash, and therefore the gain, will never exceed the market price of one share of Hibernia Common Stock.

        Cash received by a dissenting shareholder will be treated as a complete redemption of the shareholder's interests in ArgentBank Common Stock, subject to the provisions and limitations of Section 302(a) of the Code, with the result that a holder who exercises statutory appraisal rights will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the stock subject to the proceeding. Such redemption will generally be subject to federal and state income tax as a capital gain or loss if the stock with respect to which statutory appraisal rights were exercised was held as a capital asset, and if after the deemed redemption such shareholder does not constructively own any shares of ArgentBank Common Stock. Each shareholder who contemplates exercising statutory appraisal rights in connection with the Merger should consult his, her or its tax advisor as to the possibility that all or a portion of the payment received pursuant to the appraisal proceeding will be treated as dividend income. For more information regarding the income tax consequences of cash payments received by dissenting shareholders. See "Rights of Dissenting Shareholders."

        The Louisiana income tax treatment of the Merger to the shareholders of ArgentBank should generally be substantially the same as the federal income tax treatment described above. Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

        Unless an exemption applies under the applicable law and regulations, the exchange agent or Hibernia will be required to withhold up to 31% of any cash payments to which an ArgentBank shareholder is entitled pursuant to the Merger unless the shareholder or other payee provides his taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter (which will be delivered to shareholders after the Closing) so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to the exchange agent.

Resale of Hibernia Common Stock

        The shares of Hibernia Common Stock issuable to shareholders of ArgentBank upon consummation of the Merger have been registered under the Securities Act. It is a condition to the closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be an affiliate of ArgentBank or Hibernia as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or who is under common control with, ArgentBank or Hibernia, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of ArgentBank and Hibernia.

        Rule 145 of the Securities Act imposes certain restrictions on the sale of stock received in a merger or consolidation by an affiliate of the acquired company, even if that person does not become an affiliate of the acquiring company. Affiliates of ArgentBank will only be permitted to resell any Hibernia shares received by them in the Merger if they register those shares for resale or they comply with the restrictions of Rule 145. Anyone who is or may be an affiliate of ArgentBank or Hibernia should carefully consider the resale restrictions imposed by Rule 145 before he attempts to transfer any shares of Hibernia Common Stock received in the Merger. In addition, shares of Hibernia Common Stock issued to affiliates of ArgentBank in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and ArgentBank have been published, in order to satisfy certain requirements of the Commission relating to pooling of interests accounting treatment.

        Affiliates of ArgentBank have agreed not to dispose of ArgentBank Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder, and the Commisison's rules relating to pooling of interests accounting treatment.

Accounting Treatment

        It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction. Among other requirements, in order for the Merger to qualify for pooling of interests accounting treatment, 90% or more of the outstanding ArgentBank Common Stock must be exchanged for Hibernia Common Stock. Consequently, if holders of 10% or more of the outstanding ArgentBank Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling of interests accounting, and it is anticipated that Hibernia would abandon or attempt to renegotiate the Merger. Also, in order to qualify for the pooling of interests accounting treatment, "affiliates" of ArgentBank cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning on the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of ArgentBank and Hibernia. Persons believed by ArgentBank to be "affiliates" have agreed to comply with these restrictions. See "Resale of Hibernia Common Stock," above.

        ArgentBank has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests. Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.

                        RIGHTS OF DISSENTING SHAREHOLDERS

        Because ArgentBank is merging with and into a national bank, each holder of ArgentBank Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders under federal banking law provided in 12 U.S.C. 215a a copy of which is set forth as Appendix D hereto and should be read in its entirety. Section 215a provides that shareholders of ArgentBank who vote against the Merger or otherwise give notice in writing at or prior to the Meeting that they dissent from the Merger shall be entitled to receive the value of their shares held at the Effective Date upon written request at any time before thirty days after the Effective Date. Prior to the Effective Date, dissenting shareholders of ArgentBank should send their written notice to William B. Gautreaux, Cashier, ArgentBank, 100 West Main, Thibodaux, Louisiana 70302-0819. On or within 30 days after the Effective Date, dissenting
Shareholders of ArgentBank should send such written request to Secretary, Hibernia National Bank, at 313 Carondelet Street, New Orleans, Louisiana 70130. Such written request must be accompanied by the surrender of their ArgentBank stock certificates. All such communications should be signed by or on behalf of the dissenting ArgentBank shareholders in the form appearing on their stock certificates.

        The value of the shares of any dissenting shareholder, will be ascertained, as of the Effective Date, pursuant to the provisions of 215a(c) which is set forth in Appendix D. Section 215a(c) generally provides that the value of the shares of any dissenting shareholder shall be ascertained by an appraisal made by a committee of three persons, composed of one person selected by a vote of the majority of the dissenting shareholders; one person selected by the directors of Hibernia; and one person selected by the two persons so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the OCC, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

        The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other ArgentBank shareholders in the Merger.

        An ArgentBank shareholder must follow the exact procedure provided in 12 U.S.C. 215a in order to properly exercise his or her dissenters' rights and rights of appraisal and avoid waiver of those rights.

     THE FOREGOING SUMMARY OF THE PROVISIONS OF 12 U.S.C. 215a RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXCERPTS OF SUCH PROVISIONS SET FORTH HEREIN AS APPENDIX D.

        The cash paid to dissenting shareholders may be more or less than the value of the Hibernia Common Stock issued to those shareholders of ArgentBank who voted in favor of the Merger. Holders of ArgentBank Common Stock who exercise and perfect dissenters' rights and who receive cash for their shares will generally be subject to federal and state income tax on all or a portion of the amount of cash received. The receipt of cash for shares will be generally treated as a distribution in redemption of the shareholder's stock and, depending on the individual shareholder's circumstances, may be deemed to be a complete termination of interest, resulting in a capital gain or loss to such shareholder. The tax opinion rendered by Watkins Ludlam & Stennis, P.A. and attached hereto as Appendix C states that cash payments to dissenting shareholders are not exempt from federal or state income tax. Shareholders desiring to dissent from the Merger are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined balance sheet of Hibernia as of September 30, 1997 and income statements of Hibernia for the nine-month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 give effect to the pending merger with ArgentBank, assuming the Merger is accounted for using the pooling-of-interests method of accounting, and as if the Merger had been consummated on January 1, 1994.

         The information at September 30, 1997 and for the nine-month periods ended September 30, 1997 and 1996 in the column titled "Hibernia Corporation" is summarized from the unaudited consolidated financial statements of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         For the years ended December 31, 1996, 1995 and 1994, information in the column titled "Hibernia Corporation" is summarized from the consolidated financial statements of Hibernia contained in Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996. Information in the column titled "Restated Hibernia Corporation" reflects the impact of the merger with Executive Bancshares, Inc. on August 31, 1997, which was accounted for as a pooling of interests.

         The information contained in the column titled "ArgentBank" is based on, and should be read in conjunction with the financial statements and related notes and Management's Discussion and Analysis of Financial Condition and
Results of Operations of ArgentBank contained elsewhere in this Proxy Statement/Prospectus.

         The Pro Forma Financial Statements are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the mergers had been consummated in the past or which may be obtained in the future.

Pro Forma Combined Balance Sheet (Unaudited)

         The following unaudited pro forma combined balance sheet combines the balance sheets of Hibernia and ArgentBank as if the Merger had been effective on September 30, 1997. This unaudited pro forma combined balance sheet should be read in conjunction with the financial statements and related notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended
September    30,   1997    incorporated    by   reference    into   this   Proxy
Statement/Prospectus, and the September 30, 1997 financial statements and related notes of ArgentBank included elsewhere herein.


PRO FORMA COMBINED BALANCE SHEET
Hibernia Corporation and Subsidiaries
September 30, 1997

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PRO      PRO FORMA
                                                                   HIBERNIA                             FORMA       HIBERNIA
Unaudited ($ in thousands)                                      CORPORATION     ARGENTBANK        ADJUSTMENTS    CORPORATION
--------------------------------------------------------------------------------------------------------------------------------

ASSETS
  Cash and due from banks ..................................    $    415,518     $  24,314                      $    439,832
  Short-term investments ...................................         240,555        45,600                           286,155
  Securities available for sale ............................       2,010,247       176,117     $    36,746 (B)     2,223,110
  Securities held to maturity ..............................               -        36,633         (36,633)(B)             -
  Loans, net of unearned income ............................       7,041,630       451,360                         7,492,990
      Reserve for possible loan losses .....................        (113,796)      (10,706)              -          (124,502)
--------------------------------------------------------------------------------------------------------------------------------
          Loans, net .......................................       6,927,834       440,654               -         7,368,488
--------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment ..............................         172,620        10,652                           183,272
  Customers' acceptance liability ..........................             821             -                               821
  Goodwill .................................................         129,297        11,645                           140,942
  Other intangibles assets .................................          22,931             -                            22,931
  Other assets .............................................         161,270        12,453             (40)(B)       173,683
--------------------------------------------------------------------------------------------------------------------------------
          TOTAL ASSETS .....................................    $ 10,081,093     $ 758,068     $        73      $ 10,839,234
================================================================================================================================

LIABILITIES
  Deposits:
      Demand, noninterest-bearing ..........................    $  1,465,049     $  84,405                      $  1,549,454
      Interest-bearing .....................................       6,636,694       545,192                         7,181,886
--------------------------------------------------------------------------------------------------------------------------------
          Total Deposits ...................................       8,101,743       629,597                         8,731,340
--------------------------------------------------------------------------------------------------------------------------------
  Short-term borrowings ....................................         718,499        34,716                           753,215
  Liability on acceptances .................................             821             -                               821
  Other liabilities ........................................         142,969         7,566                           150,535
  Debt .....................................................         106,777             -                           106,777
--------------------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES ................................       9,070,809       671,879               -         9,742,688
--------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
  Preferred Stock ..........................................         100,000             -                           100,000
  Common Stock .............................................         250,919           653     $    24,916 (A)       276,488
  Surplus ..................................................         381,879        38,981         (24,916)(A)       395,944
  Retained earnings ........................................         285,596        45,553                           331,149
  Treasury stock ...........................................            (643)            -                              (643)
  Unrealized gains (losses) on securities available for sale          10,808           1,002            73 (B)        11,883
  Unearned compensation ....................................         (18,275)            -                           (18,275)
--------------------------------------------------------------------------------------------------------------------------------
          TOTAL SHAREHOLDERS' EQUITY .......................       1,010,284        86,189              73         1,096,546
--------------------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .......    $ 10,081,093     $ 758,068     $        73      $ 10,839,234
================================================================================================================================
----------------
See notes to Pro Forma Combined Balance Sheet.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED BALANCE SHEET
September 30, 1997

A. Hibernia plans to issue approximately 13,317,236 shares of Hibernia Common Stock, with an aggregate market value at the date of the Merger of $233,051,630 based upon an assumed market value of $17.50 per share, in exchange for all the outstanding shares of ArgentBank Common Stock at September 30, 1997 to effect the Merger with ArgentBank resulting in an exchange rate of 2.04. The stated value of the Hibernia Common Stock is $1.92 per share.

         In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined for the purposes of this pro forma combined balance sheet.

B. In accordance with Hibernia's investment policies, securities of $36,633,000, with a market value of $36,746,000, classified as held to maturity by ArgentBank will be reclassified by Hibernia as securities available for sale. The impact on equity of the mark-to-market, net of tax, is $73,000.

Pro Forma Combined Income Statements (Unaudited)

         The following unaudited pro forma combined income statements for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994 combine the income statements of Hibernia and ArgentBank as if the Merger had been effective on January 1, 1994 and reflect the impact of the merger with Executive Bancshares, Inc. consummated in the third quarter of 1997 as discussed in Note A to the Pro Forma Combined Income Statements. The unaudited pro forma combined income statements should be read in conjunction with the consolidated financial statements and notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996, each incorporated by reference into this Proxy Statement/Prospectus, and the financial statements and notes for the years ended December 31, 1996 and 1995 and the nine-month periods ended September 30, 1997 and 1996 of ArgentBank contained elsewhere herein. The cost associated with the Merger, estimated to be approximately $3,000,000, will be accounted for as a current period expense when incurred.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Nine months ended September 30, 1997

                                                                                                                           PRO FORMA
                                                           HIBERNIA                         HIBERNIA
Unaudited ($ in thousands, except per share data)       CORPORATION      ARGENTBANK      CORPORATION
---------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................    $     428,469     $    25,778    $     454,247
    Interest on securities available for sale ....          106,313           9,349          115,662
    Interest on securities held to maturity ......                -               -                -
    Interest on short-term investments ...........            9,651           1,362           11,013
---------------------------------------------------------------------------------------------------------
        Total interest income ....................          544,433          36,489          580,922
---------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................          210,770          14,559          225,329
    Interest on short-term borrowings ............           18,786             501           19,287
    Interest on debt .............................            1,692               -            1,692
---------------------------------------------------------------------------------------------------------
        Total interest expense ...................          231,248          15,060          246,308
---------------------------------------------------------------------------------------------------------
Net interest income ..............................          313,185          21,429          334,614
    Provision for possible loan losses ...........               64               -               64
---------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................          313,121          21,429          334,550
---------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................           51,828           2,121           53,949
    Trust fees ...................................           10,878              34           10,912
    Other service, collection and exchange charges           31,707             285           31,992
    Other operating income .......................            9,064             141            9,205
    Securities gains (losses), net ...............              372              48              420
---------------------------------------------------------------------------------------------------------
        Total noninterest income .................          103,849           2,629          106,478
---------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............          130,761           6,534          137,295
    Occupancy expense, net .......................           22,863           1,014           23,877
    Equipment expense ............................           21,098           1,096           22,194
    Data processing expense ......................           16,270           1,635           17,905
    Foreclosed property expense, net .............             (498)             40             (458)
    Amortization of intangibles ..................           10,261             216           10,477
    Other operating expense ......................           65,828           4,335           70,163
---------------------------------------------------------------------------------------------------------
        Total noninterest expense ................          266,583          14,870          281,453
---------------------------------------------------------------------------------------------------------
Income before income taxes .......................          150,387           9,188          159,575
Income tax expense ...............................           52,564           2,980           55,544
---------------------------------------------------------------------------------------------------------
Income from continuing operations ................    $      97,823     $     6,208    $     104,031
=========================================================================================================

Income from  continuing operations
    applicable to common shareholders ............    $      92,648     $     6,208    $      98,856
=========================================================================================================

Pro forma weighted average common shares .........      128,458,086      13,317,236      141,775,322
=========================================================================================================

Pro forma income per common share from
    continuing operations  (B) ...................    $        0.72                    $        0.70
=========================================================================================================
-------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Nine months ended September 30, 1996

                                                                                                                           PRO FORMA
                                                           HIBERNIA                           HIBERNIA
Unaudited ($ in thousands, except per share data)       CORPORATION       ARGENTBANK       CORPORATION
---------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................    $     348,196     $     19,779     $     367,975
    Interest on securities available for sale ....          104,309           10,435           114,744
    Interest on securities held to maturity ......                -                -                 -
    Interest on short-term investments ...........            7,618              434             8,052
---------------------------------------------------------------------------------------------------------
        Total interest income ....................          460,123           30,648           490,771
---------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................          179,351           12,574           191,925
    Interest on short-term borrowings ............           10,939                4            10,943
    Interest on debt .............................            1,248                -             1,248
---------------------------------------------------------------------------------------------------------
        Total interest expense ...................          191,538           12,578           204,116
---------------------------------------------------------------------------------------------------------
Net interest income ..............................          268,585           18,070           286,655
    Provision for possible loan losses ...........          (12,490)            (300)          (12,790)
---------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................          281,075           18,370           299,445
---------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................           42,161            1,617            43,778
    Trust fees ...................................            9,820               34             9,854
    Other service, collection and exchange charges           25,048              295            25,343
    Other operating income .......................            7,585              282             7,867
    Securities gains (losses), net ...............           (5,470)              87            (5,383)
---------------------------------------------------------------------------------------------------------
        Total noninterest income .................           79,144            2,315            81,459
---------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............          119,694            5,700           125,394
    Occupancy expense, net .......................           20,163              895            21,058
    Equipment expense ............................           22,112              830            22,942
    Data processing expense ......................           16,088            1,281            17,369
    Foreclosed property expense, net .............           (1,901)               3            (1,898)
    Amortization of intangibles ..................            3,653                -             3,653
    Other operating expense ......................           58,253            3,490            61,743
---------------------------------------------------------------------------------------------------------
        Total noninterest expense ................          238,062           12,199           250,261
---------------------------------------------------------------------------------------------------------
Income before income taxes .......................          122,157            8,486           130,643
Income tax expense ...............................           42,574            2,676            45,250
---------------------------------------------------------------------------------------------------------
                                                                                         =============
Income from continuing operations ................    $      79,583     $      5,810     $      85,393
=========================================================================================================

Income from  continuing operations
    applicable to common shareholders ............    $      79,583     $      5,810     $      85,393
=========================================================================================================

Pro forma weighted average common shares .........      127,821,487       13,317,236       141,138,723
=========================================================================================================

Pro forma income per common share from
    continuing operations  (B) ...................    $         0.62                     $        0.61
=========================================================================================================

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1996
                                                                               (A)
                                                                             RESTATED                          PRO FORMA
                                                           HIBERNIA          HIBERNIA                           HIBERNIA
Unaudited ($ in thousands, except per share data)       CORPORATION       CORPORATION       ARGENTBANK       CORPORATION
-----------------------------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................    $     477,299     $     482,488     $     27,145     $     509,633
    Interest on securities available for sale ....          138,549           140,723           13,423           154,146
    Interest on securities held to maturity ......                -                 -                -                 -
    Interest on short-term investments ...........            9,780            10,550              724            11,274
-----------------------------------------------------------------------------------------------------------------------------
        Total interest income ....................          625,628           633,761           41,292           675,053
-----------------------------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................          242,570           246,374           16,838           263,212
    Interest on short-term borrowings ............           15,288            15,287                5            15,292
    Interest on debt .............................            1,553             1,774                -             1,774
-----------------------------------------------------------------------------------------------------------------------------
        Total interest expense ...................          259,411           263,435           16,843           280,278
-----------------------------------------------------------------------------------------------------------------------------
Net interest income ..............................          366,217           370,326           24,449           394,775
    Provision for possible loan losses ...........          (12,625)          (12,460)            (300)          (12,760)
-----------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................          378,842           382,786           24,749           407,535
-----------------------------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................           58,330            58,733            2,293            61,026
    Trust fees ...................................           13,397            13,397               40            13,437
    Other service, collection and exchange charges           33,985            34,045              410            34,455
    Gain on sale of business lines ...............              517               517                -               517
    Other operating income .......................            9,436             9,664              292             9,956
    Securities gains (losses), net ...............           (5,306)           (5,306)             151            (5,155)
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest income .................          110,359           111,050            3,186           114,236
-----------------------------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............          161,170           162,882            7,651           170,533
    Occupancy expense, net .......................           26,959            27,232            1,182            28,414
    Equipment expense ............................           28,735            29,052            1,202            30,254
    Data processing expense ......................           20,234            20,426            1,797            22,223
    Foreclosed property expense, net .............           (1,743)           (1,736)               -            (1,736)
    Amortization of intangibles ..................            7,290             7,334                -             7,334
    Other operating expense ......................           77,088            78,064            4,781            82,845
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense ................          319,733           323,254           16,613           339,867
-----------------------------------------------------------------------------------------------------------------------------
Income before income taxes .......................          169,468           170,582           11,322           181,904
Income tax expense ...............................           59,518            59,865            3,584            63,449
-----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations ................    $     109,950     $     110,717     $      7,738     $     118,455
=============================================================================================================================

Income from  continuing operations
    applicable to common shareholders ............    $     108,210     $     108,977     $      7,738     $     116,715
=============================================================================================================================

Pro forma weighted average common shares .........      126,765,513       127,927,193       13,317,236       141,244,429
=============================================================================================================================

Pro forma income per common share from
    continuing operations  (B) ...................    $        0.85     $        0.85                      $        0.83
=============================================================================================================================
---------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1995
                                                                               (A)
                                                                             RESTATED                          PRO FORMA
                                                           HIBERNIA          HIBERNIA                           HIBERNIA
Unaudited ($ in thousands, except per share data)       CORPORATION       CORPORATION       ARGENTBANK       CORPORATION
-----------------------------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................    $     389,609     $     394,278     $     22,722     $     417,000
    Interest on securities available for sale ....           49,632            50,546           14,543            65,089
    Interest on securities held to maturity ......          116,237           117,110                -           117,110
    Interest on short-term investments ...........            7,368             7,603              904             8,507
-----------------------------------------------------------------------------------------------------------------------------
        Total interest income ....................          562,846           569,537           38,169           607,706
-----------------------------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................          226,669           229,592           14,833           244,425
    Interest on short-term borrowings ............           13,791            13,809                1            13,810
    Interest on debt .............................            1,630             1,827                -             1,827
-----------------------------------------------------------------------------------------------------------------------------
        Total interest expense ...................          242,090           245,228           14,834           260,062
-----------------------------------------------------------------------------------------------------------------------------
Net interest income ..............................          320,756           324,309           23,335           347,644
    Provision for possible loan losses ...........            1,140             1,260           (1,000)              260
-----------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................          319,616           323,049           24,335           347,384
-----------------------------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................           48,715            49,063            2,071            51,134
    Trust fees ...................................           12,498            12,498                -            12,498
    Other service, collection and exchange charges           28,673            28,818              460            29,278
    Gain on divestiture of banking offices .......            2,361             2,361                -             2,361
    Gain on sale of business lines ...............            3,402             3,402                -             3,402
    Other operating income .......................            8,317             8,450               81             8,531
    Securities gains (losses), net ...............              248               227              579               806
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest income .................          104,214           104,819            3,191           108,010
-----------------------------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............          136,804           138,077            7,336           145,413
    Occupancy expense, net .......................           26,501            26,761            1,096            27,857
    Equipment expense ............................           21,648            21,968            1,036            23,004
    Data processing expense ......................           19,373            19,493            1,457            20,950
    Foreclosed property expense, net .............             (699)             (693)               3              (690)
    Amortization of intangibles ..................            3,709             3,709                -             3,709
    Other operating expense ......................           76,742            77,522            4,808            82,330
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense ................          284,078           286,837           15,736           302,573
-----------------------------------------------------------------------------------------------------------------------------
Income before income taxes .......................          139,752           141,031           11,790           152,821
Income tax expense ...............................           10,867            11,333            3,716            15,049
-----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations ................    $     128,885     $     129,698     $      8,074     $     137,772
=============================================================================================================================

Income from  continuing operations
    applicable to common shareholders ............    $     128,885     $     129,698     $      8,074     $     137,772
=============================================================================================================================

Pro forma weighted average common shares .........      126,880,767       128,042,447       13,317,236       141,359,683
=============================================================================================================================

Pro forma income per common share from
    continuing operations  (B) ...................    $        1.02     $        1.01                      $        0.97
=============================================================================================================================
---------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1994
                                                                               (A)
                                                                             RESTATED                          PRO FORMA
                                                           HIBERNIA          HIBERNIA                           HIBERNIA
Unaudited ($ in thousands, except per share data)       CORPORATION       CORPORATION       ARGENTBANK       CORPORATION
-----------------------------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................    $     307,545     $     311,134     $     18,106     $     329,240
    Interest on securities available for sale ....           53,134            55,107           16,121            71,228
    Interest on securities held to maturity ......          111,325           111,325                -           111,325
    Interest on short-term investments ...........            7,941             8,105              454             8,559
-----------------------------------------------------------------------------------------------------------------------------
        Total interest income ....................          479,945           485,671           34,681           520,352
-----------------------------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................          169,633           171,887           11,877           183,764
    Interest on short-term borrowings ............            6,225             6,226               11             6,237
    Interest on debt .............................            2,971             3,161                -             3,161
-----------------------------------------------------------------------------------------------------------------------------
        Total interest expense ...................          178,829           181,274           11,888           193,162
-----------------------------------------------------------------------------------------------------------------------------
Net interest income ..............................          301,116           304,397           22,793           327,190
    Provision for possible loan losses ...........          (17,869)          (17,826)          (2,091)          (19,917)
-----------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................          318,985           322,223           24,884           347,107
-----------------------------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................           47,139            47,499            1,952            49,451
    Trust fees ...................................           13,092            13,092                4            13,096
    Other service, collection and exchange charges           22,487            22,503              566            23,069
    Other operating income .......................           12,129            12,329              100            12,429
    Securities gains (losses), net ...............           (1,669)           (1,672)             496            (1,176)
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest income .................           93,178            93,751            3,118            96,869
-----------------------------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............          133,002           134,111            7,500           141,611
    Occupancy expense, net .......................           28,338            28,537            1,419            29,956
    Equipment expense ............................           17,871            18,108            1,058            19,166
    Data processing expense ......................           21,231            21,331            1,214            22,545
    Foreclosed property expense, net .............           (7,064)           (7,034)               2            (7,032)
    Amortization of intangibles ..................           23,231            23,231                -            23,231
    Other operating expense ......................           86,309            87,128            5,087            92,215
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense ................          302,918           305,412           16,280           321,692
-----------------------------------------------------------------------------------------------------------------------------
Income before income taxes .......................          109,245           110,562           11,722           122,284
Income tax expense ...............................            7,785             8,227            3,720            11,947
-----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations ................    $     101,460     $     102,335     $      8,002     $     110,337
=============================================================================================================================

Income from  continuing operations
    applicable to common shareholders ............    $     101,460     $     102,335     $      8,002     $     110,337
=============================================================================================================================

Pro forma weighted average common shares .........      127,595,944       128,757,624       13,317,236       142,074,860
=============================================================================================================================

Pro forma income per common share from
    continuing operations  (B) ...................    $        0.80     $        0.79                      $        0.78
=============================================================================================================================
---------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED INCOME STATEMENTS

A. On August 31, 1997, Hibernia Corporation merged with Executive Bancshares, Inc. in a transaction accounted for as a pooling of interests. Hibernia issued 1,161,680 shares of Hibernia Common Stock in such transaction, with a market value of $16,837,390.

B. Hibernia expects to achieve savings through reductions in operating costs in connection with the Merger. The majority of savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.


                       CERTAIN INFORMATION ABOUT HIBERNIA

     Hibernia is a Louisiana corporation registered under the BHCA. As of September 30, 1997, Hibernia had total consolidated assets of approximately $10.1 billion and shareholders' equity of approximately $1 billion. As of September 30, 1997, Hibernia was based on total assets, the largest bank holding company headquartered in Louisiana. Hibernia currently has two banking subsidiaries, HNB, a national banking association that provides retail and commercial banking services through approximately 202 banking offices throughout Louisiana and ranked, on the basis of total assets, as the largest bank headquartered in Louisiana, and HNBT, which provides retail and commercial banking services through 12 banking offices in four Texas counties. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533- 5532.

     Further information concerning the business of Hibernia, its financial condition, management, principal shareholders, its merger activity, payment of dividends and certain other information has been incorporated by reference into this Proxy Statement/Prospectus. See "Available Information" and "Incorporation by Reference."

Supervision and Regulation

        General. As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of or notification to the Federal Reserve Board depending on the transaction. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

        Hibernia's banking subsidiaries, HNB and HNBT, are national banking associations subject to the regulation and supervision of the OCC. HNB and HNBT are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB and HNBT. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     Payment of Dividends. Hibernia generally depends upon payment of dividends by HNB and HNBT in order to pay dividends to its shareholders and to meet its other needs for cash to pay expenses. Hibernia derives substantially all of its income from the payment of dividends by HNB and HNBT, and its ability to pay dividends is affected by the ability of HNB and HNBT to pay dividends. HNB and HNBT are subject to various statutory restrictions on their ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $221 million and by HNBT was approximately $4.6 million at September 30, 1997. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends if the payment of the dividend would deplete a bank's capital to an inadequate level. The ability of HNB and HNBT to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein.

        In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

        Restrictions on Extensions of Credit. HNB and HNBT are subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's and HNBT's capital and surplus.

Merger Activity

        In 1996, Hibernia completed five acquisitions, two in Louisiana and one in Texas which were accounted for as poolings of interests, and two in Louisiana which were accounted for as purchase transactions. On August 31, 1997 Hibernia consummated the acquisition of Executive Bancshares, Inc. ("Executive") in a transaction accounted for as a pooling of interests. Executive operates 3 banking offices in northeast Texas and had $138 million in consolidated assets and $8 million in shareholders' equity as of June 30, 1997. On November 7, 1997 Hibernia consummated the acquisition of Unicorp Bancshares - Texas, Inc. ("Unicorp") which was also accounted for as a pooling of interests. Unicorp operates 3 banking offices in southeast Texas and has $119 million in consolidated assets and $7 million in shareholders' equity as of September 30, 1997.

     Hibernia has also entered into definitive merger agreements with two other financial institutions in addition to ArgentBank: Northwest Bancshares of Louisiana, Inc. ("Northwest") and Firstshares of Texas, Inc. ("Firstshares") in northeast Texas. As of September 30, 1997 Northwest had total consolidated assets of $105 million and total shareholders' equity of $12 million. On such date Firstshares had $289 million of total consolidated assets and $25 million in shareholder' equity. The consummation of each of the two pending transactions is subject to certain conditions, similar to the conditions to the Merger described herein. These pending transactions may be consummated, if at all, before or after consummation of the Merger. Shareholders of ArgentBank will not have the right to vote on any of the other pending transactions. Additional information on Hibernia's merger activity since mid-1994 may be found in documents incorporated by reference herein. See "Available Information" and "Incorporation by Reference."



                      CERTAIN INFORMATION ABOUT ARGENTBANK


General

        ArgentBank is a Louisiana state nonmember bank established in 1910 and headquartered in Thibodaux, Louisiana. At September 30, 1997 ArgentBank had total assets of approximately $758 million and total shareholders' equity of approximately $86.2 million.

        ArgentBank is community oriented and focuses primarily on offering real estate, commercial, consumer and mortgage loans and deposit services to individuals and small to middle market businesses in its market area. Other services provided include checking, time deposit and savings accounts, safe deposit vaults, installment collections, cash management and government and municipal bond transactions. ArgentBank's operating strategy is to provide its customers with the financial sophistication and breadth of products of a regional bank while successfully retaining the local appeal and level of service of a community bank.

        Citizens Bank of Lafourche was organized on April 19, 1910. On February 28, 1929 Citizens Bank of Lafourche and the Bank of Lafourche merged and became Citizens Bank & Trust Company. Citizens Bank & Trust Company merged with Lafourche National Bank on October 1, 1987 and changed its name to First Interstate Bank of Southern Louisiana. At the time of the acquisition, Lafourche National Bank had total assets of approximately $115 million, total deposits of approximately $104 million, total loans of approximately $51 million, seven banking facilities and two ATMs.

        In May 1990, First Interstate Bank of Southern Louisiana acquired certain assets and accrued the insured deposits of Peoples Federal Savings and Loan Association, Thibodaux, Louisiana from the Resolution Trust Corporation. As a result of this transaction, First Interstate Bank of Southern Louisiana acquired approximately $18 million in total assets and $17 million in total deposits.

        In April 1993, First Interstate Bank of Southern Louisiana changed its name to ArgentBank.

        In June 1997, ArgentBank acquired Assumption Bank located in Napoleonville, Louisiana. At the time of acquisition, Assumption Bank had consolidated assets of approximately $112 million, total deposits of approximately $101 million, total loans of approximately $61 million, five banking facilities and five ATMs. The acquisition gave ArgentBank 20 total banking facilities (after closing two branches) and 18 ATMs (after closing 2
ATMs), and as of June 30, 1997 increased its total assets to approximately $759.6 million, total deposits to approximately $641 million and total loans to approximately $437 million.

Business

        ArgentBank  is  a  commercial  bank  having  its  principal  offices  in
Thibodaux, Louisiana. During 1996 ArgentBank opened two new full-service branches in Terrebonne Parish, closed its Baton Rouge and New Orleans branches, selling the associated deposits and building facilities. ArgentBank continues to operate loan production offices servicing the Baton Rouge and New Orleans areas. During 1996 and 1997, ArgentBank installed six new ATMs giving ArgentBank a total of eighteen currently throughout the region.
 The acquisition of Assumption Bank resulted in the addition of four full-service branches in Assumption Parish, Louisiana and one branch in LaPlace, Louisiana.

        Both federal and state laws extensively regulate various aspects of the banking industry, including requirements regarding the maintenance of reserves against deposits, limitations on the rates that can be charged on loans, and restrictions on the nature and amounts of loans and investments that can be made.

        As a state bank, ArgentBank is subject to the supervisory authority of the Louisiana Commissioner of Financial Institutions, whose office conducts periodic examinations of ArgentBank. As a federally-insured bank, ArgentBank is also subject to supervision and regulation by the FDIC. The foregoing regulation is primarily intended to protect ArgentBank's creditors and depositors rather than ArgentBank's security holders. ArgentBank is subject to the Exchange Act and files reports with the FDIC under provisions of the Exchange Act.

Competition

        The relevant geographic market for ArgentBank consists of (i) the Houma-Thibodaux MSA which consists of Lafourche and Terrebonne Parishes; (ii) Assumption Parish; (iii) the southwestern corner of Ascension Parish, (iv) the eastern tip of St. Mary Parish, (v) the southeastern corner of Iberville Parish, and (vi) the eastern portion of St. John the Baptist Parish. Other organizations in the MSA and neighboring parishes provide services similar to those provided by ArgentBank. Competition is active in every service offered by ArgentBank as numerous banks and other financial institutions in the service area make loans and accept deposits. Competition in Lafourche Parish includes 30 competitor bank offices and 4 credit unions; in Terrebonne Parish competition includes 30 competitor bank offices, 3 savings banks and 6 credit unions; Assumption Parish has 4 competitor bank offices and 1 credit union; Ascension Parish includes 13 competitor bank offices and 10 credit unions; St. Mary Parish has 22 competitor bank offices, 4 savings banks and 4 credit unions; Iberville Parish includes 13 competitor banks and 3 credit unions; and St. John the Baptist Parish has 10 competitor bank offices and 2 credit unions.

Seasonality of Business and Customer Concentration

        ArgentBank's deposits represent a cross-section of the area's economy, and there is no material concentration of deposits from any single customer or group of customers. No significant portion of ArgentBank's loans is concentrated within a single industry or group of related industries. Historically, the business of ArgentBank has not been seasonal in nature and management of the Bank does not anticipate any seasonal trends in the future. ArgentBank does not rely on foreign sources of funds or income.

Employees

        As of the date of this Proxy Statement/Prospectus, ArgentBank employed 218 full-time employees and 72 part-time employees.

Properties

        The main office of ArgentBank is located at 203 W. Second, Thibodaux, Louisiana. Within Lafourche Parish, ArgentBank has ten full service facilities and one drive-up facility. Currently, ArgentBank has eighteen ATMs, four branch locations in Terrebonne Parish, and five locations in Assumption Parish, four of which operate as full service facilities and one drive up facility. ArgentBank also has one branch facility in St. John the Baptist Parish. ArgentBank also currently operates loan production offices in Baton Rouge and Harahan, Louisiana. ArgentBank has four facilities which are used for operations and off-site storage. Of the other aforementioned operating branches, five are under leases which extend to the years 1998, 2000, 2001 and 2005, with options in favor of ArgentBank existing to extend the leases. ArgentBank built two new branches in Terrebonne Parish which were opened in 1996, one of which is located on leased property and the other on property purchased by ArgentBank. ArgentBank also owns two additional parcels of land, one used for a parking lot and the other for possible expansion.

Legal Proceedings

        There are no material legal proceedings pending to which ArgentBank is a party to or which any of its properties are subject.

Stock Prices and Dividends

        The table below presents the high and low market prices and dividend information for shares of ArgentBank Common Stock. Until February 21, 1997, ArgentBank was traded on the NASDAQ Stock Market System under the trading symbol "ARGT." Since February 21, 1997, ArgentBank has traded on the American Stock Exchange under the trading symbol "AGB." On October 17, 1995, the Board of
Directors declared a two-for-one stock split to shareholders of record on October 31, 1995. On July 20, 1993, the Board of Directors declared a four-for-one stock split. As of [a recent date] 1997, the number of shareholders of record of ArgentBank stock was 3,284 [approximate].

                                  Market Values
                                   & Dividends

                                High    Low     Cash Dividend

        1997:
        March 31                $20.25  $17.25          $ .14
        June 30                  22.25   19.63            .14
        September 30             33.38   21.75            .14
        December __              -----   -----            .15

        1996:
        March 31                $24.50  $20.25          $ .13
        June 30                  22.00   18.50            .13
        September 30             21.00   17.25            .13
        December 31              19.00   17.25            .13

        1995:
        March 31                $13.88  $12.38          $ .11
        June 30                  19.13   13.88            .11
        September 30             22.50   18.13            .13
        December 31              25.00   20.50            .13

        The price of a share of ArgentBank Common Stock on July 15, 1997 (the last trading day prior to the public announcement of the Merger on July 16) was $22.50, and on ________ __, 1997 was $_____.


Securities Ownership of Principal Shareholders and Management

     The following table describes the ownership and beneficial ownership of ArgentBank Common Stock by principal shareholders and management as of the date of this Proxy Statement/Prospectus:

                                                                                     Number of       % of Shares
                                                                                     Shares Owned    Owned
                                                                                     Beneficially    Beneficially
                                                                    Has served       (Direct or      (Direct or
                                Principal Occupation For            as a Director    Indirect) as    Indirect) as
Directors' Names        Age     The Last Five Years                 since            of 08/19/97**   of 08/19/97+


J. Alvin Badeaux, Jr.    56     President, Badeaux Engineers, Inc.  10/01/1987        24,452(1)     *
Perry A. Blanchard, Sr.  60     President, P.A. Blanchard, Inc.     07/18/1989         3,200(2)     *
Harold M. Block          52     Attorney, Block and Bouterie        05/20/1980        27,080(3)     *
Joseph E. Boudreaux      55     AFLAC Associate (Insurance)         10/01/1987         2,400        *
Bonnie E. Brady          35     Assistant to President,MobileTel    07/22/1996         1,502        *
Weber L. Callais         83     President, Golden Meadow            03/21/1972         7,360(4)     *
                                  Boat Rental, Inc
Paul B. Candies          56     President, Otto Candies Inc.        03/21/1972       137,411(5)     2.11
Patrick E. Cancienne, Sr.68     President, Savoie Industries, Inc.  06/17/1997         4,023        *
Brian P. Cheramie        44     CEO-Gilbert Cheramie Boat Rentals,  07/22/1996         8,880        *
                                  Inc.
Elie J. Cheramie         82     President, Andrew Cheramie          03/21/1972        21,040(6)     *
                                  Marsh Buggies, Inc.
Garret H. Danos          47     President, Danos & Curole           02/14/1995         3,400        *
                                  Marine Contractors, Inc
Kevin J. Gaubert         68     President, Gaubert Oil Co., Inc.    09/21/1976        23,218(7)     *
Carl E. Heck             87     President, Carl Heck Engineers, Inc.06/21/1961        19,916(8)     *
Randall E. Howard        49     President and CEO, ArgentBank       04/18/1989        15,170 (9)    *
Irving E. Legendre, Jr.  62     President, Lafourche Sugars Corp.   07/18/1989        11,727(10)    *
                                  & Legendre Land Corp.
James T. Lytal, III      55     President, Lytal Marine Operators   01/19/1982        19,560        *
                                  Inc. & Lytal Offshore, Inc.
James R. Peltier         66     Chairman, ArgentBank (from 5/16/94) 12/16/1980       163,202(11)    2.50
                                  Oral and Maxillofacial Surgeon (retired)
Stephen G. Peltier       44     President, Peltier, Morvant,        06/17/1997        39,925(12)    *
                                  & Cavell
Alfred G. Robichaux, Jr. 68     Real Estate & Insurance Consultant  10/01/1987         8,808        *
David J. Robichaux, Jr.  62     President, Low Land                 08/19/1980         4,768        *
                                  Construction Co., Inc.
                                President, Robichaux Land, Inc.
Donald J. Rouse          40     President, Rouse Enterprises, Inc.  03/20/1990        63,218(13)    *
Vernon E. Toups, Jr.     55     Manager, Brown's Velvet Dairy       05/19/1992        11,000(14)    *
                                  President, Acadia Dairy, Inc.

22 Directors and  Executive  Officers as a Group                    Total            618,756        9.48%

* less than one percent
** Constitutes Sole Ownership unless otherwise indicated.
+ Based upon 6,527,728 shares outstanding.


(1) Mr. Badeaux has voting and investment powers with respect to 1,070 shares of which he is named owner and has power of attorney over his father who has usufruct; and has sole voting and investment powers with respect to 3,210 shares owned by his siblings over which he has power of attorney.

(2) Mr. Blanchard has shared voting and investment powers with respect to 1,600 shares owned by his wife.

(3) Includes 11,010 shares of which Harold Block has shared voting and investment powers, and 10,566 shares owned by wife, Jane W. Block for which he has power of attorney (and voting and investment powers) and 2,504 shares by a Foundation of which he has shared investment powers and shared voting power with Kevin Gaubert.

(4) Mr. Callais has voting power with respect to 800 shares owned by his deceased wife's estate.

(5) Mr. Candies has shared voting and investment power with respect to 1,132 shares owned by his wife.

(6) Mr. Cheramie shares voting and investment power with respect to 9,600 shares owned with his wife as tenants in common, and with respect to 200 shares owned by his wife.

(7) Mr. Gaubert and Harold M. Block have shared investment and voting powers with respect to 2,504 shares owned by a Foundation.

(8) Mr. Heck has sole voting and investment powers over 1,200 shares owned by adult children for which he has usufruct.

(9) Includes 3,170 shares owned by Randall E. Howard in his ArgentBank 401-K Pension Plan of which he has voting power.

(10) Mr. Legendre has voting and investment powers with respect to 1,600 shares owned by Legendre Land Corporation, of which he is President.

(11) Mr. Peltier has shared voting and investment powers with respect to 800 shares owned by his wife and sole voting and investment power with respect to 30,152 shares owned by adult child for which he has power of attorney with no maturity.

(12) Mr. Peltier has shared voting and investment powers with respect to 2,416 shares owned by wife, and sole voting and investment powers with respect to 6,824 shares owned by minor children which he is custodian, and 2,115 shares owned by a major child which he is agent and attorney-in-fact.

(13) Mr. Rouse has shared voting and investment power with respect to 2,800 shares owned with his wife as tenants in common, and sole voting and investment powers with respect to 10,000 shares owned by Rouse Enterprises, Inc. of which Mr. Rouse is the President and with respect to 1,080 shares owned by minor children.

(14) Mr. Toups has shared voting and investment power with respect to 2,000 shares owned by wife.

ArgentBank, as of the Record Date, has no knowledge that any person beneficially owned, directly or indirectly, more than five percent of the outstanding common stock of ArgentBank.

There are no family relationships among the Board of Directors except Stephen Peltier is James R. Peltier's nephew.


                               VALIDITY OF SHARES

     The validity of the shares of Hibernia Common Stock offered hereby has been passed upon by Patricia C. Meringer, Corporate Counsel and Secretary of Hibernia. As of the date of this Proxy Statement/Prospectus, Ms. Meringer owns 21,848 shares of Hibernia Common Stock and held options to purchase shares of Hibernia Common Stock of which options to acquire 18,037 shares are currently exercisable.

                                     EXPERTS

        ArgentBank: The financial statements of ArgentBank included in this Proxy Statement/Prospectus for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors as stated in their report appearing elsewhere herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     Hibernia: The consolidated financial statements of Hibernia incorporated by reference in Hibernia's Annual Report(Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                                  OTHER MATTERS

        Management knows of no other matters that may be brought before the Meeting. However, if any matter other than the Merger or matters incident thereto should come before the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.


                        INDEX TO FINANCIAL STATEMENTS
                                       OF
                                   ARGENTBANK


Index to Financial Statements                                    F-1


Audited Financial Statements for the year ended
        December, 1996 and 1995


Report of Independent Public Accountants                         F-2

Statements of Condition (Balance Sheets)                         F-3

Statements of Income                                             F-4

Statement of Shareholders' Equity                                F-5

Statements of Cash Flows                                         F-6

Notes to Financial Statements                                    F-7


Unaudited Financial Statement for the nine-month period ended
        September 30, 1997 and 1996


Comparative Statement of Condition                               F-19

Statement of Income                                              F-20

Notes to Financial Statements                                    F-22

                         ARGENTBANK FINANCIAL STATEMENTS



Board of Directors and Shareholders
ArgentBank
Thibodaux, Louisiana

         We have audited the accompanying statements of condition of ArgentBank as of December 31, 1996 and 1995, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of ArgentBank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of ArgentBank at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s Deloitte & Touche LLP
New Orleans, Louisiana

January 17, 1997




                                              Statements of Condition



December 31, (in thousands, except shares of stock)                          1996           1995
----------------------------------------------------------------------------------------------------
ASSETS:
  Cash and due from banks .........................................     $  20,331      $  25,436
  Federal funds sold ..............................................        20,950          7,350
----------------------------------------------------------------------------------------------------
     TOTAL CASH AND CASH EQUIVALENTS ..............................        41,281         32,786

  Securities:
     Held-to-maturity securities (approximate market value of
         $42,465 and $86,346 in 1996 and 1995, respectively) ......        42,433         86,461
     Available-for-sale securities (amortized cost of $150,080 and
         $144,741 in 1996 and 1995, respectively) .................       150,226        146,851
----------------------------------------------------------------------------------------------------
        TOTAL SECURITIES ..........................................       192,659        233,312

  Loans, net of unearned discount .................................       345,713        288,479
     Less: Allowance for loan losses ..............................       (10,427)       (10,553)
----------------------------------------------------------------------------------------------------

        LOANS, NET ................................................       335,286        277,926
  Accrued interest receivable .....................................         3,980          4,470
  Other real estate, net ..........................................       - - - -             54
  Bank premises and equipment, net ................................         9,855          8,496
  Other assets ....................................................         6,893          5,043
----------------------------------------------------------------------------------------------------
TOTAL ASSETS ......................................................     $ 589,954      $ 562,087
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
  Deposits:
    Non-interest-bearing ..........................................     $  82,693      $  77,291
    Interest-bearing ..............................................       433,795        412,877
----------------------------------------------------------------------------------------------------

        TOTAL DEPOSITS ............................................       516,488        490,168
  Accrued interest payable ........................................         4,026          3,803
  Other liabilities ...............................................         1,777          1,613
----------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES .........................................       522,291        495,584
----------------------------------------------------------------------------------------------------
  Commitments and Contingencies (Note 13) .........................       - - - -        - - - -

  SHAREHOLDERS' EQUITY:
  Common stock, $.10 par value: 10,000,000 shares authorized,
    5,863,668 shares outstanding in 1996, and 5,975,464 shares
    outstanding in 1995 ...........................................           586            598
  Capital surplus .................................................        25,079         25,176
  Net unrealized gains on available-for-sale securities, net of tax            96          1,392
  Retained earnings ...............................................        41,902         39,337
----------------------------------------------------------------------------------------------------
      TOTAL SHAREHOLDERS' EQUITY ..................................        67,663         66,503
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ........................     $ 589,954      $ 562,087
====================================================================================================
------------
See notes to financial statements

                                               Statements of Income





December 31, (in thousands, except per share data)
                                                  1996          1995         1994
---------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees .................     $ 27,145      $ 22,722      $ 18,106
  Securities:
    Taxable .............................       12,630        13,596        15,185
    Non-taxable .........................          793           947           936
  Federal funds sold ....................          724           904           451
  Deposits in other banks ...............      - - - -       - - - -             3
---------------------------------------------------------------------------------------
    TOTAL INTEREST INCOME ...............       41,292        38,169        34,681
  Interest expense-deposits .............       16,843        14,834        11,888
---------------------------------------------------------------------------------------
    NET INTEREST INCOME .................       24,449        23,335        22,793
  Provision for (recovery of) loan losses         (300)       (1,000)       (2,091)
---------------------------------------------------------------------------------------
    NET INTEREST INCOME AFTER PROVISION
       FOR LOAN LOSSES ..................       24,749        24,335        24,884
---------------------------------------------------------------------------------------
  NON-INTEREST INCOME:
    Customer service fees ...............        2,703         2,531         2,518
    Securities gains, net ...............          151           579           496
    Other ...............................          332            81           104
---------------------------------------------------------------------------------------
      TOTAL NON-INTEREST INCOME .........        3,186         3,191         3,118
---------------------------------------------------------------------------------------
  NON-INTEREST EXPENSE:
    Salaries and employee benefits ......        7,651         7,336         7,500
    Net occupancy expense ...............        2,384         2,132         2,477
    Data processing .....................        1,797         1,457         1,214
    Expenses related to other real estate      - - - -             3             2
    Other ...............................        4,781         4,808         5,087
---------------------------------------------------------------------------------------
      TOTAL NON-INTEREST EXPENSE ........       16,613        15,736        16,280
---------------------------------------------------------------------------------------
  INCOME BEFORE INCOME TAXES ............       11,322        11,790        11,722
  Income taxes ..........................        3,584         3,716         3,720
---------------------------------------------------------------------------------------
  NET INCOME ............................     $  7,738      $  8,074      $  8,002
=======================================================================================

  PER SHARE DATA:
    Net income per Common Share .........     $   1.31      $   1.35      $   1.34
----------
See notes to financial statements

                                        Statements of Shareholders' Equity





                                                                                                         Net
                                                                                                     Unrealized
                                                                                                       Holding
                                                                                                        Gains            Total
                                                 Common       Stock       Capital      Retained      (Losses) on      Shareholders
(in thousands, except per share data)            Shares      Amount       Surplus      Earnings      Securities         ' Equity
-------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1994 ..................       2,988     $    299     $ 15,475     $ 38,309      $- - - -       $ 54,083
Unrealized holding gains (losses) on
        securities at adoption of SFAS No .
                                                                                                       1,975          1,975
Cash dividends on common stock, $.74
      per share ...........................                                             (2,211)                      (2,211)
Transfer of retained earnings to capital
      surplus .............................                                10,000      (10,000)                     - - - -
Change in unrealized gains (losses) on
  available-for-sale securities, net of tax                                                           (2,827)        (2,827)
Net income ................................                                              8,002                        8,002
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994 ................       2,988          299       25,475       34,100          (852)        59,022
-------------------------------------------------------------------------------------------------------------------------------
Effect of stock split (2 for 1) ...........       2,987          299         (299)                                  - - - -
Cash dividends on common stock, $.48
      per share ...........................                                             (2,837)                      (2,837)
Change in unrealized gains (losses) on
  available-for-sale securities, net of tax                                                            2,244          2,244
Net income ................................                                                            8,074          8,074
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995 ................       5,975          598       25,176       39,337         1,392         66,503
-------------------------------------------------------------------------------------------------------------------------------
Common stock purchased & retired ..........        (111)         (12)         (97)      (2,103)                      (2,212)
Cash dividends on common stock, $.52
      per share ...........................                                             (3,070)                      (3,070)
Change in unrealized gains (losses) on
  available-for-sale securities, net of tax                                                           (1,296)        (1,296)
Net income ................................                                              7,738                        7,738
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996 ................       5,864     $    586     $ 25,079     $ 41,902      $     96       $ 67,663
===============================================================================================================================
---------------
See notes to financial statements.




                                             Statements of Cash Flows


Years Ended December 31, (in thousands):                                        1996           1995           1994
-----------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
Net income ...........................................................     $   7,738      $   8,074      $   8,002
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Gain on sales of securities ......................................          (151)          (579)          (496)
    Premium amortization (discount accretion) on securities, net .....           489           (966)            83
    Provision for loan losses ........................................          (300)        (1,000)        (2,091)
    Provision for deferred taxes .....................................            26           (378)          (209)
    Accretion of deferred loan fees ..................................          (205)           (91)          (178)
    Loan origination costs capitalized ...............................          (160)          (130)          (125)
    Provision for losses on other real estate and repossessed assets .       - - - -        - - - -            286
    Loss on disposition of assets ....................................           189        - - - -            101
    Depreciation and amortization ....................................           992            878            869
    Change in accrued interest receivable ............................           471           (868)           594
    Change in accrued interest payable ...............................           222          1,701            368
    Change in other liabilities ......................................           164            484            328
-----------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Operating Activities ............................         9,286          7,125          7,532
-----------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
    Proceeds from maturities or call of held-to-maturity securities ..        51,146         52,802         78,149
    Proceeds from sales or maturities of available-for-sale securities        85,360         88,004        107,274
    Purchases of held-to-maturity securities .........................        (7,029)        (2,855)       (58,443)
    Purchases of available-for-sale securities .......................       (91,127)       (87,981)       (93,824)
    Proceeds from maturities of interest-bearing deposits ............       - - - -        - - - -            130
    Net loan principal originations ..................................       (57,242)       (57,589)       (31,079)
    Loan origination fees received ...................................           547            380            332
    Proceeds from sales of other real estate .........................            62            270            120
    Proceeds from sales of bank premises and equipment ...............            44            127             58
    Purchases of bank premises and equipment .........................        (3,307)        (1,485)        (1,216)
    Change in other assets ...........................................        (1,189)           213           (335)
    Net cash paid in connection with branch sales ....................        (5,391)       - - - -        - - - -
                                                                                                         ---------
Net Cash (Used In) Provided By Investing Activities ..................       (28,126)        (8,114)         1,166
-----------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
    Net increase (decrease) in deposits ..............................        32,617          3,245         (1,591)
    Purchase and retirement of common stock ..........................        (2,212)       - - - -        - - - -
    Dividends paid ...................................................        (3,070)        (2,838)        (2,211)
-----------------------------------------------------------------------------------------------------------------------
Net Cash Provided By (Used In) Financing Activities ..................        27,335            407         (3,802)
-----------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents .................         8,495           (582)         4,896
Cash and Cash Equivalents, Beginning of Year .........................        32,786         33,368         28,472
-----------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, End of Year ...............................     $  41,281      $  32,786      $  33,368
=======================================================================================================================
--------------
See notes to financial statements.

                          Notes to Financial Statements

                  Years ended December 31, 1996, 1995 and 1994


         1.       Summary of Significant Accounting and Reporting Policies

         The accounting and reporting policies of ArgentBank conform with generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

         Description of Business. ArgentBank operates as a full-service financial institution in three parishes of Southern Louisiana. During 1996, two new full-service branches were opened in Terrebonne Parish. ArgentBank sold the New Orleans and Baton Rouge branch deposits and building facilities in 1996. ArgentBank continues to operate loan production offices in both areas.

         ArgentBank is community oriented and focuses primarily on utilizing its assets for maximum return to the shareholders through sound banking practices. ArgentBank's operating strategy is to serve the financial needs of the markets that it serves through prudent lending, investment policies and deposit services.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Securities. In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities". This statement requires that only debt securities that ArgentBank has the positive intent and ability to hold to maturity be classified as held-to-maturity and reported at amortized cost; all other debt securities are reported at fair value. SFAS No. 115 further requires that realized and unrealized gains and losses on securities classified as trading account assets shall be recognized in current operations. Securities not classified as held-to-maturity or trading are classified as available-for-sale, with the related unrealized gains and losses excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. ArgentBank adopted SFAS No. 115 effective January 1, 1994. At January 1, 1994, adopting SFAS No. 115 resulted in a $1,975,000 unrealized gain being recorded in shareholders' equity.

         Held-to-maturity securities are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Premiums and discounts are amortized and accreted to operations using the level yield method, adjusted for prepayments as applicable. Management has the intent and ArgentBank has the ability to hold these assets as long-term investments until their estimated maturities. Under certain circumstances (including the deterioration of the issuer's credit worthiness or a change in tax law or statutory or regulatory requirements), held-to-maturity securities may be sold or transferred to another portfolio.

         Available-for-sale securities are carried at fair value. Unrealized gains and losses are excluded from earnings and reported net of tax, as a separate component of shareholders' equity until realized. Securities within the available-for-sale portfolio may be used as part of ArgentBank's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic factors.

         Loans. Loans are stated at the principal amount outstanding, net of unearned discount and fees. Unearned discount relates principally to consumer installment loans. The related interest income is recognized utilizing methods which approximate the interest method. When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Interest accrued during prior periods is charged to allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

         ArgentBank considers a loan to be impaired when, based upon current information and events, it believes it is probable that ArgentBank will be unable to collect all amounts due according to the contractual terms of the loan agreement. ArgentBank's impaired loans include troubled debt restructurings, and performing and non-performing major loans for which full payment of principal or interest is not expected. ArgentBank calculates a reserve required for impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of its collateral.

         Loan  origination  fees  and  certain  direct   origination  costs  are
generally recognized over the life of the related loan as an adjustment to the yield using the interest method.

         Allowance for Loan Losses. The allowance for loan losses is a valuation allowance available for future potential losses incurred on loans. All losses are charged to the allowance when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

         Throughout the year, Management estimates the likely level of future losses to determine whether the allowance for loan losses is adequate to absorb reasonably anticipated losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined to be adequate to absorb anticipated losses.

         Management's judgment as to the level of anticipated losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential credit losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, Management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets due to economic, operating, or other conditions beyond ArgentBank's control.

         Estimates of anticipated loan losses involve judgment. While it is possible that in particular periods ArgentBank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of Management that the allowance for loan losses reflected in the statements of condition is adequate to absorb anticipated losses which may exist in the current loan portfolio.

         Bank Premises and Equipment. Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the period of the leases or the estimated useful lives, whichever is shorter.

         Other Real Estate. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by Management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

         Income Taxes. Income taxes are provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are recorded based upon differences between the financial reporting and income tax basis of assets and liabilities and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to reverse.

         ArgentBank changed its method of accounting for income taxes, effective January 1, 1993, to comply with the provisions of Statement of Financial
Accounting Standards No. 109, "Accounting for Income Taxes". This standard requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities, to the extent that realization of such benefits is more likely than not. ArgentBank elected to report a cumulative effect in 1993 and not restate any prior years.

         Earnings Per Share. Earnings per share is computed on the basis of the weighted average number of shares outstanding during the year. The average number of common shares outstanding, after giving retroactive effect to the 1995 two-for-one stock split, amounted to 5,906,000 in 1996, and 5,975,000 in 1995 and 1994.

         Statement of Cash Flows. Cash equivalents include cash and due from banks and federal funds sold; generally federal funds are sold for one day periods. Interest paid amounted to $16,621,000, $13,133,000, and $11,520,000, and taxes paid were $3,510,000, $3,170,000 and $4,090,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

         Reclassifications. Certain reclassifications have been made to prior years' amounts to conform them to the current year presentation.

         2.       Cash and Due from Banks

         ArgentBank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and due from banks" in the statements of condition included amounts so restricted of $3,506,000 at December 31, 1996 and $3,453,000 at December 31, 1995.

         3.       Securities

         The amortized cost and estimated fair value of investments in debt and equity securities are as follows (in thousands):


                                                       December 31, 1996
Held-to-Maturity
                                                      Gross          Gross    Estimated
                                     Amortized   Unrealized     Unrealized         Fair
                                          Cost        Gains         Losses        Value
-------------------------------------------------------------------------------------------
States and political subdivisions     $ 16,952     $    109      $   (112)     $ 16,949
Corporate bonds .................        6,090            1           (40)        6,051
Mortgage-backed securities ......       19,391          183          (109)       19,465
-------------------------------------------------------------------------------------------
                                      $ 42,433     $    293      ($   261)     $ 42,465
===========================================================================================


                                                              December 31, 1996
Available-for-Sale
                                                             Gross        Gross     Estimated
                                            Amortized   Unrealized   Unrealized          Fair
                                                 Cost        Gains       Losses         Value
-------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. Government agencies ..........     $111,931     $    929         ($270)    $112,590
Mortgage-backed securities .............       35,849           14          (554)      35,309
FHLB Stock and Mutual Funds ............        2,300           27      - - - -         2,327
-------------------------------------------------------------------------------------------------
                                             $150,080     $    970      ($   824)    $150,226
=================================================================================================

         ArgentBank does not own any securities deemed to be "high-risk" in accordance with the Federal Financial Institutions Examination Council's tests.



                                                            December 31, 1995
Held-to-Maturity
                                                             Gross         Gross    Estimated
                                            Amortized   Unrealized    Unrealized         Fair
                                                 Cost        Gains        Losses        Value
-------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. Government agencies ..........     $  4,999      $ - - -      ($    90)     $  4,909
States and political subdivisions ......       23,893          131          (146)       23,878
Corporate bonds ........................       16,237        - - -          (176)       16,061
Mortgage-backed securities .............       41,332          420          (254)       41,498
-------------------------------------------------------------------------------------------------
                                             $ 86,461     $    551      ($   666)     $ 86,346
=================================================================================================


                                                                December 31, 1995
Available-for-Sale
                                                              Gross           Gross      Estimated
                                             Amortized    Unrealized     Unrealized           Fair
                                                  Cost         Gains         Losses          Value
------------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. Government agencies ..........     $ 132,836     $   2,180      ($     70)     $ 134,946
Mortgage-backed securities .............         9,993             8             (8)         9,993
FHLB Stock .............................         1,912       - - - -        - - - -          1,912
------------------------------------------------------------------------------------------------------
                                             $ 144,741     $   2,188      ($     78)     $ 146,851
======================================================================================================


         The amortized cost and estimated fair value of debt and equity securities at December 31, 1996, by contractual maturity, are shown below (in thousands). Actual maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                     Estimated
Held-to-Maturity                         Amortized        Fair
                                              Cost       Value
------------------------------------------------------------------
Due in one year or less ..............     $ 4,603     $ 4,610
Due after one year through five years       12,074      11,996
Due after five years through ten years       2,723       2,690
Due after ten years ..................       3,643       3,704
------------------------------------------------------------------
                                            23,043      23,000
Mortgage-backed securities ...........      19,390      19,465
------------------------------------------------------------------
                                           $42,433     $42,465
==================================================================



                                                       Estimated
Available-for-Sale                        Amortized         Fair
                                               Cost        Value
------------------------------------------------------------------
Due in one year or less ..............     $  8,075     $  8,185
Due after one year through five years        27,945       29,089
Due after five years through ten years       74,909       74,329
Due after ten years ..................        3,288        3,300
------------------------------------------------------------------
                                            114,217      114,903
Mortgage-backed securities ...........       35,863       35,323
------------------------------------------------------------------
                                           $150,080     $150,226
===================================================================

On December 15, 1995, as permitted by the Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities issued by the Accounting Financial Standards Board, ArgentBank reclassified securities with a book value of $7,975,943 and unrealized gains of $601,665 to available-for-sale securities from held-to-maturity securities.

         Proceeds from sales of available-for-sale securities were $36,151,000 and $41,070,000 for 1996 and 1995 respectively. Gross gains of $151,078 and $579,000 were realized for the same period on those sales. There were no gross losses realized on those sales. Proceeds from calls of held-to-maturity securities during 1994 were $25,132,000. Gross gains of $291,000 were realized on calls in 1994. There were no gross losses realized on those calls.

         ArgentBank does not own any securities of any one issuer of which aggregate adjusted cost exceeds 10% of the shareholders' equity at December 31, 1996. Securities with a carrying value of $138,148,000 and $82,284,000 and an estimated market value of $138,409,000 and $83,477,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

         4.       Loans

         The loan portfolio consists of various types of loans made principally to borrowers located in Southern Louisiana and are classified by major type as follows (in thousands):


                                              December 31,
------------------------------------------------------------------
                                           1996           1995
------------------------------------------------------------------
Real estate loans ...............     $ 246,882      $ 210,123
Commercial and industrial loans .        42,252         35,275
Consumer loans ..................        53,341         39,608
Loans to financial institutions .         - - -            326
All others (including overdrafts)         4,117          3,961
------------------------------------------------------------------
                                        346,592        289,293
Less unearned discount ..........          (879)          (814)
------------------------------------------------------------------
                                        345,713        288,479
Less allowance for loan losses ..       (10,427)       (10,553)
------------------------------------------------------------------
                                       $335,286       $277,926
===================================================================

         Loan maturities and rate sensitivity of the loan portfolio before unearned income at December 31, 1996 are as follows (in thousands):


                                       Within      One-           After
                                     One Year   Five Years   Five Years       Total
----------------------------------------------------------------------------------------
Real estate loans ..............     $ 71,515     $112,865     $ 62,502     $246,882
Commercial and industrial loans        22,014       18,793        1,445       42,252
Consumer .......................       19,185       33,717          439       53,341
Loans to financial institutions       - - - -      - - - -      - - - -      - - - -
All others .....................        1,897          978        1,242        4,117
----------------------------------------------------------------------------------------
                                     $114,611     $166,353     $ 65,628     $346,592
========================================================================================

Loans at fixed interest rates ..     $ 87,948     $155,286     $ 18,266     $261,500
Loans at variable interest rates       26,663       11,067       47,362       85,092
----------------------------------------------------------------------------------------
                                     $114,611     $166,353     $ 65,628     $346,592
========================================================================================

         Included in the above loans are non-accrual loans on which interest is recorded only when actually collected and not on the accrual basis. These loans totaled approximately $150,000 and $124,000 at December 31, 1996 and 1995, respectively. The loss of income associated with non-accrual loans was $22,000, $51,000, and $44,000 in 1996, 1995 and 1994, respectively.

         Loans amounting to $54,000 and $326,000 were transferred to other real estate in 1996 and 1995, respectively. ArgentBank did not refinance 100% of any other real estate sold during 1996, 1995 and 1994.

         As of December 31, 1996 and 1995, loans outstanding to directors, officers and their affiliates were $6,817,085 and $6,608,649, respectively. As of December 31, 1996 and 1995, commitments approved but not funded totaled $4,104,573 and $2,724,805, respectively. In the opinion of Management, all transactions entered into between ArgentBank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

         An analysis of activity with respect to these related party loans is as follows (in thousands):


                             Years Ended December 31,
-------------------------------------------------------
                                 1996         1995
-------------------------------------------------------
Beginning balance .......     $ 6,609      $ 5,393
New loans ...............       4,017        2,152
Repayments and reductions      (3,809)        (936)
-------------------------------------------------------
Ending balance ..........     $ 6,817      $ 6,609
=======================================================


         As of December 31, 1996 and 1995, the recorded investment in loans that are considered to be impaired were $105,082 and $84,125, respectively. As of December 31, 1996 and 1995, the related allowance for credit losses for the impaired loans was $31,589 and $9,203, respectively. Interest income recognized on these loans was immaterial for the years ended December 31, 1996 and 1995.


         5.       Allowance for Loan Losses

         An analysis of activity in the allowance for loan losses is as follows (in thousands):


                                                         Years Ended December 31,
-----------------------------------------------------------------------------------------
                                                     1996          1995          1994
-----------------------------------------------------------------------------------------
Balance at beginning of year ...............     $ 10,553      $ 11,655      $ 13,092
Addition:
  Provision (recovery) charged to operations         (300)       (1,000)       (2,091)
Deductions:
  Loans charged-off ........................         (405)         (322)         (323)
  Loan recoveries ..........................          579           220           977
-----------------------------------------------------------------------------------------
    Net recoveries/(Net charge-offs) .......          174          (102)          654
-----------------------------------------------------------------------------------------
Balance at end of year .....................     $ 10,427      $ 10,553      $ 11,655
=========================================================================================

         6.       Bank Premises and Equipment

         Bank premises and equipment are summarized below (in thousands):



                                                          December 31,
-----------------------------------------------------------------------------
                                                       1996          1995
-----------------------------------------------------------------------------
Land and buildings ...........................     $ 12,330      $ 11,645
Furniture, fixtures and equipment ............        7,859         6,611
Construction in progress .....................           87           234
-----------------------------------------------------------------------------
                                                     20,276        18,490
Less accumulated depreciation and amortization      (10,421)       (9,994)
-----------------------------------------------------------------------------
Bank premises and equipment, net .............     $  9,855      $  8,496
=============================================================================

         7.       Deposits

         Included in interest-bearing deposits are certificates of deposit with various maturity dates. These certificates and their remaining maturities at December 31, 1996 and 1995 are as follows (in thousands):


                                        December 31,
----------------------------------------------------------
                                      1996         1995
----------------------------------------------------------
Three months or less ........     $ 83,573     $ 91,767
Four through six months .....       49,832       53,837
Seven through twelve months .       41,403       46,194
Thereafter ..................       59,246       24,179
----------------------------------------------------------
Total certificates of deposit     $234,054     $215,977
==========================================================

         Certificates of deposit in excess of $100,000 totaled $96,294,000 and $87,503,000 at December 31, 1996 and 1995, respectively. Interest expense for certificates of deposit in excess of $100,000 was $5,034,000, $4,153,000, and $2,713,000 for the years ended December 31, 1996, 1995 and 1994, respectively. ArgentBank has no brokered deposits, and there are no major concentrations of deposits.

         8.       Interest Rate Risk

         ArgentBank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and short-term, 36 month adjustable rate mortgages. These loans are primarily funded through short-term demand deposits and long-term certificates of deposit with variable and fixed rates. The real estate loans are more sensitive to interest rate risk than the commercial loans due to their fixed rate and longer maturity characteristics. At December 31, 1996, ArgentBank had average interest-earning assets of $542,665,000, with a weighted average effective yield of 7.69%, and average interest-bearing liabilities of $427,737,000, with a weighted average rate of 3.94%. Management continuously reviews ArgentBank's exposure to changes in interest rates. Among the factors considered during its evaluations are changes in the mix of earning assets, growth of earning assets, interest rate spreads, and repricing periods. Management forecasts and models the impact various interest rate fluctuations would have on net interest income. Management believes ArgentBank will not be adversely affected by either rising or falling interest rates.

         9.       Financial Instruments With Off-Balance Sheet Risk

         ArgentBank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement ArgentBank has in particular classes of financial instruments.

         At December 31, 1996 and 1995, ArgentBank has made various commitments to extend credit totaling $41,314,000 and $45,660,000 and financial standby letters of credit of $4,305,000 and $5,125,000, respectively. Management does not anticipate any material losses as a result of these transactions.

         Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

         Standby letters of credit and financial guarantees are conditional commitments issued by ArgentBank which do guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

         10.       Income Taxes

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There is no valuation allowance required on the recorded deferred tax asset. Significant components of ArgentBank's deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows (in thousands):


                                                              1996         1995
--------------------------------------------------------------------------------
Deferred Tax Assets:
  Reserve for loan losses not currently deductible ...     $ 3,551      $ 3,588
  Non-accrual interest ...............................           2            3
  Amortization of intangible .........................          27           33
  Deferred compensation ..............................         198          141
  Other ..............................................          66          116
--------------------------------------------------------------------------------
    Total Deferred Tax Assets ........................       3,844        3,881
Deferred Tax Liabilities:
  Tax over book depreciation .........................        (207)        (267)
  Prepaid pension cost ...............................         (30)         (63)
  Net unrealized gain on available-for-sale securities         (49)        (717)
  Other ..............................................        (101)         (19)
--------------------------------------------------------------------------------
    Total Deferred Tax Liabilities ...................        (387)      (1,066)
--------------------------------------------------------------------------------
Net Deferred Tax Asset ...............................     $ 3,457      $ 2,815
================================================================================

         The components of income tax expense are as follows for the years ended December 31, 1996, 1995 and 1994 (in thousands):


                             Years Ended December 31,
----------------------------------------------------------
                          1996        1995        1994
----------------------------------------------------------
Current ..........     $ 3,558     $ 3,338     $ 3,929
Deferred (benefit)          26         378        (209)
----------------------------------------------------------
                       $ 3,584     $ 3,716     $ 3,720
==========================================================

         The provision for federal income taxes differs from the amount computed by applying the U. S. Federal income tax statutory rate (35% in 1996, 1995, and 1994) on income as follows (in thousands):



                                                                  Years Ended December 31,
-------------------------------------------------------------------------------------------------------------------------
                                                  1996                       1995                      1994
-------------------------------------------------------------------------------------------------------------------------
Taxes calculated at statutory rate     $ 3,963            35%      $ 4,127            35%      $ 4,103            35%
Decrease resulting from:
  Tax-exempt interest ............        (349)           (3%)        (351)           (3%)        (356)           (3%)
  Other, net .....................         (30)        - - -           (60)        - - -           (27)        - - -
-------------------------------------------------------------------------------------------------------------------------
                                       $ 3,584            32%      $ 3,716            32%      $ 3,720            32%
=========================================================================================================================




         11.      Employee Benefit Plans

         Retirement Plan. ArgentBank has a non-contributory defined benefit plan covering substantially all employees meeting certain criteria relating to length of employment, age and hours worked in each year. The benefits are based upon years of service and employees' average of the highest five years compensation during the last ten years of employment. ArgentBank's funding policy is to contribute annually an amount between the minimum and maximum amount that can be deducted for federal income tax purposes.

         The following table sets forth the Plan's funded status and amounts recognized in the financial statements as of December 31, (in thousands):


                                                    December 31,
                                                1996           1995
----------------------------------------------------------------------
Projected benefit obligations:
  Vested benefits ....................       ($6,245)       ($6,102)
  Non-vested benefits ................          (333)          (346)
----------------------------------------------------------------------
Accumulated benefit obligations ......        (6,578)        (6,448)
Effect of future compensation ........        (2,953)        (3,067)
----------------------------------------------------------------------
Projected benefit obligations (PBO) ..        (9,531)        (9,515)
Plan assets at fair value ............         7,884          7,187
----------------------------------------------------------------------
Unfunded PBO .........................        (1,647)        (2,328)
Prepaid prior service cost ...........         1,343          1,669
Prepaid net transition obligation ....          (265)          (293)
Unrecognized net loss ................           583          1,014
Unrecognized net transition obligation            95            103
----------------------------------------------------------------------
Prepaid pension cost .................       $   109        $   165
======================================================================

         Net Periodic pension cost for the year ended December 31, is as follows (in thousands):


                                                         Years Ended December 31,

                                                      1996         1995         1994

Service cost-benefits earned during the period         361        $ 331        $ 378
Interest paid on PBO .........................         670          657          581
Return on plan assets ........................        (539)        (498)         (86)
Net amortization and deferral ................          49           96         (231)
---------------------------------------------------------------------------------------
Net pension expense ..........................       $ 541        $ 586        $ 642
=======================================================================================

         In determining the Plan's funded status, the weighted average discount rate assumed was 7.75% in 1996, 7.50% in 1995, and 7.75% in 1994. The rate of increase in future compensation levels was 5.25% in 1996, 5.00% in 1995, and 5.25% in 1994. The expected rate of return on plan assets was 8.0% in 1996, 1995, and 1994.

         Tax-Deferred Savings Plan. ArgentBank has a tax-deferred savings plan covering all employees meeting certain criteria relating to length of employment, age and hours worked in each year. Employees may voluntarily contribute up to 15% of gross pay to the plan. Employees receive matching contributions from ArgentBank of 25% of employee contributions up to a maximum of 4% of the employee's qualified earnings. Vesting in ArgentBank's matching contributions are immediate. Bank contributions were $39,000 in 1996, $36,000 in 1995 and 1994.

         Postretirement Benefits. In addition to the above benefits, ArgentBank provides health care benefits (postretirement benefits) for retired bank officers. All bank officers who have 25 years of service may become eligible for those benefits if they reach retirement age while working for ArgentBank. ArgentBank retains the right to amend or terminate these retiree health benefits at any time.

         The plan covers bank officers retired from active service, under the age of 65, who are receiving pension benefits from ArgentBank's retirement plan. The plan basically covers the cost of medical and dental claims under ArgentBank's health care plan for the retiree only. No provision has been assumed for spouses and dependents, and benefits cease once the retiree becomes eligible for Medicare. The plan has no assets, and ArgentBank does not advance fund any of these anticipated costs.

         At December 31, the unfunded postretirement obligation was as follows (in thousands):



                                                            1996         1995
--------------------------------------------------------------------------------
Accumulated postretirement benefit obligation (APBO)
  Retirees .........................................       $  50        $  27
  Active fully eligible employees ..................         286          256
--------------------------------------------------------------------------------
                                                             336          283
Unrecognized net gain (loss) .......................        (107)         (86)
--------------------------------------------------------------------------------
Accrued postretirement benefit cost ................       $ 229        $ 197
================================================================================

The net periodic cost for this benefit plan includes the following components (in thousands):


                                                       Years Ended December 31,

                                                     1996      1995      1994

Service cost ..................................       $15       $ 8       $10
Interest cost on accumulated benefit obligation        22        18        20
Amortization of gain ..........................         7         2         5
--------------------------------------------------------------------------------
Net periodic cost .............................       $44       $28       $35
================================================================================

         For measurement purposes, a 10.0% annual rate of increase in per capita cost of covered benefits was assumed for 1997 with rates trending downward thereafter to 5.5% in 2007. A 10.5% annual rate of increase in per capita cost of covered benefits was assumed for 1996. The 1983 group Annuity Mortality Table was used in 1996 and 1995 to estimate probable withdrawals from the plan. The discount rate used in determining the accumulated postretirement benefit obligation was 7.0% in 1996 and 8.5% in 1995.

         The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates in each year would increase the postretirement benefit obligation as of December 31, 1996 and 1995 by $91,900 and $48,500, respectively, and the net periodic benefit cost by $9,700 and $5,853, respectively.

         12.      Shareholders' Equity

         On October 13, 1995, the Board of Directors declared a two-for-one stock split, paid November 15, 1995 in the form of a dividend of one additional share of ArgentBank's common stock for each share owned by shareholders of record at the close of business on October 31,1995. The stock split resulted in the issuance of 2,987,732 additional shares of common stock from authorized but unissued shares. The issuance of authorized but unissued shares resulted in a transfer of $298,773 from capital surplus to common stock. Accordingly, earnings per share, cash dividends per share, and weighted average shares of common stock outstanding have been restated to reflect the stock split.

         The payment of dividends by ArgentBank is restricted by various regulatory and statutory limitations. In 1997, ArgentBank will have available to pay dividends, without regulatory approval, approximately $43.7 million, plus net retained income earned in 1997 prior to the dividend declaration date.

         13.      Commitments & Contingencies

         In January 1995 the Board of Directors authorized a grant of stock appreciation rights to the President and CEO to provide incentives for his efforts to enhance growth in shareholder value. Pursuant to the grant, he was awarded 47,272 units of common shares which entitle him upon exercise to the difference between the quoted closing price of ArgentBank's shares as listed on a national exchange and the quoted value at the date of grant of $12.75. The grant expires in January 1998 but is renewable at ArgentBank's option. None of the stock appreciation rights were exercised during 1996 or 1995 and the effects on the 1996 and 1995 statements of income were not material.

         ArgentBank applies Accounting Principles Board (APB) Opinion 25 and related interpretations in accounting for stock appreciation rights. However, had ArgentBank adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" the effect on its financial statements would have been t he same.

         ArgentBank has entered into leases for the rental of certain facilities and equipment, including the data processing equipment and services related to that equipment. Minimum future commitments under non-cancelable lease obligations for the five years ended December 31, 2001 are detailed below. It is expected that in the normal course of business, expiring leases will be renewed or replaced by leases on other facilities or equipment.



                                        1997         1998         1999         2000         2001
-----------------------------------------------------------------------------------------------------
Non-cancelable operating leases       $1,688       $1,318       $  693       $   84       $   53


         Rent expense under all non-cancelable operating lease obligations aggregated $1,834,000 for 1996, $1,621,000 for 1995, and $1,172,000 for 1994.

         ArgentBank is party to various legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these legal proceedings will not have a material adverse effect on ArgentBank's financial statements.

         14.      Regulatory Matters

         ArgentBank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possible additional discretionary--actions by the regulators that, if undertaken, could have a direct material effect on ArgentBank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, ArgentBank must meet specific capital guidelines that involve quantitative measures of ArgentBank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. ArgentBank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Qualitative measures established by regulation to ensure capital adequacy require ArgentBank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that ArgentBank meets all capital adequacy requirements to which it is subject.

         As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized ArgentBank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" ArgentBank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that Management believes have changed the institution's category.

         ArgentBank's actual capital amounts and ratios are also presented in the table.



                                                                                                             To be Well
                                                                                                          Capitalized Under
                                                                                  For Capital             Prompt Corrective
                                                        Actual                  Adequacy Purposes         Action Provisions
---------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1995:                  Amount       Ratio         Amount        Ratio      Amount        Ratio
---------------------------------------------------------------------------------------------------------------------------------

Total Capital (to Risk Weighted ..       $73,226       16.35%       $35,850        8.00%      $44,813       10.00%
Assets)
Tier 1 Capital (to Risk Weighted .       $67,567       15.08%       $17,900        4.00%      $26,850        6.00%
Assets)
Tier 1 Capital (to Average Assets)       $67,567       11.79%       $22,900        4.00%      $28,625        5.00%





                                                                                                             To be Well
                                                                                                          Capitalized Under
                                                                                  For Capital             Prompt Corrective
                                                        Actual                  Adequacy Purposes         Action Provisions
---------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1995:                          Amount        Ratio         Amount        Ratio         Amount       Ratio
---------------------------------------------------------------------------------------------------------------------------------

Total Capital (to Risk Weighted                  $70,987       15.10%         $37,625        8.00%       $47,025       10.00%
Assets)....................................
Tier 1 Capital (to Risk Weighted                 $65,111       13.85%         $18,825        4.00%       $28,225        6.00%
Assets)....................................
Tier 1 Capital (to Average Assets).........      $65,111       12.03%         $21,650        4.00%       $27,075        5.00%



         15.      Disclosures About Fair Value of Financial Instruments

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

         Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Securities. For securities the fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using a quoted market price for similar securities.

         Loan Receivables. The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         Deposit Liabilities. The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

         Commitments to Extend Credit. The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit-worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

         The estimated fair values of ArgentBank's financial instruments, as of December 31, follows (in thousands):



                                                              December 31,
-------------------------------------------------------------------------------------------------
                                                    1996                         1995
-------------------------------------------------------------------------------------------------
                                         Carrying          Fair       Carrying           Fair
                                           Amount         Value         Amount          Value
-------------------------------------------------------------------------------------------------
Financial assets:
  Cash and short-term investments       $ 41,281       $ 41,281       $ 32,786       $ 32,786
  Securities ....................        192,659        192,691        233,312        233,197
  Loans, net ....................        335,286        334,742        277,926        279,941


Financial liabilities:
  Non-interest-bearing deposits .       $ 82,693       $ 82,693       $ 77,291       $ 77,291
  Interest-bearing deposits .....        433,795        416,541        412,877        401,781


         16.      Subsequent Event (Unaudited)

         On June 30, 1997, the Bank completed the acquisition of Assumption Bank &Trust Company. The purchase price was $21,500,000 paid in cash and common stock of ArgentBank. In connection with the acquisition, the Bank issued 666,060 shares of common stock and paid $7,531,796 in cash.

         The following unaudited pro forma results of operations give effect to the acquisition of Assumption Bank & Trust Company as though it had occurred on January 1, 1996 (in thousands, except per share data):





                                                   Year Ended
                                            December 31, 1996

Interest income .................................    $ 49,228
Interest expense ................................      20,053
Provision for loan loss .........................        (264)
----------------------------------------------------------------
Net interest income after provision for loan loss    $ 29,439
-----------------------------------------------------------------
Net income ......................................    $  8,033
-----------------------------------------------------------------
Net income per share ............................    $   1.22
-----------------------------------------------------------------

         The unaudited pro forma information is not necessarily indicative either of the results of operations that would have occurred had the purchase been made as of January 1, 1996 or of future results of operations of the combined companies. In connection with the acquisition, liabilities were assumed as follows:


Fair value of assets, excluding cash    $72,281
Cash acquired ......................     25,727
--------------------------------------------------
Liabilities assumed ................    $98,008
--------------------------------------------------

                ARGENTBANK'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Financial Summary

         ArgentBank's net income amounted to $7.7 million or $1.31 per share for the year ended December 31, 1996, as compared to $8.1 million or $1.35 per share for the same period in 1995. ArgentBank's annual return on average assets was 1.35%. Total assets were $590.0 million at December 31, 1996, compared to $562.1 million at December 31, 1995, an increase of 4.96%. Net interest income increased by $1.1 million or 4.77%, as compared to the prior year. The rise in net interest income experienced in 1996 is contributable to the redeployment of earning assets into the lending area.

         Loans totaled $345.7 million at December 31, 1996, compared to $288.5 million a year earlier. Commercial and real estate loans increased by $43.7 million as the economy in all regions showed signs of improvement. The increase in loan volume was also due in part to the Indirect Loan Program initiated in October 1994. The Indirect Loan Program totaled $35.8 million at December 31, 1996, compared to $21.0 million at December 31, 1995.

         ArgentBank's annual return on average shareholders' equity was 11.7% for 1996, as compared to 12.9% for the same period in 1995. Shareholders' equity as of December 31, 1996 amounted to $67.7 million, as compared to $66.5 million at December 31, 1995. The shareholders equity-capital-to-total-assets ratio (excluding market fluctuations) as of December 31, 1996 was 11.5%, compared to 11.6% the prior year (by comparison, the regulatory minimum capital ratio is 3.0%). The ratio of primary-capital-(equity capital plus allowance for loan losses, excluding market fluctuations) to-total-assets as of December 31, 1996 was 13.2%, as compared to 13.5% for the prior year.

         As of December 31, 1996, the allowance for loan losses was $10.4 million, as compared to $10.6 million at December 31, 1995. This represents a reserve-to-loan ratio of 3.0%, as compared to 3.7% at December 31, 1995. At December 31, 1996, non-performing loans totaled $224 thousand, or .06% of total loans outstanding, as compared to $130 thousand or .05% of total loans outstanding in the prior year.

         Total non-performing assets (including non-performing loans, restructured debt and repossessed assets) were $1.1 million at December 31, 1996, representing .17% of total assets, compared to the prior year's total of $941 thousand or .17% of total assets. As of December 31, 1996, ArgentBank had no other real estate owned. ArgentBank experienced net recoveries of $174 thousand in 1996, as compared to charge-offs of $102 thousand for 1995. The net charge-offs-to-average-loans for 1996 was -.05%, as compared to .04% a year earlier. The favorable net charge-offs and a continual low level of non-performing assets in 1996 enabled ArgentBank to record a negative provision of $300 thousand for the year, as compared to a negative provision of $1.0 million in the previous year.

         Total cash dividends paid for 1996 and 1995 were $.52 and $.48 per share, respectively, reflecting an increase of 8.3%. All per-share figures in management's discussion and analysis give effect to the two-for-one stock split effective October 31, 1995.


Financial Condition

Assets

         Total assets at December 31, 1996 were $590.0 million, an increase of $27.9 million from the December 31, 1995 total of $562.1 million. Total loans outstanding increased by $57.2 million to $345.7 million at December 31, 1996, compared to $288.5 million at December 31, 1995. The redeployment of earning assets into loans enabled ArgentBank to hedge the erosion of the net interest margin in the face of declining interest rates during most of 1996. The following table reflects the changes in ArgentBank's loan portfolio for years 1996, 1995 and 1994 (in thousands).


Table 1 - Loan Portfolio                                               1996             1995             1994
                                                                      Loans            Loans            Loans
Years Ended December 31, (in thousands)                         Outstanding      Outstanding      Outstanding
Loans secured by real estate:
  Construction and land development .......................       $   9,010        $   5,864        $   2,382
  Secured by farmland .....................................           2,464              416              476
  Secured by 1-4 family residential properties ............          91,908           80,626           67,791
  Secured by multifamily (5 or more) residential properties          27,697           24,607           18,772
  Secured by nonfarm nonresidential properties ............         115,803          100,479           82,300
Loans to depository institutions ..........................         - - - -              326              731
Loans to finance agricultural production and
  other loans to farmers ..................................             122               32               71
Commercial and industrial loans ...........................          42,252           35,286           30,040
Loans to individuals for household, family, and
  other personal expenditures .............................          53,341           37,728           24,788
Obligations of state and political subdivisions ...........           3,907            3,818            4,797
Other loans ...............................................              88              111               55
Less: Unearned income on loans ............................            (879)            (814)            (745)
-------------------------------------------------------------------------------------------------------------------
Total loans and leases, net of unearned income ............       $ 345,713        $ 288,479        $ 231,458
===================================================================================================================


         On December 31, 1996, ArgentBank's total securities portfolio amounted to $192.7 million, as compared to $233.3 million at December 31, 1995. The securities portfolio represented 32.7% of total assets and 35.1% of earning assets as of December 31, 1996. The following table reflects ArgentBank's breakdown of the investment portfolio for 1996, 1995 and 1994 (in thousands).


Table 2 - Securities Portfolio
Years Ended December 31, (in thousands)                           1996           1995           1994
---------------------------------------------------------------------------------------------------------
U. S. Treasury securities .............................       $ 53,768       $ 83,263       $ 87,881
U. S. Government agency and corporation obligations:
  Issued by FNMA and FHLMC ............................         33,194          8,406          9,973
  Guaranteed by GNMA ..................................            203            263            409
  Collateralized mortgage obligations .................         11,926         27,757         38,158
  All other U. S. Government agencies .................         58,822         56,681         54,839
Securities issued by states and political subdivisions:
  General obligations .................................         10,286         13,212         15,025
  Revenue obligations .................................          6,666         10,681         10,118
Other domestic debt securities:
  Privately-issued collateralized mortgage obligations           9,377         14,900         24,035
  All other ...........................................          6,090         16,237         36,106
 Equity securities ....................................          2,327          1,912          1,793
---------------------------------------------------------------------------------------------------------
Total securities portfolio ............................       $192,659       $233,312       $278,337
=========================================================================================================


Liabilities

         Total deposits increased by $26.3 million to $516.5 million at December 31, 1996, from $490.2 million at December 31, 1995. The net increase in deposits is due mainly to increases in time deposits. Table 3 reflects the changes in the deposit mix for years 1996, 1995 and 1994 (in thousands).


Table 3 - Deposit Composition
                                                        December 31,
                                             1996           1995           1994
-----------------------------------------------------------------------------------
Non-interest-bearing - demand ....       $ 82,693       $ 77,291       $ 75,697
Interest-bearing - demand ........         68,365         63,678         66,047
Money Market Accounts ............         88,651         89,806        111,067
Regular Savings and Christmas Club         42,725         43,416         48,718
Individual Retirement Accounts ...         27,516         27,407         26,681
Time Deposit - Personal ..........        136,746        127,649        117,012
Time Deposit - Non-personal ......         18,270         19,822         13,623
Time Deposit - Political .........         51,522         41,099         28,078
-----------------------------------------------------------------------------------
Total Deposits ...................       $516,488       $490,168       $486,923
===================================================================================


Shareholders' Equity

         ArgentBank's annual return on average shareholders' equity was 11.75% for 1996, as compared to 12.9% for the same period in 1995. Shareholders' equity increased $1.2 million during 1996 to $67.7 million, from $66.5 million at December 31, 1995. Table 4 illustrates the changes in shareholders' equity for years 1996, 1995 and 1994 (in thousands).


Table 4 - Shareholders' Equity Changes

                                                                            Years Ended December 31,
                                                                      1996            1995            1994
--------------------------------------------------------------------------------------------------------------
Balance at beginning of year ..............................       $ 66,503        $ 59,022        $ 54,083
Net income ................................................          7,738           8,074           8,002
Cash dividends paid .......................................         (3,070)         (2,837)         (2,211)
Common shares purchased & retired .........................         (2,212)          - - -           - - -
Net unrealized gain/(loss) on available-for-sale securities         (1,296)          2,244            (852)
--------------------------------------------------------------------------------------------------------------
Balance at end of year ....................................       $ 67,663        $ 66,503        $ 59,022
==============================================================================================================

         Bank regulatory agencies require minimum capital standards. Currently, the minimum total risk-based capital requirement is 8.0%, and ArgentBank's adjusted assets capital ratio stands at 16.35%. The Tier-1 risk- based capital requirement is 4.0%, and ArgentBank's Tier-1 adjusted assets capital ratio is 15.08%. ArgentBank's core capital-to-total assets was 11.79% as of December 31, 1996, compared to a minimum requirement of 3.0% by the regulatory agencies.

         During 1996, the Board of Directors declared cash dividends totaling $.52 per share, an increase of 8.3% over last year. During 1995, the Board of Directors declared a two-for-one stock split to shareholders of record on October 31, 1995.



Loan Loss Reserves and Provision for Loan Losses

         Management evaluates the reserve for loan losses periodically to ensure that its level is adequate to absorb loan losses in the loan portfolio. At December 31, 1996, the reserve for loan losses was $10.4 million, as compared to $10.6 million at December 31, 1995. The provision for loan losses is a charge against currentperiod earnings and is added to the allowance for loan losses to establish a reserve level considered adequate by management to absorb future potential loan losses. A negative provision of $300 thousand was taken during 1996, as compared to a negative provision of $1.0 million in 1995. The net charge-offs for 1996 reflects -.05 percent, as compared to net charge-offs of
 .04 percent a year earlier. The favorable reductions in non-performing assets enabled ArgentBank to record a negative provision. Management believes that the allowance for loan losses at December 31, 1996 is adequate to absorb any losses
in  ArgentBank's  portfolio.   Table  5  recaps  ArgentBank's   charge-offs  and
recoveries experience in 1996 and 1995 by quarter (in thousands).


Table 5 - Charge-offs and Recoveries
                                                   1996                                                1995

                              YTD        4th       3rd       2nd       1st        YTD        4th        3rd        2nd        1st

Charge-offs:
  Real estate loans ...     $  16      $  16     - - -     - - -     - - -      $ 103      $  38      $  15      $   4      $  46
  Agricultural loans ..     - - -      - - -     - - -     - - -     - - -      - - -      - - -      - - -      - - -      - - -
  Commercial &
       industrial loans        22         15         7     - - -     - - -         16      - - -         16      - - -      - - -
  Consumer loans ......       271        114        68        73        16        135         36         24         42         33
  All other loans .....        96         36        24        16        20         68         17         19         14         18
-----------------------------------------------------------------------------------------------------------------------------------
    Total Charge-offs .     $ 405      $ 181     $  99     $  89     $  36      $ 322      $  91      $  74      $  60      $  97
===================================================================================================================================

Recoveries:
  Real estate loans ...     $ 416      $  34     $  26     $  32     $ 324      $  54      $  28      $   5      $   7      $  14
  Agricultural loans ..     - - -      - - -     - - -     - - -     - - -      - - -      - - -      - - -      - - -      - - -
  Commercial &
       industrial loans        14          2        10         1         1          8          1          5          1          1
  Consumer loans ......       126         22        33        44        27        142         17         36         40         49
  All other loans .....        23          8         3         4         8         16          6          3          2          5
-----------------------------------------------------------------------------------------------------------------------------------
    Total Recoveries ..     $ 579      $  66     $  72     $  81     $ 360      $ 220      $  52      $  49      $  50      $  69
===================================================================================================================================

Net Charge-offs / (Net
Recoveries) ...........     $(174)     $ 115     $  27     $   8     $(324)     $ 102      $  39      $  25      $  10      $  28
===================================================================================================================================

Provision for loan
losses/(negative
provisions) ...........     $(300)     - - -     - - -     - - -     $(300)     (1000)     $(250)     $(250)     $(250)     $(250)
===================================================================================================================================


Liquidity

         Liquidity represents ArgentBank's ability to provide funds to satisfy demands from depositors, borrowers and other commitments by either converting assets to cash or accessing new or existing sources of funds. The principal sources of funds which provide liquidity are customer deposits, customer payments of principal and interest on loans, maturities of securities, earnings and borrowings. Management closely monitors the maturities of ArgentBank's assets and liabilities through a periodic review of maturity profiles, yield/rate behaviors and loan/deposit forecasts to minimize funding risks. ArgentBank's level of cash on hand is to provide, at all times, sufficient cash and other liquid assets for expected demand for funds. At December 31, 1996, cash and due from banks, securities, federal funds sold and repurchase agreements were 45.3 percent of deposits, as compared to 54.3 percent at December 31, 1995.

         ArgentBank's loan-to-deposit ratio at year-end 1996 increased to 64.9 percent, compared to 56.7 percent as of December 31, 1995. The Indirect Loan Program and the increase in loan demand represent the major factors for the increased percentage.

Results of Operations

         The accompanying quarterly summary of income and selected financial data offers an overview of ArgentBank's results of operations. ArgentBank reported net income of $7.7 million, or $1.31 per share in 1996, compared to $8.1 million, or $1.35 per share in 1995. The 1996 operating results are attributable to the increased loan demand, the reduction in securities gains, increase in non-interest expense and a reduction in the negative provision for loan losses.

Net Interest Income

         The largest source of earnings is net interest income, the difference between interest income on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income was $24.4 million in 1996, as compared to $23.3 million in 1995, reflecting an increase of $1.1 million. The increase in net interest income is attributable to the shifting of earning assets from securities to loans.

Non-Interest Income

         Non-interest income remained stable during 1996. Non-interest income is comprised of service charges on deposits, other non-customer fees and securities gains and losses. Non-interest income totaled $3.2 million in 1996 and 1995. As a result of calls on securities and various sales, a gain of $151 thousand was recognized in 1996 as compared to $579 thousand in 1995.

Non-Interest Expense

         Non-interest operating expense increased to $16.6 million in 1996, from $15.7 million in 1995, an increase of $877 thousand or 5.6 percent. Personnel expenses increased by $315 thousand, occupancy expenses increased by $252 thousand, data processing expenses increased by $340 thousand, while other operating expenses decreased by $27 thousand, as compared to 1995. The increase in personnel cost was due primarily to the expansion of two full-service branches in Terrebonne Parish, which increased the full-time equivalent staff, from 210.5 to 222.0. The increase in occupancy expenses was due to the addition of two full-service branches and the purchase of a document imaging system and an on-line teller system in 1996. The increase in data processing expenses is due to outsourcing of ArgentBank's LAN/WAN PC support to EDS.




                                                                     1996                                    1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Interest                                Interest
Taxable-equivalent basis                            Average         Income/         Yield/    Average       Income/         Yield/
(Average balance sheet and                          Balances        Expense         Rate      Balances      Expense         Rate
income/expense in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Assets:
Interest-Earning Assets:
  Loans, including fees ........................   $ 308,548    $  27,145           8.80%   $ 256,880    $  22,806          8.88%
  Time Deposits ................................           -            -              -            -            -             -
Securities:
  U. S. Treasury securities and
obligations of U. S. Government agencies .......     123,273        7,967           6.46%     129,201        8,062          6.24%
  Obligations of States and
political subdivisions .........................      21,292        1,421           6.67%      23,884        1,592          6.67%
  Mortgage-backed and CMO's ....................      63,387        3,856           6.08%      62,915        4,008          6.37%
  Corporate bonds ..............................      10,390          489           4.71%      25,190        1,242          4.93%
  Federal Home Loan Bank Stock and
mutual funds ...................................       1,977          119           6.02%       1,837          119          6.48%
------------------------------------------------------------------------------------------------------------------------------------
    Total Securities ...........................     220,319       13,852           6.29%     243,027       15,023          6.18%
Federal funds sold and securities
purchased under agreements to resell ...........      13,798          724           5.25%      15,481          904          5.84%
------------------------------------------------------------------------------------------------------------------------------------
    Total Interest-Earning Assets ..............     542,665       41,721           7.69%     515,388       38,733          7.52%
Allowance for Loan Losses ......................     (10,577)                                 (11,229)
Non-Interest-Earning Assets ....................      40,645                                   36,968
------------------------------------------------------------------------------------------------------------------------------------
    Total Assets ...............................   $ 572,733                                $ 541,127
====================================================================================================================================

Liabilities and Shareholders' Equity:
Interest-Bearing Liabilities:
  Interest-Bearing Deposits:
    Interest checking accounts .................   $  64,965    $   1,097           1.69%   $  60,007    $   1,022          1.70%
    Money market accounts ......................      87,474        2,324           2.66%      93,434        2,251          2.41%
    Regular savings ............................      42,574        1,058           2.49%      44,151        1,092          2.47%
    Individual retirement accounts .............      27,541        1,516           5.50%      27,204        1,457          5.36%
    Time Deposits ..............................     204,802       10,832           5.29%     175,719        8,989          5.12%
------------------------------------------------------------------------------------------------------------------------------------
    Total Interest-Bearing Deposits ............     427,356       16,827           3.94%     400,515       14,811          3.70%
Federal funds purchased and securities
sold under agreements to repurchase ............          47            4              -            7            1             -
Other interest-bearing liabilities .............         334           12              -          415           22             -
------------------------------------------------------------------------------------------------------------------------------------
    Total Interest-Bearing Liabilities .........     427,737       16,843                     400,937       14,834
Non-Interest-Bearing Liabilities:
  Demand deposits ..............................      70,645                                   71,111
  Other liabilities ............................       8,614                                    6,704
------------------------------------------------------------------------------------------------------------------------------------
    Total Non-Interest-Bearing Liabilities .....      79,259                                   77,815
Shareholders' Equity ...........................      65,737                                   62,375
------------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities and Shareholders' Equity .   $ 572,733                                $ 541,127
====================================================================================================================================

Net Interest Income/Margin .....................                $  24,878           4.34%                $  23,899          4.42%





                                                                  1994                                     1993
-----------------------------------------------------------------------------------------------------------------------------------
Taxable-equivalent basis (cont.)                                Interest                                 Interest
(Average balance sheet and                      Average         Income/       Yield/        Average       Income/       Yield/
income/expense in thousands)                   Balances         Expense        Rate        Balances       Expense        Rate
-----------------------------------------------------------------------------------------------------------------------------------
Assets:
Interest-Earning Assets:
  Loans, including fees ..................    $ 210,761     $  18,195           8.63%    $ 189,727     $  17,266         9.10%
  Time Deposits ..........................           71             3           3.96%          130             5         3.52%
Securities:
  U. S. Treasury securities and
obligations of U. S. Government agencies .      149,587         8,411           5.62%      158,765        10,735         6.76%
  Obligations of States and
political subdivisions ...................       24,300         1,607           6.61%       19,979         1,536         7.69%
  Mortgage-backed and CMO's ..............       75,764         4,223           5.57%       89,661         4,811         5.37%
  Corporate bonds ........................       44,854         2,272           5.06%       36,225         2,084         5.75%
  Federal Home Loan Bank Stock and
mutual funds .............................        1,738            82           4.75%          218             8         3.55%
-----------------------------------------------------------------------------------------------------------------------------------
    Total Securities .....................      296,243        16,595           5.60%      304,848        19,174         6.29%
Federal funds sold and securities
purchased under agreements to resell .....       10,673           451           4.23%       17,183           498         2.90%
-----------------------------------------------------------------------------------------------------------------------------------
    Total Interest-Earning Assets ........      517,748        35,244           6.81%      511,888        36,943         7.22%
Allowance for Loan Losses ................      (12,791)                                   (12,521)
Non-Interest-Earning Assets ..............       38,729                                     36,315
-----------------------------------------------------------------------------------------------------------------------------------
    Total Assets .........................    $ 543,686                                  $ 535,682
===================================================================================================================================

Liabilities and Shareholders' Equity:
Interest-Bearing Liabilities:
  Interest-Bearing Deposits:
    Interest checking accounts ...........    $  61,404     $   1,048           1.71%    $  61,451     $   1,077         1.75%
    Money market accounts ................      112,337         2,487           2.21%      113,335         2,564         2.26%
    Regular savings ......................       48,416         1,199           2.48%       47,241         1,206         2.55%
    Individual retirement accounts .......       26,870         1,222           4.55%       27,185         1,295         4.77%
    Time Deposits ........................      160,095         5,903           3.69%      167,838         5,722         3.41%
-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest-Bearing Deposits .........      409,122        11,859           2.90%      417,050        11,864         2.84%
Federal funds purchased and securities
sold under agreements to repurchase ......          196            10              -             -             -            -
Other interest-bearing liabilities .......          345            19              -             -            11            -
-----------------------------------------------------------------------------------------------------------------------------------
    Total Interest-Bearing Liabilities ...      409,663        11,888                                     11,875
Non-Interest-Bearing Liabilities:
  Demand deposits ........................       70,432                                     62,669
  Other liabilities ......................        6,327                                      5,269
-----------------------------------------------------------------------------------------------------------------------------------
    Total Non-Interest-Bearing Liabilities       76,759                                     67,938
Shareholders' Equity .....................       57,264                                     50,694
-----------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities and Shareholders' ..
Equity ...................................    $ 543,686                                  $ 535,682
===================================================================================================================================

Net Interest Income/Margin ...............                  $  23,356           4.30%                  $  25,068         4.68%


                                                               1992
------------------------------------------------------------------------------------
Taxable-equivalent basis (cont.)              Interest
(Average balance sheet and                     Average       Income/       Yield
income/expense in thousands)                  Balances       Expense       /Rate
------------------------------------------------------------------------------------
Assets:
Interest-Earning Assets:
  Loans, including fees ..................    $ 193,126     $  19,005     9.84%
  Time Deposits ..........................          131             6     4.31%
Securities:
  U. S. Treasury securities and
obligations of U. S. Government agencies .      175,293        13,378     7.63%
   Obligations of States and
political subdivisions ...................       15,275         1,179     7.72%
  Mortgage-backed and CMO's ..............       89,175         5,447     6.11%
  Corporate bonds ........................       29,160         2,175     7.46%
  Federal Home Loan Bank Stock and
mutual funds .............................            -             -        -
-----------------------------------------------------------------------------------
    Total Securities .....................      308,903        22,179     7.18%
Federal funds sold and securities
purchased under agreements to resell .....       14,398           508     3.53%
-----------------------------------------------------------------------------------
    Total Interest-Earning Assets ........      516,558        41,698     8.07%
Allowance for Loan Losses ................       (9,277)
Non-Interest-Earning Assets ..............       33,732
-----------------------------------------------------------------------------------
    Total Assets .........................    $ 541,013
===================================================================================

Liabilities and Shareholders' Equity:
Interest-Bearing Liabilities:
  Interest-Bearing Deposits:
    Interest checking accounts ...........    $  57,167     $   1,499     2.62%
    Money market accounts ................      120,971         3,932     3.25%
    Regular savings ......................       40,188         1,441     3.58%
    Individual retirement accounts .......       27,650         1,593     5.76%
    Time Deposits ........................      190,994         8,526     4.46%
-----------------------------------------------------------------------------------
Total Interest-Bearing Deposits ..........      436,970        16,991     3.89%
Federal funds purchased and securities
sold under agreements to repurchase ......            -             -        -
Other interest-bearing liabilities .......            -            14        -
-----------------------------------------------------------------------------------
    Total Interest-Bearing Liabilities ...                     17,005
Non-Interest-Bearing Liabilities: ........
  Demand deposits ........................       54,953
  Other liabilities ......................        4,207
-----------------------------------------------------------------------------------
    Total Non-Interest-Bearing Liabilities       59,160
Shareholders' Equity .....................       44,883
-----------------------------------------------------------------------------------
    Total Liabilities and Shareholders'
Equity ...................................    $ 541,013
===================================================================================

Net Interest Income/Margin ...............                  $  24,693     4.56%


ArgentBank
Comparative Statement of Condition (Unaudited)
                                                                      (in thousands)
                                                         9/30/97                       12-31-96
                                               $                   %            $                %
                                                              of Assets                      of Assets
--------------------------------------------------------------------------------------------------------
Assets:
Cash & Due From Banks .......................      24,314         3.21%         20,331         3.45%
Federal Funds Sold ..........................      45,600         6.02%         20,950         3.55%
Securities:
   Held-to-maturity (approximate market value
   of $37,558 and $42,465 at 6-30-97 and
    12-31-96, respectively) .................      36,633         4.83%         42,433         7.19%
    Available-for-sale (amortized cost
   of $176,748 and $150,080 at 6-30-97 and
    12-31-96, respectively) .................     176,117        23.23%        150,226        25.46%
Gross Loans .................................     450,505        59.43%        344,834        58.46%
Unearned Income .............................         855         0.11%            879         0.15%
Allowance for Loan Losses ...................     (10,706)       (1.41%)       (10,427)       (1.77%)
--------------------------------------------------------------------------------------------------------
Net Loans ...................................     440,654        58.13%        335,286        56.83%
--------------------------------------------------------------------------------------------------------
Premises and Fixed Assets ...................      10,652         1.41%          9,855         1.67%
Other Real Estate Owned .....................         279         0.04%              -         0.00%
Goodwill ....................................      11,645         1.54%              -         0.00%
Other Assets ................................      12,174         1.61%         10,873         1.84%
--------------------------------------------------------------------------------------------------------
Total Assets ................................     758,068                      589,954
========================================================================================================

Liabilities:
Non-interest Bearing Deposits ...............      84,405        11.13%         82,693        14.02%
Interest Bearing Deposits ...................     545,192        71.92%        433,795        73.53%
--------------------------------------------------------------------------------------------------------
Total Deposits ..............................     629,597        83.05%        516,488        87.55%
--------------------------------------------------------------------------------------------------------
Federal Funds Purchased .....................      34,716         4.58%              -         0.00%
Other Liabilities ...........................       7,566         1.00%          5,803         0.98%
--------------------------------------------------------------------------------------------------------
Total Liabilities ...........................     671,879        88.63%        522,291        88.53%
--------------------------------------------------------------------------------------------------------

Shareholders' Equity:
Common Stock - $.10 par value ...............         653         0.09%            586         0.10%
   No. of Shares Authorized 10,000,000
   No. of Shares Issued 6,385,333
Surplus .....................................      38,981         5.14%         25,079         4.25%
Net unrealized gain of AFS Securities .......       1,002         0.13%             96         0.02%
Undivided Profits ...........................      45,553         6.01%         41,902         7.10%
--------------------------------------------------------------------------------------------------------
Total Shareholders' Equity ..................      86,189        11.37%         67,663        11.47%
--------------------------------------------------------------------------------------------------------
Total Liabilities and Equity ................     758,068                      589,954
========================================================================================================

ArgentBank
Statement of Income (Unaudited)

September 30, 1997

(in thousands, except Net Income per share data)
                                      3rd Quarter Results            YTD
---------------------------------------------------------------------------------
                                      9-30-97     9-30-96    9-30-97    9-30-96
---------------------------------------------------------------------------------
Interest Income:
Interest and fees on loans ........     10,002      6,887     25,778     19,779
Interest from banks ...............         10          -         10          -
Interest on federal funds sold ....        753         95      1,352        434
Interest on Investments:
  U.S. Treasury & Agency Securities      2,874      2,774      8,156      8,459
  State & Political Subdivisions ..        311        255        671        782
  Other Domestic Debt Securities ..        105        289        428      1,108
  Equity Securities ...............         32         29         94         86
---------------------------------------------------------------------------------
Total Interest Income .............     14,087     10,329     36,489     30,648
---------------------------------------------------------------------------------
Interest Expense:
Interest on TD's over $100,000 ....      1,406      1,329      3,982      3,770
Interest on other deposits ........      4,558      2,957     11,078      8,808
---------------------------------------------------------------------------------
Total Interest Expense ............      5,964      4,286     15,060     12,578
---------------------------------------------------------------------------------
Net Interest Income ...............      8,123      6,043     21,429     18,070

Provision for Loan Losses .........          -          -          -       (300)

Non-interest Income:
Service charges on deposit accts ..        804        566      2,121      1,617
Other non-interest income .........        189         44        460        611
---------------------------------------------------------------------------------
Total Non-interest Income .........        993        610      2,581      2,228
---------------------------------------------------------------------------------
Investment Securities Gains, net ..          -         34         48         87

Non-interest Expense:
Salaries & employee benefits ......      2,591      1,985      6,534      5,700
Net occupancy expense .............        803        596      2,110      1,725
Other non-interest expense ........      2,733      1,764      6,226      4,774
---------------------------------------------------------------------------------
Total Non-interest Expense ........      6,127      4,345     14,870     12,199

Net Income Before Taxes ...........      2,989      2,342      9,188      8,486

Applicable Income Taxes ...........      1,016        724      2,980      2,676
---------------------------------------------------------------------------------

Net Income ........................      1,973      1,618      6,208      5,810
=================================================================================
Earning per Common Share:
Net Income ........................       0.30       0.28       1.02       0.98
Average Shares used in computation       6,528      5,866      6,085      5,920

                                  Argent Bank
                          Notes to Financial Statements


1. Statement By Management Concerning the Review of Unaudited Financial Information

     The accompanying unaudited financial statements and notes thereto contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of ArgentBank as of September 30, 1997 and the results of operations and cash flows for the periods presented. The financial statements should be read in conjunction with the annual financial statements and the notes thereto included in ArgentBank's 1996 Annual Report and Form F-2.

The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year.


2. Allowance For Loan and Lease Losses

     An analysis of the activity in the allowance for loan and lease losses is as follows:

                                     Nine Months Ended
                                        September 30,
                                       (in thousands)

                                     1997         1996
---------------------------------------------------------
Balance at beginning of year       10,427       10,553
    Provision for loan losses..         0         (300)
    Recoveries ................       461          513
    Loans charged off .........      (661)        (224)
         Acquired Reserves ....       479            0
---------------------------------------------------------
Balance at end of quarter .....    10,706       10,542
=========================================================

3. Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). This Statement establishes new standards for computing and presenting earnings per share ("EPS") information and requires dual presentation of "basic" and "diluted" EPS on the face of the income statement. SFAS No. 128 replaces the presentation of "primary" and "fully diluted" EPS required by APB Opinion No. 12 and its related interpretations and is effective for financial statements issued for periods ending after December 15, 1997. At that time, the Bank will be required to change the method currently used to compute EPS and to restate all prior periods. Earlier implementation of the provisions of SFAS No. 128 is not permitted. Adoption of SFAS No. 128 will not have a material impact on ArgentBank's reported EPS.

     ArgentBank's Management Discussion and Analysis of Financial Condition
                           and Results of Operations

Results of Operations as of September 30, 1997
The accompanying summary of income and selected financial data offers an overview of ArgentBank's results of operations. ArgentBank's net income for the first nine months amounted to $6.2 million or $.95 per share, which was relatively unchanged compared to the previous year's performance. ArgentBank's return on average assets was 1.26 percent, as compared to 1.35 percent at December 31, 1996. Total assets were $758.1 million at September 30, 1997, compared to $590.0 million at December 31, 1996 an increase of $168.1 million. Of this increase, $108 million is attributable to the purchase of Assumption Bancshares ("Assumption") on June 30, 1997. In comparison to the third quarter of 1996, net interest income increased by $2.1 million, or 34.2 percent. The 1997 operating results are attributable to the purchase of Assumption, increased loan demand, increase in non-interest expense, and a reduction in the negative provision for loan losses. The rise in net interest income experienced in 1997 is contributable to the purchase of Assumption and the redeployment of earning assets into the lending area.

Loan Operations
Loans totaled $451.4 million at September 30, 1997, compared to $345.7 million at December 31, 1996. This represents an increase of $105.7 million, or 30.6 percent. The purchase of Assumption contributed to a $59.5 million increase in the loan portfolio. Commercial and real estate loans increased as the economy in all of the markets served by the Bank showed signs of improvements. The Bank's loan-to-deposit ratio was 71.7 percent at September 30, 1997, as compared to
66.9 percent for December 31, 1996.

Net Interest Income
Net-interest income increased by $3.4 million, or 18.6 percent, as compared to September 30, 1996. In comparison to the third quarter of 1996, net interest income increased by $2.1 million, or 34.2 percent. The increase is primarily attributable to the purchase of Assumption on June 30, 1997 and the shifting of earning assets from securities to loans due to increased consumer and commercial loan demand.

Non-Interest Income
Non-interest income for the third quarter of 1997 increased by $383 thousand, as compared to the same period in 1996, due mainly to increased service charge income, the recognition of an $80 thousand gain on the sale of loans and the netting of capital asset losses resulting from the sale of the New Orleans branch in the third quarter of 1996. Non-interest income for the nine months ended September 30,1997 and September 30,1996 reflected increases in service charge income, and the effect of the third quarter items mentioned above.

Non-Interest Expense
Total non-interest expense for the third quarter of 1997 increased by $1.8 million, in comparison to the third quarter of 1996. Non-interest expense for the nine months ended September 30, 1997 increased by $2.7 million, in comparison to the nine months ended September 30, 1996. Salaries and employee benefits, net occupancy expenses, and other expenses all increased due to the merger with Assumption, the write-off of leasehold improvements at the Pierre Part location which was closed in the third quarter of 1997, the write-down of the Napoleonville branch to appraised value due to the closing of this branch, the write-off of abandoned furniture and equipment, and legal fees incurred in conjunction with various operational projects.

Shareholders' Equity
Shareholders' equity as of September 30, 1997 amounted to $86.2 million, as compared to $67.7 million at December 31, 1996. The shareholders'-equity-capital-to-total-assets ratio (excluding market fluctuations) as of September 30, 1997 was 11.25 percent, compared to 11.45 percent at the prior year-end (by comparison, the regulatory minimum capital ratio is 3 percent). The ratio of primary capital (equity capital plus allowance for loan losses, excluding market fluctuations) to total assets as of September 30, 1997 was 12.66 percent, as compared to 13.22 percent for the prior year-end. The decrease in the aforementioned ratios is due to the purchase of Assumption on June 30, 1997.

Cash dividends paid by ArgentBank for the nine months ended September 30, 1997 totaled $.42 per share, as compared to $.39 per share for the same period in 1996, reflecting an increase of 7.69 percent.

Allowance for loan losses
As of September 30, 1997,  the allowance for loan losses was $10.7  million,  as
compared  to  $10.4   million  at  December   31,   1996.   This   represents  a
reserve-to-loan ratio of 2.37 percent, as compared to 3.02 percent at December 31, 1996. On September 30, 1997, non-performing loans totaled $1.2 million, or
 .26 percent of total loans outstanding, as compared to $224 thousand, or .065 percent of total loans outstanding at December 31, 1996.

Non-performing assets
Total non-performing assets (including non-performing loans, restructured debt and repossessed assets) were $2.0 million at September 30, 1997, representing
 .27 percent of total assets, up from the prior year end's total of $1.0 million, or .17 percent of total assets. As of September 30, 1997, ArgentBank had $279 thousand in other real estate owned. During the first nine months of 1997, the Bank recorded a net write-off on loans of $201 thousand, as compared to $175 thousand net recovery recorded for the year ended December 31, 1996. Due to favorable net charge-offs and a low level of non-performing assets, a $300 thousand negative provision was recorded in 1996. No provision was recorded in 1997.

Financial Condition

Assets

Total assets at September 30, 1997 were $758.1 million, an increase of $168.1 million from the December 31, 1996 total of $590.0 million. Total loans outstanding increased by $105.6 million to $451.4 million at September 30, 1997, compared to $345.7 million at December 31, 1996. The redeployment of earning assets into loans enabled the Bank to increase the net interest margin during 1997. The following table reflects the changes in the Bank's loan portfolio for September 30, 1997, and years 1996 and 1995 (in thousands).

Table 1 - Loan Portfolio                                         Sep 1997       Dec 1996       Dec 1995
                                                                    Loans          Loans          Loans
For Period ended September 30 and Years Ended December 31,    Outstanding    Outstanding    Outstanding
----------------------------------------------------------------------------------------------------------
(in thousands)
----------------------------------------------------------------------------------------------------------
Loans secured by real estate:
  Construction and land development .......................     $   8,453      $   9,010      $   5,864
  Secured by farmland .....................................         2,521          2,464            416
  Secured by 1-4 family residential properties ............       137,452         91,908         80,626
  Secured by multifamily (5 or more) residential properties        26,855         27,697         24,607
  Secured by nonfarm nonresidential properties ............       145,096        115,803        100,479
Loans to depository institutions ..........................            75        - - - -            326
Loans to finance agricultural production and
  other loans to farmers ..................................         1,995            122             32
Commercial and industrial loans ...........................        59,190         42,252         35,286
Loans to individuals for household, family, and
  other personal expenditures .............................        65,639         53,341         37,728
Obligations of state and political subdivisions ...........         3,938          3,907          3,818
Other loans ...............................................         1,001             88            111
Less: Unearned income on loans ............................          (855)          (879)          (814)
----------------------------------------------------------------------------------------------------------
Total loans and leases, net of unearned income ............     $ 451,360      $ 345,713      $ 288,479
==========================================================================================================

On September 30, 1997, the Bank's total securities portfolio amounted to $212.8 million, as compared to $192.7 million at December 31, 1996. The securities portfolio represented 28.1% of total assets and 30.0% of earning assets as of September 30, 1997. The following table reflects the Bank's breakdown of the investment portfolio for September 30, 1997, and years ending 1996 and 1995 (in thousands).

Table 2 - Securities Portfolio
For Period ended September 30 and Years Ended December 31, (in thousands)
-------------------------------------------------------------------------------------------------
                                                          09/30/1997         1996         1995
-------------------------------------------------------------------------------------------------
U. S. Treasury securities .............................     $ 55,733     $ 53,768     $ 83,263
U. S. Government agency and corporation obligations:
  Issued by FNMA and FHLMC ............................       32,358       33,194        8,406
  Guaranteed by GNMA ..................................          734          203          263
  Collateralized mortgage obligations .................       10,636       11,926       27,757
  All other U. S. Government agencies .................       79,078       58,822       56,681
Securities issued by states and political subdivisions:
  General obligations .................................       14,170       10,286       13,212
  Revenue obligations .................................       10,803        6,666       10,681
Other domestic debt securities:
  Privately-issued collateralized mortgage obligations         4,402        9,377       14,900
  All other ...........................................        2,336        6,090       16,237
Equity securities .....................................        2,500        2,327        1,912
-------------------------------------------------------------------------------------------------
Total securities portfolio ............................     $212,750     $192,659     $233,312
=================================================================================================

Liabilities
Total deposits increased by $113.1 million to $629.6 million at September 30, 1997, from $516.5 million at December 31, 1996. The net increase in deposits is due mainly to the Assumption Bank merger and increases in time deposits. Table 3 reflects the changes in the deposit mix for September 30, 1997, December 31, 1996 and December 31, 1995 (in thousands).

Table 3 - Deposit Composition
                                     09/30/1997   12/31/1996   12/31/1995
----------------------------------------------------------------------------
Non-interest-bearing - demand ....     $ 84,405     $ 82,693     $ 77,291
Interest-bearing - demand ........       75,384       68,365       63,678
Money Market Accounts ............      124,166       88,651       89,806
Regular Savings and Christmas Club       54,707       42,725       43,416
Individual Retirement Accounts ...       35,039       27,516       27,407
Time Deposit - Personal ..........      184,301      136,746      127,649
Time Deposit - Non-personal ......       20,445       18,270       19,822
Time Deposit - Political .........       51,150       51,522       41,099
----------------------------------------------------------------------------
Total Deposits ...................     $629,597     $516,488     $490,168
============================================================================

Shareholders' Equity

The Bank's return on average shareholders' equity was 11.49% for the first nine months of 1997, as compared to 11.74% for the same period in 1996. Shareholders' equity increased $18.5 million during 1997 to $86.2 million, from $67.7 million at December 31, 1996. Table 4 illustrates the changes in shareholders' equity for September 30, 1997, December 31, 1996 and December 31, 1995 (in thousands).


Table 4 - Shareholders' Equity Changes
                                                              09/30/1997    12/31/1996    12/31/1995
-------------------------------------------------------------------------------------------------------
Balance at beginning of year ..............................     $ 67,663      $ 66,503      $ 59,022
Net income ................................................        6,208         7,738         8,074
Cash dividends paid .......................................       (2,556)       (3,070)       (2,837)
Changes incident to business combinations, net ............       13,968         - - -         - - -
Common shares purchased & retired .........................        - - -        (2,212)        - - -
Net unrealized gain/(loss) on available-for-sale securities          906        (1,296)        2,244
-------------------------------------------------------------------------------------------------------
Balance at end of year ....................................     $ 86,189      $ 67,663      $ 66,503
=======================================================================================================

Cash dividends paid by ArgentBank for the six months ended September 30, 1997 totaled $.42 per share, as compared to $.39 per share for the same period in 1996, reflecting an increase of 7.69 percent.

Loan Loss Reserves and Provision for Loan Losses

Management evaluates the reserve for loan losses periodically to ensure that its level is adequate to absorb loan losses in the loan portfolio. At September 30, 1997, the reserve for loan losses was $10.7 million, as compared to $10.4 million at December 31, 1996. The provision for loan losses is a charge against current-period earnings and is added to the allowance for loan losses to establish a reserve level considered adequate by management to absorb future potential loan losses. No provision was recorded in the first nine months of 1997, as compared to a negative provision of $300 thousand during 1996. Total non-performing assets were $2.0 million at September 30, 1997, representing .27 percent of total assets, up from the prior year end's total of $1.0 million, or
 .17 percent of total assets. Management believes that the allowance for loan losses at September 30, 1997 is adequate to absorb any losses in the Bank's portfolio. Table 5 recaps the Bank's charge-offs and recoveries experience in 1997 and 1996 by quarter (in thousands).

Table 5 - Charge-offs
and Recoveries                           1997                                      1996
-----------------------------------------------------------------------------------------------------------
                            YTD      3rd      2nd       1st        YTD       4th     3rd     2nd     1st
-----------------------------------------------------------------------------------------------------------
Charge-offs:
  Real estate loans ..   $   42   $   20   $   22    $- - -     $   16    $   16  $- - -  $- - -  $- - -
  Agricultural loans .    - - -    - - -    - - -     - - -      - - -     - - -   - - -   - - -   - - -
  Commercial &
   industrial loans ..       95       72    - - -        23         22        15       7   - - -   - - -
  Consumer loans .....      419      201      116       102        271       114      68      73      16
  All other loans ....      105       38       39        28         96        36      24      16      20
-----------------------------------------------------------------------------------------------------------
    Total Charge-offs    $  661   $  331   $  177    $  153     $  405    $  181  $   99  $   89  $   36
===========================================================================================================

Recoveries:
  Real estate loans ..   $  207   $   25   $   20    $  162     $  416    $   34  $   26  $   32  $  324
  Agricultural loans .    - - -    - - -    - - -     - - -      - - -     - - -   - - -   - - -   - - -
  Commercial &
   industrial loans ..       16        9        3         4         14         2      10       1       1
  Consumer loans .....      198       72       87        39        126        22      33      44      27
  All other loans ....       40       16       10        14         23         8       3       4       8
-----------------------------------------------------------------------------------------------------------
    Total Recoveries .   $  461   $  122   $  120    $  219     $  579    $   66  $   72  $   81  $  360
===========================================================================================================

Net Charge-offs / (Net
Recoveries) ..........   $  200   $  209   $   57    $  (66)    $ (174)   $  115  $   27  $    8  $ (324)
===========================================================================================================

Provision for loan
losses/(negative
provisions) ..........   $- - -   $- - -   $- - -    $- - -     $ (300)   $- - -  $- - -  $- - -  $ (300)
===========================================================================================================

Liquidity
Liquidity represents the Bank's ability to provide funds to satisfy demands from depositors, borrowers and other commitments by either converting assets to cash or accessing new or existing sources of funds. The principal sources of funds which provide liquidity are customer deposits, customer payments of principal and interest on loans, maturities of securities, earnings and borrowings. Management closely monitors the maturities of the Bank's assets and liabilities through a periodic review of maturity profiles, yield/rate behaviors and loan/deposit forecasts to minimize funding risks. The Bank's level of cash on hand is to provide, at all times, sufficient cash and other liquid assets for expected demand for funds. At September 30, 1997, cash and due from banks, securities, federal funds sold and repurchase agreements were 50.4 percent of deposits, as compared to 45.3 percent at December 31, 1996.

The Bank's loan-to-deposit ratio at September 30, 1997 increased to 71.7 percent, compared to 66.9 percent as of December 31, 1996. The Indirect Loan Program and the increase in loan demand represent the major factors for the increased percentage.

                                                       1997                                           1996
------------------------------------------------------------------------------------------------------------------------------------
                                        Third        Second         First        Fourth         Third        Second         First
------------------------------------------------------------------------------------------------------------------------------------
Income Statement Data:
Interest income ................     $ 14,087      $ 11,544      $ 10,858      $ 10,644      $ 10,329      $ 10,255      $ 10,064
Interest expense ...............        5,964         4,790         4,306         4,265         4,286         4,213         4,079
------------------------------------------------------------------------------------------------------------------------------------
  Net interest income ..........        8,123         6,754         6,552         6,379         6,043         6,042         5,985
Provision for (recovery of) loan
  losses .......................        - - -         - - -         - - -         - - -         - - -         - - -          -300
------------------------------------------------------------------------------------------------------------------------------------
  Net interest income after ....        8,123         6,754         6,552         6,379         6,043         6,042         6,285
provision
Non-interest income ............          993           802           786           807           610           982           636
Securities gains (losses), net .        - - -            48         - - -            64            34            53         - - -
------------------------------------------------------------------------------------------------------------------------------------
Total non-interest income ......          993           850           786           871           644         1,035           636
Non-interest expense ...........        6,127         4,406         4,337         4,414         4,345         4,082         3,772
Income taxes ...................        1,016         1,045           919           908           724           953           999
------------------------------------------------------------------------------------------------------------------------------------
Net income .....................     $  1,973      $  2,153      $  2,082      $  1,928      $  1,618      $  2,042      $  2,150
====================================================================================================================================
Per Share Information:
Net income per share ...........     $   0.30      $   0.37      $   0.36      $   0.33      $   0.27      $   0.35      $   0.36
Cash dividend paid .............     $   0.14      $   0.14      $   0.14      $   0.13      $   0.13      $   0.13          0.13
Shareholders' equity (book .....     $  13.20      $  12.01      $  11.62      $  11.54      $  11.15      $  10.65         11.21
value)
Market value ...................     $  33.38      $  28.38      $  28.50      $  17.88      $  18.75      $  18.50      $  22.00
Average shares outstanding .....        6,528         5,864         5,864         5,864         5,866         5,918         5,975
Selected Quarter-End
Balances:
Loans, Net .....................      440,654       427,774       352,455       335,286       307,155       302,823       277,514
Deposits .......................      629,597       641,151       525,516       516,488       491,071       499,054       498,392
Equity .........................       86,189        70,406        68,113        67,663        65,434        63,012        66,962
Total assets ...................      758,068       760,002       609,018       589,954       562,640       571,581       581,208
Selected Average Balances:
Loans, Net .....................      445,100       353,014       370,477       319,849       304,411       289,458       278,168
Deposits .......................      639,403       521,920       528,347       502,932       496,118       499,630       493,318
Equity .........................       79,663        68,170        68,789        65,880        63,813        66,347        66,909
Total assets ...................      759,969       600,494       620,073       578,736       568,560       577,510       566,125
Earning assets .................      712,657       571,288       586,650       545,369       537,951       547,592       539,158
Non-interest-bearing assets ....       47,312        29,206        33,423        33,367        30,609        29,917        26,967
Non-interest-bearing deposits ..       91,092        77,673        74,160        71,804        67,816        69,763        73,195
Interest-bearing deposits ......      548,311       444,247       454,187       431,128       428,303       429,867       420,123
Selected Ratios:
Annualized return on average
assets .........................         1.26%         1.40%         1.41%         1.33%         1.14%         1.41%         1.52%
Annualized return on average
         equity ................        11.49%        12.47%        12.39%        11.70%        10.15%        12.31%        12.85%
Average equity/average assets ..        10.49%        11.36%        11.10%        11.38%        11.22%        11.49%        11.82%
Leverage ratio .................        11.15%        11.37%        12.01%        11.47%        11.63%        11.02%        11.52%
Efficiency ratio ...............        60.71%        58.04%        58.38%        61.45%        64.27%        58.07%        56.97%
Tier 1 capital ratio ...........        12.29%        14.17%        14.98%        15.08%        15.81%        15.36%        14.10%
Total capital ratio ............        13.55%        15.43%        16.25%        16.35%        17.06%        16.61%        15.35%
====================================================================================================================================



                                   APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              HIBERNIA CORPORATION

                                       AND

                             HIBERNIA NATIONAL BANK

                                       AND

                                   ARGENTBANK


                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE 1                                                                  A-6
     DEFINITIONS                                                           A-6
          1.1    "Acquiror"                                                A-6
          1.2    "Acquiror Bank"                                           A-6
          1.3    "Agreement"                                               A-6
          1.4    "ArgentBank"                                              A-7
          1.5    "Bank  Merger Act"                                        A-7
          1.6    "Business  Day"                                           A-7
          1.7    "Closing"                                                 A-7
          1.8    "Effective Date"                                          A-7
          1.9    "FDIC"                                                    A-7
          1.10   "FRB"                                                     A-7
          1.11   "Internal  Revenue Code"                                  A-7
          1.12   "IRS"                                                     A-7
          1.13   "OFI"                                                     A-7
          1.14   "OCC"                                                     A-8
          1.15   "Party"                                                   A-8
          1.16   "Person"                                                  A-8
          1.17   "SEC"                                                     A-8
ARTICLE 2                                                                  A-8
     THE MERGER AND  RELATED  MATTERS                                      A-8
          2.1    Bank Merger                                               A-8
          2.2    Effect of Bank Merger                                     A-8
          2.3    Execution of Stock Option Agreement                       A-9
ARTICLE 3                                                                  A-9
     CONVERSION OF STOCK                                                   A-9
          3.1    Conversion                                                A-9
          3.2    Exchange of Certificates Representing ArgentBank
                   Common Stock                                            A-10
          3.3    Adjustment of Exchange Ratio                              A-13
ARTICLE 4                                                                  A-13
     ACCOUNTING AND TAX MATTERS                                            A-13
          4.1    Affiliates                                                A-13
          4.2    Accounting Treatment                                      A-13
          4.3    Accounting and Tax Representations                        A-13
ARTICLE 5                                                                  A-14
     ARGENTBANK'S COVENANTS AND AGREEMENTS                                 A-14
          5.1    Operation of Business                                     A-14
          5.2    Preservation of Business                                  A-16
          5.3    Insurance                                                 A-16
          5.4    Stockholders' Meeting                                     A-16
          5.5    Property Transfers                                        A-16
          5.6    ArgentBank Financial and Other Reports                    A-16
          5.7    Due Diligence                                             A-17
          5.8    No Solicitation                                           A-18
          5.9    Actions Necessary to Complete Bank Merger                 A-18
          5.10   Preparation of Registration Statement and
                   Proxy Statement                                         A-18
ARTICLE 6                                                                  A-19
     ARGENTBANK'S REPRESENTATIONS AND WARRANTIES                           A-19
          6.1    Organization and Authority                                A-19
          6.2    Authorization                                             A-19
          6.3    Capital Structure of ArgentBank                           A-20
          6.4    Financial Reports                                         A-20
          6.5    No Material Adverse Change                                A-20
          6.6    Tax Liability                                             A-20
          6.7    Tax Returns: Payment of Taxes                             A-20
          6.8    Litigation and Proceedings                                A-21
          6.9    Brokers' or Finders' Fees                                 A-21
          6.10   Contingent Liabilities                                    A-21
          6.11   Title to Assets; Adequate Insurance Coverage              A-21
          6.12   Liabilities                                               A-22
          6.13   Loans                                                     A-23
          6.14   Allowance for Loan Losses                                 A-23
          6.15   Investments                                               A-23
          6.16   Commitments and Contracts                                 A-23
          6.17   Employee Plans                                            A-24
          6.18   Plan Liability                                            A-24
          6.19   Continuity of Interest                                    A-24
          6.20   Environmental Matters                                     A-25
          6.21   Accuracy of Information                                   A-25
          6.22   Compliance with Laws and Contracts                        A-25
ARTICLE 7                                                                  A-25
     ACQUIROR'S REPRESENTATIONS, WARRANTIES, COVENANTS AND
       AGREEMENTS                                                          A-25
          7.1    Organization and Authority                                A-25
          7.2    Shares Fully Paid and Non Assessable                      A-26
          7.3    Authorization                                             A-26
          7.4    Acquior Financial and Other Reports                       A-26
          7.5    No Material Adverse Change                                A-27
          7.6    Loans                                                     A-27
          7.7    Litigation                                                A-27
          7.8    Contingent Liabilities                                    A-27
          7.9    Allowances for Possible Loan Losses                       A-28
          7.10   Benefit Plans                                             A-28
          7.11   Accuracy of Information                                   A-28
          7.12   Conduct of Business                                       A-28
          7.13   Due Diligence                                             A-29
          7.14   Registration of Stock                                     A-30
          7.15   Continuity of Business Enterprise                         A-30
          7.16   Continuing Indemnity; Insurance                           A-30
          7.17   Permits, Consents and Approvals                           A-31
          7.18   Hold Harmless                                             A-31
          7.19   Employment Agreements and Transaction Bonuses             A-32
          7.20   Election of Directors                                     A-32
          7.21   Actions Necessary to Complete Bank Merger                 A-33
          7.22   Preparation of Registration Statement and
                   Proxy Statement                                         A-33
ARTICLE 8                                                                  A-33
     CONDITIONS TO CLOSING                                                 A-33
          8.1    Conditions to Each Party's Obligations to Effect the
                   Bank Merger                                             A-33
          8.2    Conditions to Obligations of ArgentBank to Effect the
                   Bank Merger                                             A-34
          8.3    Conditions to Obligations of Acquiror to Effect the
                   Bank Merger                                             A-36
ARTICLE 9                                                                  A-38
     CLOSING                                                               A-38
          9.1    Closing                                                   A-38
          9.2    Deliveries at Closing                                     A-39
          9.3    Documents                                                 A-39
ARTICLE 10                                                                 A-39
     EMPLOYMENT MATTERS                                                    A-39
          10.1   Employees and Certain Other Matters                       A-39
          10.2   Retirement Plan                                           A-40
          10.3   Other Benefit Plans                                       A-40
          10.4   Notices                                                   A-40
ARTICLE 11                                                                 A-40
     TERMINATION                                                           A-40
          11.1   Termination                                               A-40
          11.2   Termination Fee                                           A-42
          11.3   Effect of Termination                                     A-42
ARTICLE 12                                                                 A-42
     APPRAISAL RIGHTS                                                      A-42
          12.1   Appraisal Rights of ArgentBank                            A-42
ARTICLE 13                                                                 A-42
     MISCELLANEOUS                                                         A-42
          13.1   Entire Agreement                                          A-42
          13.2   Non-Survival of Representations and Warranties            A-42
          13.3   Headings                                                  A-42
          13.4   Duplicate Originals                                       A-42
          13.5   Governing Law                                             A-43
          13.6   Successors: No Third Party Beneficiaries                  A-43
          13.7   Modification; Assignment                                  A-43
          13.8   Notice                                                    A-43
          13.9   Waiver                                                    A-44
          13.10  Costs, Fees and Expenses                                  A-44
          13.11  Press Releases                                            A-44
          13.12  Severability                                              A-44


                                    EXHIBITS


Exhibit A       Bank Merger Agreement
Exhibit B       Letter of Transmittal
Exhibit C       Form of Affiliate Agreement
Exhibit D       Tax Certificate
Exhibit E       Joinder Agreement
Exhibit F       Stock Option Agreement



                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the 15th day of July, 1997, is made between ArgentBank, Thibodaux, Louisiana, a Louisiana state banking association ("ArgentBank"), and Hibernia Corporation, a Louisiana corporation ("Acquiror") and Hibernia National Bank ("Acquiror Bank").

The Boards of Directors of ArgentBank, Acquiror and Acquiror Bank have duly approved this Agreement and have authorized the execution hereof by ArgentBank's President and Acquiror's President and Chief Executive Officer, respectively. ArgentBank has directed that this Agreement be submitted to a vote of its shareholders in accordance with 12 U.S.C. Section 215a and the terms of this Agreement.

In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of ArgentBank with and into Acquiror Bank and prescribe the terms and conditions of such mergers and the mode of carrying them into effect, which shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

1.1 "Acquiror" means Hibernia Corporation, a corporation duly chartered, organized and existing under and pursuant to the laws of the State of Louisiana; maintaining its principal place of business at 313 Carondelet Street, in New Orleans, Orleans Parish, Louisiana; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

1.2 "Acquiror Bank" means Hibernia National Bank, a national banking association, duly chartered, organized and existing under and pursuant to the laws of the United States of America and maintaining its principal place of business at 313 Carondelet Street, in New Orleans, Orleans Parish, Louisiana. All of the issued and outstanding shares of capital stock of Acquiror Bank are owned by Acquiror. Acquiror Bank is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States of America, and has full authority to conduct its business as and where currently conducted.

1.3 "Agreement" shall mean this Agreement and Plan of Merger by and between ArgentBank, Acquiror and Acquiror Bank and any amendments thereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

1.4 "ArgentBank" means ArgentBank, a state banking association, duly chartered on February 26, 1929, organized and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business at 203 West 2nd Street, Thibodaux, Lafourche Parish, Louisiana.

1.5     "Bank Merger Act" shall mean 12 U.S.C. Section 1828(c).

1.6 "Business Day" shall mean a day on which Acquiror Bank is open for business and which is not a Saturday, Sunday or legal bank holiday.

1.7 "Closing" The closing (the "Closing") of the transactions contemplated herein will take place at Acquiror Bank's office at 313 Carondelet Street, in New Orleans, Louisiana, on a date that is mutually agreed to by both parties ("Closing Date") that is within fifteen (15) days following the later of the date of receipt of all applicable regulatory approvals relating to the transactions contemplated herein, the expiration of all applicable statutory and regulatory waiting periods relative thereto, or the date the Registration
Statement (the "Registration Statement") filed with the SEC is declared effective, or such later date as may be agreed to by the parties. At the Closing the parties shall each deliver to the other such evidence of the satisfaction of the conditions to the Bank Merger as may reasonably be required (including material required to be delivered under this Agreement).

1.8 "Effective Date" The Bank Merger shall become effective as of the date and time of issuance by the OCC as defined in Section 1.14 in a certificate of merger relating to the Bank Merger.

1.9 "FDIC"  means  that  agency of the  United  States of  America  known as the
Federal  Deposit   Insurance   Corporation,   or  any  successor  United  States
governmental agency which insures deposits of commercial banks.

1.10 "FRB" means that agency of the United States of America which acts in the capacity of a governmental central bank known as the Federal Reserve System represented by actions of its Board of Governors, having regulatory authority over bank holding companies, or any successor United States governmental agency performing the function of exercising such regulatory authority.

1.11 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

1.12 "IRS" means that agency of the United States of America known as the Internal Revenue Service.

1.13 "OFI" means the Office of Financial  Institutions of the State of Louisiana
having  regulatory   authority  over  ArgentBank  or  any  successor   Louisiana
governmental agency exercising such regulatory authority.

1.14 "OCC" means that agency of the United States of America known as the Office of the Comptroller of the Currency.

1.15 "Party" shall mean Acquiror, Acquiror Bank, or ArgentBank and "Parties" shall mean Acquiror, Acquiror Bank and ArgentBank.

1.16 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

1.17 "SEC" means that agency of the United States of America known as the Securities and Exchange Commission.

1.18 "Stock Option Agreement" shall mean the Stock Option Agreement, in the form attached hereto as Exhibit F, to be dated July 15, 1997 among ArgentBank and Acquiror.

                                    ARTICLE 2
                         THE MERGER AND RELATED MATTERS

2.1 Bank Merger. On the Effective Date, ArgentBank shall be merged with and into Acquiror Bank under the Articles of Association of Acquiror Bank, pursuant to the provisions of this Agreement, the provisions of and with the effect provided in 12 U.S.C. Section 215a (the "Bank Merger") and the Bank Merger Agreement in substantially the form of Exhibit A hereto (the "Bank Merger Agreement"). In addition, for federal income tax purposes, it is intended that the Bank Merger shall qualify as a non-taxable reorganization under and in accordance with
Section 368(a)1(A) and Section 368 (a)(2)(D) of the Internal Revenue Code and the applicable IRS regulations. The Parties expect that the Bank Merger will further certain of their business objectives, including, and without limitation, the expansion of operations as a financial institution.

2.2 Effect of Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of ArgentBank shall cease and Acquiror Bank shall continue as the surviving corporation. The name of Acquiror Bank, as the surviving corporation, shall by virtue of the Bank Merger remain unchanged. On the Effective Date, as hereinabove provided, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by ArgentBank, or which would inure to it, shall immediately by operation of law and without any conveyance or transfer or without any further action or deed, be vested in and become the property of Acquiror Bank, which shall have, hold, and enjoy the same in its own right as fully and to the same extent as the same were possessed, held, and enjoyed by ArgentBank prior to such merger; and Acquiror Bank shall be deemed to be and shall be a continuation of the original entities and all of the rights and obligations of ArgentBank shall remain unimpaired, and Acquiror Bank, on the Effective Date of the Bank Merger shall succeed to all such rights, obligations, duties and liabilities connected therewith.

2.3 Execution of Stock Option Agreement. Simultaneously with the execution of this Agreement and as a condition thereto, ArgentBank has approved the execution and delivery of the Stock Option Agreement and, on July 15, 1997, ArgentBank will execute and deliver the Stock Option Agreement.


                                    ARTICLE 3
                               CONVERSION OF STOCK

3.1 Conversion. The Parties agree that, by virtue of the Bank Merger, shares of ArgentBank common stock shall be converted into shares of Acquiror Class A common stock, no par value (the "Acquiror Common Stock"), as follows:

a. On the Closing Date, each share of common stock, $.10 par value, of ArgentBank ("ArgentBank Common Stock") issued and outstanding immediately prior to the Closing Date, shall, and without any action on the part of the holder thereof, be converted into the right to receive 2.04 shares of Acquiror Common Stock (the "Exchange Ratio") based upon 6,528,057 shares of ArgentBank Common Stock issued and outstanding; provided, however, in the event said number of shares is less than 6,528,057, the Exchange Ratio will be adjusted proportionately. In the event the number of shares outstanding is greater than 6,528,057, the Parties will determine whether an adjustment will be made.

b. (i) In the event that the Department of Justice requires or requests that Acquiror or Acquiror Bank divest a portion of the assets and/or liabilities of ArgentBank as a condition to its agreement not to object to the Merger, and the Parties hereto agree to such divestiture and consummate the Merger, the Exchange Ratio shall be adjusted downward to reflect the divestiture as set forth below in this Section 3.1(b).

(ii) In the event the aggregate amount of deposits to be divested is $10 million or less and the aggregate amount of loans to be divested is $5 million or less, there shall be no adjustment in the Exchange Ratio.

(iii) In the event the aggregate amount of deposits to be divested is greater than $10 million or the aggregate amount of loans to be divested is greater than $5 million, then the Exchange Ratio shall be calculated in accordance with the following steps:

     Step 1. If the aggregate amount of deposits to be divested is greater than $10 million, then such amount shall be divided by $2,500,000. (If not, then skip to Step 3.)
     Step 2. The resulting  number shall be multiplied by $172,000.
     Step 3. If the aggregate amount of loans to be divested is greater than $5 million, then such amount shall be divided by $2,500,000. (If not, then skip to Step 5.)
     Step 4. The number resulting from Step 3 shall be multiplied by $240,000. Step 5. The numbers resulting from Step 2, if applicable, and Step 4, if applicable, shall be added together.
     Step 6. The number resulting from Step 5 shall be subtracted from $189,771,000.
      Step 7. The number resulting from Step 6 shall be divided by $14.25.
      Step 8. The number resulting from Step 7 shall be divided by the number of shares of ArgentBank Common Stock outstanding to achieve the number of shares of Acquiror Common Stock that will be exchanged for each outstanding share of ArgentBank Common Stock.

c. Notwithstanding any other provision hereof, each holder of shares of ArgentBank's Common Stock who would otherwise have been entitled to receive a fraction of a share of Acquiror's Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of Acquiror's common stock multiplied by the Average Market Price of such common stock. Average Market Price shall be deemed to mean the average of the closing price of one share of such common stock, as reported in the Wall Street Journal for the five (5) trading days immediately preceding the Closing Date ("Average Market Price").

d. The shares of ArgentBank Common Stock subject to the Stock Option Agreement shall be canceled (and not converted) by virtue of the Merger at the Effective Date and without any further action by any Party.

3.2     Exchange of Certificates Representing ArgentBank Common Stock.

a. Consistent with past and prudent business practices, Acquiror shall deposit, or shall cause to be deposited, with a mutually agreed upon exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of ArgentBank Common Stock, for exchange in accordance with this Article 3, cash to be paid pursuant to Section 3.1 and this Section 3.2 in exchange for outstanding shares of ArgentBank Common Stock; provided, however, such cash shall be deposited with the Exchange Agent prior to the exchange of any certificates.

b. Promptly after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates of shares of ArgentBank Common Stock ("Certificate" or "Certificates") (other than those representing shares with respect to which the holder thereof has perfected appraisal rights under 12 U.S.C. Section 215a and has not subsequently lost, withdrawn or forfeited such rights) (i) a letter of transmittal in the form of that set forth in Exhibit B which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Acquiror Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 3.1(b), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the value of any Acquiror Common Stock or cash payable to holders of Certificates. In the event of a transfer of ownership of ArgentBank Common Stock which is not registered in the transfer records of ArgentBank, a certificate representing the proper number of shares of Acquiror Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such ArgentBank Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

c. Holders of Certificates shall cease to be, and shall have no rights as, shareholders of ArgentBank. Notwithstanding any other provisions of this Agreement, no dividends on Acquiror Common Stock shall be paid with respect to any shares of ArgentBank Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing Date theretofore payable with respect to such whole shares of Acquiror Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock, less the amount of any withholding taxes which may be required thereon.

d. On or after the Closing Date, the stock transfer books of ArgentBank shall be closed and there shall be no transfers on the stock transfer books of ArgentBank of the shares of ArgentBank Common Stock which were outstanding immediately prior to the Closing Date. If, after the Effective Date, Certificates are presented to Acquiror, they shall be canceled and exchanged for certificates for shares of Acquiror Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3. Certificates surrendered for exchange by any person constituting an "affiliate" of ArgentBank as such term ifs defined in
Article 4 of this Agreement shall not be exchanged until Acquiror has received a written agreement from such person as provided in Section 4.1.

e. No fractional shares of Acquiror Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Acquiror Common Stock pursuant to Section 3.1(b), cash adjustments will be paid to holders in respect of any fractional share of Acquiror Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Average Market Price.

f. Any portion of the Certificates representing the shares of Acquiror Common Stock and cash to be issued pursuant to Section 3.1 and paid pursuant to this
Section 3.2 (hereinafter referred to as the "Exchange Fund") (including the proceeds of any investments thereof and any shares of Acquiror Common Stock) that remains unclaimed by the former stockholders of ArgentBank one year after the Closing Date shall be delivered to Acquiror or maintained at the Exchange Agent at the discretion of Acquiror. Any former stockholders of ArgentBank who have not theretofore complied with this Article 3 shall thereafter look only to Acquiror or Exchange Agent, as the case may be, for payment in respect of their shares, in any event without any interest thereon. In the event that any such holder fails to surrender either such Certificate or the documents and information contemplated by the letter of transmittal and instructions on or before the fifth (5th) anniversary of the Closing Date, Acquiror shall not have any obligation to deliver the amount to which any such holder would have been entitled in accordance with the provisions of this Agreement and any such holder shall not be entitled to receive from Acquiror any amount in substitution and exchange for each share canceled and extinguished in accordance with this Agreement.

g. Any other provision of this Agreement notwithstanding, neither Acquiror or Exchange Agent nor any party to the Bank Merger shall be liable to a holder of ArgentBank Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

h. Shares of ArgentBank Common Stock held by any holder having rights of a dissenting shareholder as provided in 12 U.S.C. Section 215a, who shall have voted against the Bank Merger, or has given notice in writing prior to such meeting to ArgentBank that he dissents from the Bank Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of 12 U.S.C. Section 215a, shall not be converted as provided under this Article 3 until such time as such holder shall have failed to perfect, or shall have effectively lost his right to appraisal of and payment for his shares of ArgentBank Common Stock, at which time such shares shall be converted as provided in Section 3.2 hereof.

i. Former shareholders of ArgentBank will be able to vote after the Closing Date at any meeting of Acquiror shareholders or pursuant to any written consent procedure the number of whole shares of Acquiror Common Stock into which their shares of ArgentBank Common Stock are converted, regardless of whether they have exchanged their Certificates.

3.3 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Closing Date, Acquiror, Acquiror Bank or ArgentBank changes the number of shares of its Common Stock, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

                                    ARTICLE 4
                           ACCOUNTING AND TAX MATTERS

4.1 Affiliates. ArgentBank and Acquiror shall cooperate and use their best efforts to identify those persons who would be deemed to be "affiliates" of ArgentBank within the meaning of Rule 145(c) or Rule 144 (as applicable) under the Securities Act of 1933 (the "Securities Act") but for the status of ArgentBank's Common Stock as an exempt security under the Securities Act. ArgentBank shall use its best efforts to cause each person so identified to deliver to Acquiror, no later than 30 days prior to the Closing Date, a written agreement in substantially the form set forth in Exhibit C attached hereto provided, however, that ArgentBank shall have no obligation prior to the receipt by the Board of Directors of ArgentBank of the Fairness Opinion from Chase Securities, Inc. described in Section 8.2(d). Acquiror shall be entitled to place appropriate legends on the certificates evidencing shares of Acquiror's Common Stock to be received pursuant to this Agreement by such affiliates and to issue appropriate stop transfer instructions to the transfer agent for Acquiror's common stock.

4.2 Accounting Treatment. The Parties hereto agree to use their best efforts to cause the acquisition contemplated herein to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within their control.

4.3 Accounting and Tax Representations. The Parties hereto represent and warrant that the Statement of Representations attached hereto at Exhibit D and made a part hereof, are true and correct to the best of their knowledge and will be true and correct on the Effective Date.


                                    ARTICLE 5
                      ARGENTBANK'S COVENANTS AND AGREEMENTS

5.1 Operation of Business. Between the date hereof and the Effective Date, or until the termination of this Agreement, ArgentBank covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in material compliance with all applicable laws, regulations and rules; and without the prior written consent of Acquiror, ArgentBank will not:

a. Amend or otherwise change its articles of incorporation or bylaws, as each such document is in effect on the date hereof (except to the extent required in order to effect the Bank Merger as contemplated herein);

b. Except for the issuance of up to 664,389 shares of ArgentBank Common Stock pursuant to the Assumption Bank acquisition and the repurchase of ArgentBank Common Stock in accordance with the Stock Option Agreement, issue or sell, or authorize for issuance or sale, the shares of ArgentBank or any additional shares of any class of capital stock of ArgentBank;

c. Except as contemplated by the Stock Option Agreement, issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating ArgentBank to issue securities;

d. Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, provided, however, that, if the Bank Merger does not occur prior to the record date for Acquiror's quarterly dividend, respectively, ArgentBank shall to the extent lawfully permitted declare and pay dividends (at the customary time each quarter) for the purpose of allowing ArgentBank's stockholders to receive the normal and customary third quarter, 1997 dividend in the amount of $.14 per outstanding share of ArgentBank Common Stock and the fourth quarter, 1997 dividend in the amount of $.15 per outstanding share of ArgentBank Common Stock, and continue to declare and pay normal and customary quarterly dividends in the amount of $.15 per outstanding share of ArgentBank Common Stock.

e. Redeem,   purchase,  or otherwise acquire, directly or indirectly, any of its capital stock;

f. Except   in  the  ordinary course of business consistent with past practices, authorize any capital expenditure(s) which, individually or in the aggregate, exceed $100,000;

g. Extend any new, or renew any existing, loan, credit, lease, or other type of financing unless such is consistent with the ArgentBank's normal lending practices;

h. Except for the sale of the ArgentBank branch at 205 Washington Street, in Napoleonville and the closure of the leased facilities located at 3241 Hwy. 70 South in Pierre Part and 1420 West Airline Hwy. in La Place and except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of ArgentBank;

i. Establish or add any automated teller machines or branch or other banking offices; take any action that would materially and adversely affect the ability of any Party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect ArgentBank's ability to perform its covenants and agreements hereunder;

j. Acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate, or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; (i) excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto; (ii) enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of ArgentBank, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by Acquiror;

k.  Enter into, extend, or renew any lease for office or other space;

l. Except as required by law or as contemplated in connection with the Assumption Bank acquisition, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of ArgentBank, except for the payment by ArgentBank of fiscal 1997 year-end bonuses to its employees consistent with past practices, the payment of transaction bonuses as provided in Section 7.19(b) hereof.

m. Grant any increase in compensation to any director, officer, or employee or representative of ArgentBank, except in the ordinary course of business consistent with past practice; or

n. Take any action or omit to take any action which would cause any of ArgentBank's representations or warranties to be untrue or misleading in any material respect or any covenant of ArgentBank under this Agreement incapable of being performed;

o. Agree in writing or otherwise to do any of the foregoing.

5.2 Preservation of Business. Between the date hereof and the Effective Date, ArgentBank will use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

5.3 Insurance. Pending the Closing, ArgentBank shall maintain in effect its current material insurance policies and bonds.

5.4 Stockholders' Meeting. ArgentBank will promptly give proper notice of a stockholders' meeting for the purpose of approving this Agreement. Said notice shall include notice of dissenter's rights, if any, and shall solicit stockholders' proxies in favor of this Agreement, and all notices shall be given in accordance with all applicable laws, regulations, and rules. ArgentBank and its directors will support and vote in favor of a stockholder resolution approving this Agreement.

5.5 Property Transfers. From time to time, as and when requested by Acquiror and to the extent permitted by Louisiana law, the officers and directors of ArgentBank last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Acquiror title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of ArgentBank, and otherwise to carry out the purposes of this Agreement.

5.6 ArgentBank Financial and Other Reports. ArgentBank shall make available to Acquiror and Acquiror Bank the following statements and other reports and documents:

a. ArgentBank's Balance Sheets as of June 30, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994 (audited), the related notes thereto, and the report of its independent public accountants with respect thereto; Statements of Income and Changes in Stockholders' Equity and Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 (audited), the related notes thereto, and the report of its independent public accountants with respect thereto, and Statements of Income for the six-month periods ended June 30, 1997 and 1996 (unaudited) (" ArgentBank Financial Statements");

b. All correspondence with the OFI, the FDIC and the IRS from January 1, 1997 through the date of Closing (for inspection, but copying may be restricted by legal limitations); and

c. Such additional financial or other information as may be required for the regulatory applications and Registration Statement in connection with the consummation of the Bank Merger (subject to any legal limitations).

5.7     Due Diligence.

a. In order to afford Acquiror access to such information as it may reasonably deem necessary to perform any due diligence review with respect to ArgentBank, ArgentBank shall, upon reasonable notice, afford Acquiror and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, and to all of its properties; books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Board of Directors of ArgentBank and all committees thereof), and it shall, upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Acquiror such information as Acquiror may reasonably request to perform such review. ArgentBank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

b. All information furnished by ArgentBank shall be treated as the sole property of ArgentBank furnishing the information until consummation of the Bank Merger contemplated hereby. If this Agreement is terminated prior to the Closing Date, Acquiror shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from ArgentBank or its employees, agents or representatives, in connection with the transactions contemplated hereby and shall destroy any work papers, analyses or other materials prepared based on such information, and for a period of two years following such termination Acquiror shall use its best efforts to keep such information confidential, not disclose such information to any other person or entity except as may be required by law, and not use such information (including any work papers, analyses and other materials prepared by it in reliance upon such information) in its business for any competitive or other commercial purpose and shall use its best efforts to cause its employees, agents and representatives to do the same, provided, however, the obligation to keep such information confidential shall not apply to any information which (a) Acquiror can establish by convincing evidence was already in its possession prior to the disclosure thereof by ArgentBank, (b) was then generally in the public domain through no fault of Acquiror or (c) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality.

5.8 No Solicitation. Prior to the Closing Date, ArgentBank shall not authorize or knowingly permit any of its officers, directors, employees, representatives, agents or other persons controlled by ArgentBank to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, ArgentBank except as contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall be deemed to prohibit any officer or director of ArgentBank from taking any action that counsel to ArgentBank has advised in writing is required to discharge his or her fiduciary duties to ArgentBank or its shareholders, a copy of which advice shall be furnished to Acquiror. ArgentBank shall instruct each officer, director, employee, agent, representative or affiliate of it to refrain from doing any of the above, and ArgentBank shall promptly notify Acquiror of the identity of any such inquiror.

5.9 Actions Necessary to Complete Bank Merger. ArgentBank shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that ArgentBank shall not be obligated to take or cause to be taken any action which is or creates a material burden, except to the extent such actions are reasonably anticipated to be required in order to effect the Bank Merger.

5.10 Preparation of Registration Statement and Proxy Statement. ArgentBank shall prepare as promptly as practicable jointly with Acquiror a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby (the "Proxy Statement") to be filed by ArgentBank with the FDIC and to be part of a registration statement (the "Registration Statement") to be filed by Acquiror with the SEC pursuant to the Securities Act with respect to the shares to be issued in the Bank Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by ArgentBank relating to ArgentBank, (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the SEC thereunder, (ii) will comply in all material respects with the Federal Deposit Insurance Act and with the rules and regulations of the FDIC thereunder, and (iii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. ArgentBank will advise Acquiror promptly after it receives notice thereof of the time when the Proxy Statement has been approved by the FDIC or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the FDIC for the amendment or supplement of the Proxy Statement or for additional information. All documents, financial statements, or other information or materials which ArgentBank shall provide for filing with the FDIC, the SEC and any regulatory agency in connection with the Bank Merger will comply with generally accepted accounting principles.

                                    ARTICLE 6
                   ARGENTBANK'S REPRESENTATIONS AND WARRANTIES

 ArgentBank represents and warrants to Acquiror and Acquiror Bank that, except as set forth in the Schedule of Exceptions attached hereto:

6.1 Organization and Authority. ArgentBank is a state chartered bank duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

6.2 Authorization. The execution, delivery and performance of this Agreement and the Stock Option Agreement by ArgentBank and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ArgentBank, subject to regulatory approval. No other corporate proceedings on the part of ArgentBank are necessary to authorize consummation of this Agreement and the Stock Option Agreement, except for the approval of the transaction by ArgentBank's stockholders, and the performance by ArgentBank of the terms hereof. This Agreement and the Stock Option Agreement are valid and binding obligations of ArgentBank enforceable against ArgentBank in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that this Agreement is subject to approval by its stockholders and applicable regulatory agencies.

Neither the execution, delivery or performance of this Agreement or the Stock Option Agreement by ArgentBank, nor the consummation of the transactions contemplated hereby, nor compliance by ArgentBank with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ArgentBank under any terms, conditions or provisions of (i) ArgentBank's articles or bylaws or other charter documents of ArgentBank or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ArgentBank is a party or by which ArgentBank may be bound, or to which ArgentBank or the properties or assets of it may be subject, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to ArgentBank or any of its properties or assets.

6.3 Capital Structure of ArgentBank. As of the date hereof, the authorized capital of ArgentBank consists solely of 16,000,000 shares of common stock of the par value of $.10 each. As of the date hereof 5,863,668 shares of such authorized common stock were issued and outstanding in addition to not more than 664,389 shares issuable in the Assumption Bank acquisition and none are held in treasury. The outstanding shares of capital stock of ArgentBank are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute Section 6:262, nonassessable. There are no outstanding options, conversion rights, warrants, calls, rights, commitments or agreements to issue any form of stock or other security of ArgentBank, except as described in
Schedule 6.3. There are no outstanding obligations or commitments to purchase, redeem or otherwise acquire any outstanding shares of common stock of ArgentBank except as described in Schedule 6.3.

6.4 Financial Reports. ArgentBank's Financial Statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, (ii) present fairly the consolidated results of operations and financial position of ArgentBank for the periods and at the times indicated, and
(iii) are true and correct in all material respects for the periods and at the times indicated.

6.5 No Material Adverse Change. Since March 31, 1997, there has been no event or condition of any character (whether actual, or to the knowledge of ArgentBank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to ArgentBank would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of ArgentBank, excluding changes in laws or regulations that affect banking institutions generally.

6.6 Tax Liability. The amounts set up as liabilities for taxes in the ArgentBank Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

6.7 Tax Returns: Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of ArgentBank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1996, and all returns filed are complete and accurate to the best information and belief of their respective managements and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to ArgentBank except as reserved against in the ArgentBank Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and ArgentBank's reserves for bad debts at December 31, 1996, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code.

6.8 Litigation and Proceedings. Except as set forth on Schedule 6.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against ArgentBank that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of ArgentBank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

6.9 Brokers' or Finders' Fees. Except for the engagement of Chase Securities, Inc. pursuant to that certain engagement letter dated May 30, 1997 and legal fees in connection with the transactions contemplated herein, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of ArgentBank or under their authority is entitled to any commission, broker's or finder's fee from any of the Parties hereto in connection with any of the transactions contemplated by this Agreement.

6.10 Contingent Liabilities. Except as contemplated herein and except as disclosed on Schedule 6.10 hereto or as reflected in the ArgentBank Financial Statements and except in the case of the ArgentBank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1997, ArgentBank has no obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to ArgentBank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after March 31, 1997, or from any action omitted to be taken during such period that, to the knowledge of ArgentBank, could reasonably be expected to result in any such material obligation or liability.

6.11    Title to Assets; Adequate Insurance Coverage.

Except as described on Schedule 6.11:

a. As of March 31, 1997, ArgentBank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the ArgentBank Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the ArgentBank Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after March 31, 1997, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. ArgentBank owns, or has valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by ArgentBank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Acquiror in such lease of such property.

b. With respect to each lease of any real property or a material amount of personal property to which ArgentBank is a party, except for financing leases in which ArgentBank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Bank Merger will not constitute a default or a cause for termination or modification of such lease.

c. ArgentBank has no legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

d. To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of ArgentBank provide adequate coverage against loss and the fidelity bonds in effect as to which ArgentBank is named insured meet the applicable standards of the American Bankers Association.

6.12 Liabilities. To the best of ArgentBank's and its officers' and directors' knowledge, all liabilities of ArgentBank were, and will be created, for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules and the accounts or evidence of ownership of accounts are and will be genuine, true, valid and enforceable in accordance with their written terms. ArgentBank has not agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of ArgentBank; and ArgentBank has no knowledge of any claim of ownership to any account other than as shown on the written ownership records of ArgentBank for each account, and ArgentBank has no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

6.13 Loans. To the best knowledge and belief of its management, each loan reflected as an asset of ArgentBank in the ArgentBank Financial Statements, as of March 31, 1997, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to ArgentBank, except as disclosed in writing to Acquiror on or prior to the date hereof.

6.14 Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of ArgentBank as of March 31, 1997 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of March 31, 1997, and such allowance has been established in accordance with GAAP. To the knowledge of ArgentBank's management, ArgentBank is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

6.15 Investments. Except for investments classified as held-to-maturity as prescribed under the Financial Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected in the ArgentBank Financial Statements under the heading "Investment Securities", and none of the investments made by ArgentBank since March 31, 1997, and none of the assets reflected in the ArgentBank Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of ArgentBank freely to dispose of such investment at any time. With respect to all repurchase agreements to which ArgentBank is a party, ArgentBank has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

6.16 Commitments and Contracts. ArgentBank is not a party or subject to any of the following (whether written or oral, express or implied):

a. Except as listed on Schedule 6.16a attached hereto and with a complete copy provided to Acquiror, any employment contract (including any obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by ArgentBank without significant penalty or cost to ArgentBank);

b. Except as listed on Schedule 6.16b attached hereto and with a complete copy provided to Acquiror, any plan or contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or c. Any contract not made in the ordinary course of business containing covenants which limit the ability of ArgentBank to compete in any line of business or with any person or which involves any restriction of the geographical area in which, or method by which, ArgentBank may carry on its respective business (other than as may be required by law or applicable regulatory authorities).

6.17 Employee Plans. To the best of ArgentBank's knowledge and belief, it, and all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by ArgentBank:

i. is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

ii. has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

6.18 Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Internal Revenue Code, all of which have been fully paid, ArgentBank has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

6.19 Continuity of Interest. To the best knowledge of ArgentBank, there is no plan or intention by the ArgentBank shareholders who own 1% or more of the ArgentBank Common Stock, and to the best of the knowledge of management of ArgentBank, there is no plan or intention on the part of the remaining ArgentBank shareholders to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock, to be received in the Bank Merger that would reduce ArgentBank stockholders' ownership of the Acquiror Common Stock to a number of shares having a value, as of the date of the Bank Merger, of less than 50% of the value of all of the formerly outstanding ArgentBank Common Stock as of the same date. For purposes of this representation, shares of ArgentBank
Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of ArgentBank Common Stock will be treated as outstanding ArgentBank Common Stock on the date of the Bank Merger. Furthermore, shares of ArgentBank Common Stock and shares of Acquiror Common Stock held by ArgentBank stockholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Bank Merger are considered in this assumption. See Schedule 4.3 for additional representations regarding continuity of shareholder interest under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code of 1986, as amended.

6.20 Environmental Matters. Except as set forth on Schedule 6.20, neither ArgentBank nor, to the best of the knowledge of management of ArgentBank, any previous owner or operator of any properties at any time owned (including any properties owned or subsequently resold) leased, or occupied by ArgentBank or used by ArgentBank in their respective business ("ArgentBank Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about ArgentBank Properties except in compliance with all applicable federal, state, and local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal, air omissions, and other environmental matters ("Environmental Laws"). ArgentBank has not received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to ArgentBank Properties.

6.21 Accuracy of Information. To the best of ArgentBank's and its officers' and directors' knowledge, all information furnished by ArgentBank to Acquiror and Acquiror Bank relating to the assets, liabilities, and this Agreement is accurate, and ArgentBank has not omitted to disclose any information which is or would be material to this Agreement.

6.22 Compliance with Laws and Contracts. To the best of ArgentBank's and its officers' and directors' knowledge, ArgentBank is not in violation of any laws, regulations, or agreements to which it is a party and has not failed to file any material reports required by any governmental or other regulatory body.

                                    ARTICLE 7

             ACQUIROR'S REPRESENTATIONS, WARRANTIES, COVENANTS AND
                                   AGREEMENTS

For purposes of this Agreement, except in Section 7.1 and where the context requires otherwise, any reference to Acquiror in this Article 7 shall be deemed to include Acquiror and Acquiror Bank and any reference to "material", material adverse effect or a similar standard shall refer to the financial condition, operations or other aspects of Acquiror and its subsidiaries including Acquiror Bank taken as a whole. Acquiror represents and warrants to ArgentBank, except as set forth in the Schedule of Exceptions attached hereto:

7.1 Organization and Authority. Acquiror is a corporation and Acquiror Bank is a national banking association, duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Acquiror and Acquiror Bank has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

7.2 Shares Fully Paid and Non Assessable. As of July 14, 1997, the authorized capital of Acquiror solely consists of 200,000,000 shares of Class A common stock, no par value per share, of which 129,159,469 are outstanding and 51,598 are held in treasury and 100,000,000 shares of preferred stock, of which 2,000,000 shares of Fixed-Adjustable Rate Noncumulative Preferred Stock, Series A are issued and outstanding. The outstanding shares of capital stock of Acquiror and Acquiror Bank are validly issued and outstanding, fully paid and nonassessable (subject to the case of Acquiror Bank to 12 U.S.C. Section 55) and all of such shares of Acquiror Bank are owned directly or indirectly by Acquiror free and clear of all liens, claims, and encumbrances. The shares of Acquiror Common Stock to be issued in connection with the Bank Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

7.3     Authorization.

a. The execution, delivery and performance of this Agreement by Acquiror and Acquiror Bank and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Acquiror and Acquiror Bank, subject to regulatory approval. No other corporate proceedings on the part of Acquiror are necessary to authorize the execution and delivery of this Agreement and the performance by Acquiror of the terms hereof. This Agreement is a valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval of applicable regulatory agencies.

b. Neither the execution, delivery or performance of this Agreement by Acquiror and Acquiror Bank nor the consummation of the transactions contemplated hereby, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquiror under any terms, conditions or provisions of (i) Acquiror's or Acquiror Bank's articles or bylaws or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Acquiror Bank is a party or by which Acquiror or Acquiror Bank may be bound, or
(b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or Acquiror Bank or any of its properties or assets.

7.4 Acquiror Financial and Other Reports. Acquiror has made or will make available to ArgentBank true and correct copies of (a) the balance sheets as of December 31, 1996 and 1995 of Acquiror and its consolidated subsidiaries and the related consolidated statements of income, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (the "Acquiror Audited Financial Statements"), (b) the unaudited balance sheets as of March 31, 1997 and 1996 of Acquiror and its consolidated subsidiaries and the related unaudited statements of income, changes in shareholders equity and cash flows for the six-month periods then ended (the "Acquiror Unaudited Financial Statements, and together with the Acquiror Audited Financial Statements, the "Acquiror Financial Statements"), and (c) all correspondence between Acquiror or Acquiror Bank and the OCC, the FRB, the SEC and the IRS since January 1, 1997. The latest balance sheet forming part of the Acquiror Unaudited Financial Statements is referred to herein as the "Acquiror Latest Balance Sheet."
Acquiror's Financial Statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, and (ii) present fairly the consolidated results of operations of Acquiror for the periods covered thereby and the financial condition of Acquiror and its consolidated subsidiaries as of the dates thereof. Once released, Acquiror will make available to ArgentBank true and correct copies of the unaudited balance sheet as of June 30, 1997 of Acquiror and its consolidated subsidiaries and the related unaudited statements of income, changes in shareholders' equity and cash flows for the six-month period then ended.

7.5 No Material Adverse Change. Since March 31, 1997, there has been no event or condition of any character (whether actual, or to the knowledge of Acquiror or Acquiror Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Acquiror would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Acquiror or Acquiror Bank excluding changes in laws or regulations that affect banking institutions generally.

7.6 Loans. To the best knowledge and belief of its management, and management of Acquiror Bank, each loan reflected as an asset of Acquiror in the unaudited consolidated balance sheet contained in Acquiror's quarterly report to shareholders for the period ended March 31, 1997, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Acquiror, except as disclosed on
Schedule 7.6 hereto.

7.7 Litigation. Except as disclosed on Schedule 7.7 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Acquiror and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

7.8 Contingent Liabilities. Except as disclosed on Schedule 7.8 hereto or reflected in the Acquiror reports filed with the SEC and except in the case of Acquiror's subsidiaries for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1997, neither Acquiror nor any of its subsidiaries had any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Acquiror and its subsidiaries taken as a whole.

7.9 Allowances for Possible Loan Losses. The allowances for possible loan losses shown on the consolidated balance sheet of Acquiror contained in the Acquiror reports filed with the SEC as of March 31, 1997, are adequate in all material respects under the requirements of GAAP to provide for possible loan losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of March 31, 1997 and such allowance has been established in accordance with GAAP. To the knowledge of Acquiror's and Acquiror Bank's management, Acquiror is not likely to be required to increase the provision for loan losses between the date hereof and the Effective Date in an amount deemed to be material herein.

7.10 Benefit Plans. To the knowledge and belief of Acquiror's senior management, Acquiror, each of its subsidiaries and all "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by Acquiror or any of its subsidiaries:

i. is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

ii. has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes; regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

7.11 Accuracy of Information. To the best of Acquiror's and its officers' and directors' knowledge, all information furnished by Acquiror to ArgentBank pursuant to this Agreement is accurate, and Acquiror has not omitted to disclose any information which is or would be material to this Agreement.

Acquiror covenants and agrees as follows:

7.12 Conduct of Business. Acquiror agrees to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations, and rules; but nothing herein shall be construed as limiting or restricting Acquiror in its assets, liability, or capital structure or limiting any action of Acquiror or its affiliates, nor shall anything in this Agreement be construed as limiting the future number and amount of outstanding shares of Acquiror stock pending settlement of this transaction provided, however, there will be no dilution by Acquiror of ArgentBank shareholders of the Acquiror Common Stock to be received in the Bank Merger, through any stock dividends, splits, warrants or options to be issued by Acquiror unless the ArgentBank's shareholders receive relative value for the same. The issuance or grant of stock options to employees and directors consistent with past practices and the ongoing merger activity of Acquiror shall be deemed in the "ordinary course" for purposes of the covenant in this Section 7.12.

7.13    Due Diligence.

a. In order to afford ArgentBank access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Acquiror and its assets in connection with the Bank Merger, Acquiror shall (and shall cause Acquiror Bank to), (a) upon reasonable notice, afford ArgentBank and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date, and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish ArgentBank and such representatives with such financial and operating data and other information of any kind respecting its business and properties as ArgentBank shall from time to time reasonably request to perform such review, (b) furnish ArgentBank with copies of all reports filed by Acquiror with the SEC throughout the period promptly after such reports are so filed, and (c) promptly advise ArgentBank of the occurrence before the Closing Date of any event or condition of any character (whether actual or to the knowledge of Acquiror, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Acquiror, would reasonable be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole. Acquiror shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

b. All information furnished by Acquiror shall be treated as the sole property of Acquiror until consummation of the Bank Merger contemplated hereby. If this Agreement is terminated prior to the Closing Date, ArgentBank shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from Acquiror or its employees, agents or representatives, in connection with the transactions contemplated hereby and shall destroy any work papers, analyses or other materials prepared based on such information, and for a period of two years following such termination ArgentBank shall use its best efforts to keep such information confidential, not disclose such information to any other person or entity except as may be required by law, and not use such information (including any work papers, analyses and other materials prepared by it in reliance upon such information) in its business for any competitive or other commercial purpose and shall use its best efforts to cause its employees, agents and representatives to do the same, provided, however, the obligation to keep such information confidential shall not apply to any information which (a) ArgentBank can establish by convincing evidence was already in its possession prior to the disclosure thereof by Acquiror (b) was then generally in the public domain through no fault of ArgentBank or (c) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality.

7.14 Registration of Stock. Acquiror agrees to use its best efforts to register the shares to be issued to ArgentBank stockholders pursuant to this Agreement with the SEC and to obtain approval for listing of such shares on the New York Stock Exchange.

7.15 Continuity of Business Enterprise. It is the present intention of Acquiror to continue at least one significant historic business line of ArgentBank, namely, financial services, and to use at least a significant portion of ArgentBank's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

7.16    Continuing Indemnity; Insurance.  Acquiror covenants and agrees that:

a. From and after the Closing Date, Acquiror agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of ArgentBank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in, settlement) based upon or arising from his capacity as an officer or director of ArgentBank, to the same extent as he would have been indemnified under the articles of association and or bylaws of Acquiror Bank, as such documents were in effect on the date of this Agreement as if he were an officer or director of Acquiror Bank at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew of the existence of the claim and failed to make a good faith effort to require ArgentBank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

b. The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Acquiror or Acquiror Bank.

c. The rights to indemnification granted by this Section 7.16 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Acquiror pursuant to Section 7.16 shall not exceed, as to all of the Indemnified Persons as a group, the sum of $15,000,000, and Acquiror shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves);
(ii) a director or officer who would otherwise be an Indemnified Person under this Section 7.16 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit E hereto; and (iii) amounts otherwise required to be paid by Acquiror to an Indemnified Person pursuant to this Section 7.16 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

d. Acquiror agrees that the $15,000,000 indemnification limit set forth in paragraph (c) of this Section 7.16 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in Section 7.18 hereof.

e. The provisions of this Section 7.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.17 Permits, Consents and Approvals. Acquiror shall submit an application to the Federal Reserve and the OCC for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

7.18 Hold Harmless. Acquiror will indemnify and hold harmless ArgentBank, each of its directors and officers and each person, if any, who controls ArgentBank within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Acquiror shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Acquiror by ArgentBank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Acquiror under this Section, notify Acquiror in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Acquiror of the commencement thereof, Acquiror shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Acquiror to such indemnified party of its election to so assume the defense thereof, Acquiror shall not be liable to such indemnified party under this Section 7.18 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

7.19    Employment Agreements and Transaction Bonuses.

a. On or before the Closing Date, Acquiror shall execute an employment agreement with Randall E. Howard which provides for a term of at least three (3) years with a guaranteed salary, salary increases in accordance with Acquiror's existing salary administration procedures and based upon performance and position within the relevant salary band, as well as all benefits, including but not limited to stock options and a change in control provision, in amounts equal to comparable executives at Acquiror. On or before the Closing Date, Acquiror shall execute employment agreements with Gloria Navarro, William B. Gautreaux, Hugh Hamilton and Robert Naquin for a term of two (2) years each with a guaranteed salary, salary increases in accordance with Acquiror's existing salary administration procedures and based upon performance and position within the relevant salary band, as well as all benefits, including but not limited to stock options, that are comparable to equivalent level employees at Acquiror. Each such employee who executes an employment agreement shall also agree to a non-compete for the term of the employment agreement which would prohibit such employee from competing against Acquiror within Assumption, Lafourche and Terrebonne Parishes.

b. Upon the Closing Date, Acquiror shall pay transaction bonuses in an aggregate amount not to exceed $375,150 to no more than five (5) officers, and Hibernia will pay to Mr. Howard a transaction bonus in an amount mutually agreed by Mr. Howard and Hibernia. At the option of the recipient, all such transaction bonuses shall be payable in January 1998 if the Closing occurs on or prior to December 31, 1997 or on the Closing Date if the Closing occurs after December 31, 1997.

7.20 Election of Directors. Within 30 days of the Closing Date, Acquiror's Board of Directors shall appoint Dr. James Peltier to the Boards of Directors of Acquiror and Acquiring Bank, and shall reappoint him to the Board of Directors of Acquiror Bank, and shall nominate and recommend him for re-election to the Board of Directors of Acquiror, until he reaches the customary retirement age as pursuant to Acquiror's policy for its directors. Acquiror shall continue to provide comparable office space for Dr. Peltier in Thibodaux, Louisiana, and secretarial assistance from an individual of mutual agreement by the Parties, during such time as he serves on Acquiror Bank's Board of Directors.

7.21 Actions Necessary to Complete Bank Merger. Acquiror shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with ArgentBank to that end; provided, however, Acquiror shall not be obligated to take or cause to be taken any action which is or creates a material burden on Acquiror, except to the extent such actions are reasonably anticipated to be required in order to effect the Bank Merger.

7.22 Preparation of Registration Statement and Proxy Statement. Acquiror shall prepare as promptly as practicable jointly with ArgentBank the Proxy Statement to be filed by ArgentBank with the FDIC and the Registration Statement to be filed by Acquiror with the SEC pursuant to the Securities Act with respect to the shares to be issued in the Bank Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Acquiror relating to Acquiror and by ArgentBank relating to ArgentBank, (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Acquiror will advise ArgentBank promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Bank Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

The obligations of ArgentBank, Acquiror and Acquiror Bank under this Agreement, except as otherwise provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

8.1 Conditions to Each Party's Obligations to Effect the Bank Merger. The respective obligation of each party to effect the Bank Merger shall be subject to the following conditions:

a. Stockholder Approval. The Bank Merger shall have been approved by the requisite vote of the holders of the outstanding shares of ArgentBank common stock at ArgentBank's Stockholders' Meeting.

b. Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by all governing regulatory authorities, all conditions required to be satisfied shall have been satisfied, and all waiting periods relating to such approvals shall have expired.

c. Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

d. Pooling Treatment. Acquiror shall be satisfied that the Bank Merger will qualify for accounting by Acquiror as a pooling of interests under generally accepted accounting principles and under applicable rules and regulations of the SEC. In connection therewith, if requested by Acquiror, Acquiror shall have received, on or before the Closing Date, a letter from Ernst & Young, LLP (or any other accountants of Acquiror's choosing) dated as of the Closing Date to the effect that the transactions contemplated by this Agreement may be treated by Acquiror as a "pooling of interests" for accounting purposes.

e. Tax Opinion. ArgentBank shall have received an opinion from Watkins Ludlam & Stennis, P.A. to the effect that the Bank Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and no gain or loss will be recognized by those ArgentBank stockholders to the extent they exchange their ArgentBank Common Stock for Acquiror Common Stock.

f. Listing on New York Stock Exchange. The shares of Acquiror Common Stock issuable to the holders of ArgentBank Common Stock in the Bank Merger shall have been approved for listing on the New York Stock Exchange on or before the Closing Date, subject to official notice of issuance.

8.2 Conditions to Obligations of ArgentBank to Effect the Bank Merger. The obligations of ArgentBank to effect the Bank Merger shall be subject to the following additional conditions at or prior to Closing:

a. Representations and Warranties. The representations and warranties of Acquiror and Acquiror Bank set forth in this Agreement shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by ArgentBank.

b. Performance of Obligations. Acquiror and Acquiror Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing and Acquiror and Acquiror Bank shall deliver at Closing appropriate certificates setting forth such.

c. Legal Opinion. An opinion of Acquiror's legal counsel shall be delivered to ArgentBank dated the Closing Date and in form and substance reasonably satisfactory to ArgentBank and its counsel to the effect that:

i. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

ii. Acquiror Bank is a national banking association, duly organized and validly existing and in good standing under the laws of the United States of America, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

iii. Acquiror and Acquiror Bank have corporate authority to make, execute and deliver this Agreement; it has been duly authorized and approved by all necessary corporate action of Acquiror and Acquiror Bank and duly executed and delivered and is as of the Closing Date its valid and binding obligation enforceable against each of them subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

iv.     All required regulatory approvals have been obtained;

v. To such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatened against Acquiror or Acquiror Bank relating to the participation in or consummation of this Agreement by Acquiror or Acquiror Bank and consummation will not violate the charter or bylaws of Acquiror or any material contract or agreement to which either of them is a party.

vi. All shares of Acquiror Common Stock to be issued pursuant to the Bank Merger have been duly authorized and, when issued pursuant to the Bank Merger Agreement, will be validly and legally issued, fully paid and non-assessable and will be, at the time of their delivery, free and clear of all liens, claims, and encumbrances, preemptive or similar rights. vii. The Registration Statement has become effective, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted;

viii. The Registration Statement and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Proxy Statement; and

ix. Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

As to matters of fact, counsel to Acquiror and Acquiror Bank may rely, to the extent it deems appropriate, upon certificates of officers of Acquiror and Acquiror Bank, provided, such certificates are delivered to ArgentBank prior to the Closing Date or attached to the opinion of counsel.

d. Fairness Opinion. ArgentBank shall have received a letter from Chase Securities, Inc. within five days of the scheduled mailing date of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Bank Merger are fair to its shareholders from a financial point of view.

e. No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of Acquiror and its subsidiaries taken as a whole.

8.3 Conditions to Obligations of Acquiror to Effect the Bank Merger. The obligations of Acquiror and Acquiror Bank to effect the Bank Merger shall be subject to the following additional conditions:

a. Representations and Warranties. The representations and warranties of ArgentBank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct) and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by Acquiror.

b. Performance of Obligations. ArgentBank shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing and ArgentBank shall deliver at Closing appropriate certificates setting forth such.

c. Legal Opinion. An Opinion of ArgentBank's legal counsel shall be delivered to
Acquiror  dated  the  Closing  Date,  and  in  form  and  substance   reasonably
satisfactory to Acquiror to the effect that:

i. ArgentBank is a Louisiana banking corporation, duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

ii. ArgentBank has corporate authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of ArgentBank and has been duly executed and delivered and is as of the Closing Date its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

iii. To such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatened against ArgentBank relating to the participation in or consummation of this Agreement by ArgentBank and consummation will not violate the charter or bylaws of ArgentBank or any material contract or agreement to which ArgentBank is a party;

iv. With respect to that portion of the Proxy Statement prepared by such counsel, the Proxy Statement and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and such counsel does not know of any contracts or documents required to be filed as exhibits to the Proxy Statement which are not filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Proxy Statement; and

v. Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

As to matters of fact, counsel to ArgentBank may rely, to the extent they deem appropriate, upon certificates of officers of ArgentBank provided, such certificates are delivered to Acquiror prior to the Closing Date or attached to the opinion of counsel.

d. No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of ArgentBank taken as a whole.

e. Director Actions. ArgentBank's directors shall have, subject to the provisions of Section 7.7 hereof, unanimously voted as directors in favor of approving this Agreement and the Bank Merger Agreements, and unanimously recommended to ArgentBank shareholders the approval of this Agreement, the Bank Merger Agreements and the transactions contemplated hereby and such other matters as may have been submitted to the shareholders in connection with this Agreement. ArgentBank's Board of Directors shall also have voted the shares of ArgentBank Common Stock held by them in favor of this Agreement and the Bank Merger Agreement and shall execute a Lock-Up and Non-Competition Agreement on terms mutually agreed upon by the Parties.

                                    ARTICLE 9
                                     CLOSING

9.1 Closing. The Closing shall be held at the offices of Acquiror Bank or such other place as Acquiror and ArgentBank shall mutually designate.

9.2 Deliveries at Closing. At the Closing, all documents and instruments shall be duly and validly executed and delivered by all the Parties hereto, and possession of all liabilities and assets shall be transferred and delivered accordingly.

9.3 Documents. The Parties shall execute any and all documents reasonably requested by them or their legal counsel for the purpose of effecting the transaction contemplated, including but not limited to the following:

a. endorsement, negotiation, and/or assignment of all original notes and Security Agreements relating to all loans;

b.      warranty deeds for the real property;

c.      commitments for owners title insurance for the real property;

d. such other endorsements, assignments or other conveyances as may be appropriate or necessary to effect the transfer to Acquiror of the assets, duties, responsibilities and obligations as referred to herein; and

e. listing of dissenting stockholders, if any, including name, address, and number of shares owned.

                                   ARTICLE 10
                               EMPLOYMENT MATTERS

10.1 Employees and Certain Other Matters. All employees of ArgentBank at the Effective Date shall become employees of Acquiror Bank. At the Effective Date, all persons then employed by ArgentBank shall be eligible for such employee benefits as are generally available to employees of Acquiror Bank having like tenure, officer status and compensation levels and all ArgentBank employees who are employed on the Effective Date shall be given full credit for all prior service as employees of ArgentBank for all purposes of Acquiror's or Acquiror Bank's benefit plans. All ArgentBank officers shall be given such benefits, including but not limited to Stock Options, that are available to officers at Acquiror or Acquiror Bank with like tenure, officer status and compensation levels.

If within twelve months following the Closing Date, any individual employed by ArgentBank immediately prior to the Closing who is terminated without cause, or relocates to an office more than 60 miles from the place of such person's employment on the Closing Date (however, in no event shall an Acquiror Bank office located in the greater New Orleans area be deemed to be more than 60 miles from any existing branch of ArgentBank), or reduces to less than 30 hours per week the working hours, of any former employee of ArgentBank and such former employee thereafter resigns, Acquiror shall pay such person severance benefits in amounts not less than as follows:

                    <2 years/3 weeks salary
                    2-9 years/4  months  salary
                    10-19 years/5  months salary
                    20+ years/6 months salary

Acquiror will make reasonable  efforts to maintain  compensation  levels for any
retained   personnel   commensurate   with   the   employees'   experience   and
qualifications, and in accordance with its salary administration program.

10.2 Retirement Plan. ArgentBank currently maintains an ArgentBank Pension Plan ("Pension Plan") and an ArgentBank Employee Savings (401-k) Plan ("401-k Plan") which will remain operative and in effect through the Closing Date. The Pension Plan will be terminated as of the Closing Date and distributed to vested employees of ArgentBank in accordance with the terms of the Plan after the normal and customary contributions have been made consistent with past practices. The trustees for such Plan will be responsible for the termination, allocation and distribution of plan assets and related notices and other reporting responsibilities to the IRS, Department of Labor and other government agencies. All such termination costs will be paid from such Plan's assets. The 401-k Plan will be merged with the appropriate plan of Acquiror with full credit granted for all prior service for vesting, eligibility and benefit purposes unless such merger is prohibited under the terms of the 401-k Plan or Acquiror's plan, or if Acquiror determines the respective merger would not be in the best interest of Acquiror, in which case the 401-k Plan will be terminated as provided above in this Section 10.2.

10.3 Other Benefit Plans. Other ArgentBank benefit plans will continue through the Closing Date . Thereafter, all retained employees will be eligible to participate in all Acquiror and Acquiror Bank employment benefit plans. All retained employees will be granted full credit for all prior service for vesting, eligibility and benefit purposes under all such plans.

10.4 Notices. ArgentBank shall be responsible for notifying its employees of the terms of this Agreement as it affects and/or relates to them and for complying with any applicable laws regarding such notices.

                                   ARTICLE 11
                                   TERMINATION

11.1 Termination. This Agreement may be terminated, either before or after approval by the stockholders of ArgentBank as follows:

     a. Mutual Consent. At any time on or prior to the Closing Date, by the mutual consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

     b. Pooling of Interest Accounting Treatment. By Acquiror if the Bank Merger will not qualify for accounting by Acquiror as a pooling of interests under generally accepted accounting principles and under applicable rules and regulations of the SEC;

     c. Expiration of Time. By the Board of Directors of Acquiror in writing or by the Board of Directors of ArgentBank in writing, if the Closing shall have not occurred on or before April 30, 1998, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

     d. Breach of Representation, Warranty or Covenant. By either Party hereto, in the event of a breach by the other Party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching Party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the Party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching Party's performance of this Agreement.

     e. Regulatory Approval. By either Party hereto, at any time after the FRB, OCC or the Department of Justice has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Bank Merger or imposed any material condition for the approval thereof not acceptable to all Parties, and the time-period for all appeals or requests for reconsideration thereof has run.

     f. Shareholder Approval. By either Party hereto, if the Bank Merger is not approved by the required vote of shareholders of ArgentBank .

     g. Fairness Opinion. By ArgentBank if it has not received a letter from Chase Securities, Inc. within five days of the scheduled mailing date of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Bank Merger are fair to its shareholders from a financial point of view.

     h. Tax Opinion. By ArgentBank if it has not received an opinion from Watkins Ludlam & Stennis, P.A. to the effect that the Bank Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and no gain or loss will be recognized by those ArgentBank stockholders to the extent they exchange their ArgentBank Common Stock for Acquiror Common Stock.

     i. Fiduciary  Out. By  ArgentBank's  Board of Directors in accordance  with
Section 5.8 hereof.

     j. Exercise of Stock Option Agreement. By ArgentBank's Board of Directors if the ArgentBank Common Stock subject to the Stock Option Agreement shall have been issued pursuant to any exercise of the Stock Option Agreement and, at the time scheduled for Closing, all or any portion of such ArgentBank Common Stock would not be canceled in accordance with Section 3.1(d) by virtue of the Merger.

11.2 Termination Fee. If this Agreement is terminated by Acquiror or Acquiror Bank pursuant to Subsection 11.1(c) or ArgentBank terminates pursuant to Subsection 11.1(d), then Acquiror shall pay or cause to be paid to ArgentBank upon demand a fee of $4,000,000 (the "Buyer Termination Fee") payable in same day funds.

11.3 Effect of Termination. In the event of termination of this Agreement by any party as provided above, the Bank Merger Agreement shall also terminate and this Agreement, and the Bank Merger Agreement shall forthwith become void and except as provided in Sections 5.7(b), 7.13(b), 7.18 and 13.10 hereof and the Stock Option Agreement (which shall be governed by its own terms as to termination), there shall be no further liability on the part of any party hereto or any of their respective officers or directors.

                                   ARTICLE 12
                                APPRAISAL RIGHTS

12.1 Appraisal Rights of ArgentBank. Notwithstanding any other provision of this Agreement to the contrary, dissenting stockholders of ArgentBank who comply with the procedural requirements of 12 U.S.C. Section 215a will be entitled to receive payment of the value of their shares if the Bank Merger is effected.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 Entire Agreement. This Agreement and the Stock Option Agreement embody the entire understanding of the Parties in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the Parties hereto.

13.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Closing Date, or the earlier termination of this Agreement pursuant to Article 11 hereof. Except as provided in Section 13.10 hereof, each party hereby agrees that its sole right and remedy with respect to any breach of a representation or a warranty by the other party shall be to not consummate the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 8.2 or 8.3 hereof, provided, however, that the foregoing shall not be deemed a waiver of any claim for intentional misrepresentation or fraud.

13.3 Headings. The headings and subheadings in this Agreement, except the terms identified for definition in Article 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

13.4 Duplicate Originals. This Agreement may be executed in any number of duplicate originals, any one of which when fully executed by all Parties shall be deemed to be an original without having to account for the other originals.

13.5 Governing Law. This Agreement and the rights and obligations hereunder shall be governed and construed by the laws of the State of Louisiana.

13.6 Successors: No Third Party Beneficiaries. All terms and conditions of this Agreement shall be binding on the successors and assigns of ArgentBank, Acquiror and Acquiror Bank. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than ArgentBank and Acquiror any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein, it being the intention of the Parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of ArgentBank and Acquiror and for the benefit of no other person.

13.7 Modification; Assignment. No amendment or other modification of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of all of the Parties hereto. This Agreement may not be assigned without the express written consent of both Parties.

13.8 Notice. Any notice, request, demand, consent, approval or other communication to any Party hereof shall be effective when received and shall be given in writing, and delivered in person against receipt thereof, or sent by certified mail, postage prepaid or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee or its agent.

                                   ArgentBank


                                   ArgentBank
                          203 W. Second Street (70301)
                              Post Office Box 819
                        Thibodaux, Louisiana 70302-0819
                          Attn: Mr. Randall E. Howard
                           Fax Number: (504) 447-0579

                    Copy to: Watkins Ludlam & Stennis, P.A.
                         633 North State Street (39202)
                                 P. O. Box 427
                             Jackson, MS 39205-0427
                           Attn: Carl J. Chaney, Esq.
                           Fax Number: (601) 949-4804


                                    Acquiror


                              Hibernia Corporation
                         313 Carondelet Street (70130)
                             Post Office Box 61540
                           New Orleans, LA 70161-1540
                          Attn: Mr. Stephen A. Hansel
                           Fax Number: (504) 533-2447

                         Copy to: Patricia C. Meringer
                  Senior Vice President and Corporate Counsel
                              Hibernia Corporation
                         225 Baronne Street, 11th Floor
                             New Orleans, LA 70112
                           Fax Number: (504) 533-5595

13.9 Waiver. ArgentBank and Acquiror may waive their respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of ArgentBank or Acquiror to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by ArgentBank or Acquiror under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

13.10 Costs, Fees and Expenses. Each Party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel. Acquiror, Acquiror Bank and ArgentBank will be jointly responsible for preparing the applications, regulatory filings and registration statement necessary to obtain approval of the Bank Merger. Acquiror will be responsible for printing expenses for the proxy materials and the issuance of the Acquiror Common Stock. ArgentBank will be responsible for the cost of its accountants, legal counsel, and financial advisors.

13.11 Press Releases. ArgentBank and Acquiror shall consult with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit Acquiror, following notification to ArgentBank, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of the New York Stock Exchange, and nothing contained herein shall prohibit ArgentBank, following notification to Acquiror, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of the American Stock Exchange.

13.12 Severability. If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.



IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                              HIBERNIA CORPORATION


                              By:
                              Name: Stephen A. Hansel
                              Title:  PRESIDENT AND CHIEF EXECUTIVE OFFICER


Attest:

                              HIBERNIA NATIONAL BANK


                              By:
                              Name: Stephen A. Hansel
                              Title:  PRESIDENT AND CHIEF EXECUTIVE OFFICER


Attest:


                              ARGENTBANK


                              By:
                              Name: Randall E. Howard
                              Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


Attest:



                                    EXHIBIT A

                              BANK MERGER AGREEMENT

This Bank Merger Agreement is made and entered into as of the 15th day of July, 1997, between Hibernia National Bank, New Orleans, Louisiana, a national banking association ("Acquiror Bank") and ArgentBank, Thibodaux, Louisiana, a Louisiana state banking association ("ArgentBank") (the "Bank Merger Agreement").

                                   WITNESSETH:

WHEREAS, Acquiror Bank and ArgentBank (collectively, the "Constituent Banks") and their respective Boards of Directors deem it advisable that ArgentBank be merged into Acquiror Bank (the "Bank Merger") pursuant to the provisions of 12 U.S.C. Section 215a, et seq. and upon the terms and conditions hereinafter set forth and in the Plan (as hereinafter defined); and

WHEREAS, the Constituent Banks have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Bank Merger;

NOW THEREFORE, it is agreed as follows:


                                   ARTICLE ONE

                                 The Bank Merger

Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) ArgentBank shall be merged into Acquiror Bank under the Articles of Association of Acquiror Bank and the separate existence of ArgentBank shall cease. The Articles of Association of Acquiror Bank shall not be altered or amended by virtue of the Bank Merger. The directors and officers of Acquiror Bank in office immediately prior to the Effective Time shall be the directors and officers of the Acquiror Bank. At the Effective Time (as herein defined), Acquiror Bank, shall continue to be a national banking association.


                                   ARTICLE TWO

                             Effective Date and Time

The Bank Merger shall be effective as of the date and time specified or permitted by the Office of the Comptroller of the Currency ("OCC") in a Certificate of Merger or other written record issued by the OCC (such time and date being herein referred to as the "Effective Time" and the "Effective Date", respectively).


                                  ARTICLE THREE

                              Conversion of Shares

On the Closing Date, each share of common stock, $.10 par value, of ArgentBank ("ArgentBank Common Stock") issued and outstanding immediately prior to the Closing Date, other than the shares of ArgentBank Common Stock owned by stockholders who pursuant to 12 U.S.C. Section 215a perfect dissenters rights, shall, and without any action on the part of the holder thereof, be converted into the right to receive 2.04 shares of Acquiror Common Stock (the "Exchange Ratio") based upon 6,528,057 shares of ArgentBank Common Stock issued and outstanding; provided, however, in the event said number of shares is less than 6,528,057, the Exchange Ratio will be adjusted proportionately. In the event the number of shares outstanding is greater than 6,528,057, the Parties will determine whether an adjustment will be made.

In the event that the Department of Justice requires or requests that Acquiror or Acquiror Bank divest a portion of the assets and/or liabilities of ArgentBank as a condition to its agreement not to object to the Merger, and the Parties hereto agree to such divestiture and consummate the Merger, the Exchange Ratio shall be adjusted downward to reflect the divestiture as set forth below.

In the event the aggregate amount of deposits to be divested is $10 million or less or the aggregate amount of loans to be divested is $5 million or less, there shall be no adjustment in the Exchange Ratio.

In the event the aggregate amount of deposits to be divested is greater than $10 million or the aggregate amount of loans to be divested is greater than $5 million, then the Exchange Ratio shall be calculated in accordance with the following steps:

     Step 1. If the aggregate amount of deposits to be divested is greater than $10 million, then such amount shall be divided by $2,500,000. (If not, then skip to Step 3.)
     Step 2. The  resulting  number shall be multiplied by $172,000.
     Step 3. If the aggregate amount of loans to be divested is greater than $5 million, then such amount shall be divided by $2,500,000. (If not, then skip to Step 5.)
     Step 4. The number resulting from Step 3 shall be multiplied by $240,000. Step 5. The numbers resulting from Step 2, if applicable, and Step 4, if applicable, shall be added together.
     Step 6. The number resulting from Step 5 shall be subtracted from $189,771,000.
     Step 7. The number resulting from Step 6 shall be divided by $14.25.
     Step 8. The number resulting from Step 7 shall be divided by the number of shares of ArgentBank Common Stock outstanding to achieve the number of shares of Acquiror Common Stock that will be exchanged for each outstanding share of ArgentBank Common Stock.

The exchange of certificates representing Acquiror Common Stock for certificates formerly representing ArgentBank Common Stock shall be effected as provided in the Plan. No fractional shares of Acquiror Common Stock representing such fractional shares will be issued to the holders of ArgentBank Common Stock. Instead, a shareholder otherwise entitled to receive such fractional shares shall be entitled to a cash payment (without interest) as provided in the Plan.

                                  ARTICLE FOUR

                             Effects of Bank Merger

The Bank Merger shall have the effects set forth in 12 U.S.C. Section 215a.


                                  ARTICLE FIVE

                           Filing of Merger Agreement

If this Merger Agreement is approved by the shareholders of ArgentBank and Acquiror Bank, then the fact of such approval shall be certified hereon by the Secretary or Assistant Secretary of the Constituent Banks, and this Merger Agreement, as approved and certified, shall be signed and acknowledged by the President or Vice President of each of the Constituent Banks. Thereafter, a multiple original of this Merger Agreement, so certified, signed and acknowledged, shall be delivered to the OCC and the OFI for filing and recordation in the manner required by law.


                                   ARTICLE SIX

                                  Miscellaneous

The obligations of the Constituent Banks to effect the Bank Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Merger Agreement may be terminated (a) by the mutual agreement of the Boards of Directors of the Constituent Banks or (b) pursuant to the terms and provisions of the Plan. This Agreement shall be governed and interpreted in accordance with federal law and the applicable laws of the State of Louisiana. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan.

IN WITNESS WHEREOF, this Merger Agreement is signed by a majority of the Directors of each of the Constituent Banks as of the day first above written.

                         ARGENTBANK
                         By a Majority of its Board of Directors
                         (consisting of a majority of its Directors)





                         HIBERNIA NATIONAL BANK
                         By a Majority of its Board of Directors
                         (consisting of a majority of its Directors)


                                    EXHIBIT F

                             STOCK OPTION AGREEMENT


This Stock Option Agreement ("Option Agreement") is dated as of July 15, 1997, between ArgentBank, a Louisiana state banking association ("ArgentBank"), and Hibernia Corporation ("Hibernia"), a Louisiana corporation.

                                   WITNESSETH

WHEREAS, the Boards of Directors of ArgentBank and Hibernia have approved an Agreement and Plan of Merger ("Merger Agreement") dated as of the date hereof providing for certain transactions pursuant to which ArgentBank would be merged with and into Hibernia National Bank, a subsidiary of Hibernia;

WHEREAS, as a condition to Hibernia's entry into the Merger Agreement and to induce such entry, ArgentBank has agreed to grant to Hibernia the option set forth herein to purchase authorized but unissued shares of ArgentBank Common Stock;

NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

                                   ART1CLE 1

Definitions.

Capitalized terms defined in the Merger Agreement and used herein shall have the same meanings as in the Merger Agreement.

                                   ART1CLE 2

Grant of Option.

Subject to the terms and conditions set forth herein, ArgentBank hereby grants to Hibernia an option ("Option") to purchase up to 1,299,083 shares of ArgentBank Common Stock, at a price of $22.25 per share payable in cash as provided in Section 4 hereof; provided, however, that in the event ArgentBank issues or agrees to issue any shares of ArgentBank Common Stock (other than as permitted under the Merger Agreement) at a price less than $22.25 per share (as adjusted pursuant to Section 6 hereof), the exercise price shall be equal to such lesser price; in no event, however, shall the number of shares for which the Option is exercisable exceed 19.9% of ArgentBank's issued and outstanding Common Stock.

                                    ART1CLE 3

Exercise of Option.

3.1 Subject to compliance with applicable laws and regulations and unless Hibernia shall have breached in any material respect and failed to cure any covenant or representation contained in the Merger Agreement, Hibernia may exercise the Option, in whole or part, at any time following the occurrence of a Purchase Event (as defined below).

3.2 As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

a. any person (other than Hibernia) shall have commenced a bona fide tender or exchange offer to purchase shares of ArgentBank Common Stock and upon consummation of such offer such person owns or controls 20% or more of the outstanding shares of ArgentBank Common Stock;

b. ArgentBank, without having received Hibernia's prior written consent, shall have entered into an agreement with any person (other than Hibernia), other than in connection with a transaction to which Hibernia has given its prior written consent to (x) merge or consolidate, or enter into any similar transaction, with ArgentBank other than with respect to any requirement of divestiture in connection with the Merger Agreement under the federal banking or antitrust laws, (y) purchase, lease or otherwise acquire any substantial portion of the assets of ArgentBank other than in the ordinary course of business of ArgentBank, or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of ArgentBank and the transaction referred to in (x), (y) or (z) shall have been consummated;

c. any person (other than Hibernia in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of ArgentBank Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the regulations promulgated thereunder); provided, however, that in calculating the number of shares owned by any person, no shares which were beneficially owned prior to the effective date of this Agreement shall be included;

3.3 In the event Hibernia wishes to exercise the Option, it shall send to ArgentBank a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that if prior notification to or approval of the FDIC or any other regulatory authority is required in connection with such purchase, Hibernia shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

3.4 The Option shall expire and terminate to the extent not previously exercised, upon the earliest to occur of the following (each a "Termination Event"):

a.      the Effective Date of the Merger; or

b. the termination of the Merger Agreement without a Purchase Event having occurred, other than termination based upon, following, or in connection with
(A) a willful and material breach by ArgentBank of any of its covenants or agreements in the Merger Agreement; or (B) Section 11.1(i) of the Merger Agreement; or

c.      six months after the occurrence of a Purchase Event; or

d. July 31, 1998.

3.5 Notwithstanding the termination of the Option, FNB shall be entitled to purchase any shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

                                   ART1CLE 4

Payment and Delivery of Certificates.

4.1 At the closing referred to in Section 3 hereof, Hibernia shall pay to ArgentBank the aggregate purchase price for the shares of ArgentBank Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by ArgentBank or by federal funds check if no account has been designated.

4.2 At such closing, simultaneously with the delivery of cash as provided in subsection (a), ArgentBank shall deliver to Hibernia a certificate or certificates representing the number of shares of ArgentBank Common Stock purchased by Hibernia and Hibernia shall deliver to ArgentBank a letter agreeing that Hibernia will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                                    ART1CLE 5

Representations.

ArgentBank hereby represents, warrants and covenants to Hibernia as follows:

5.1 ArgentBank shall at all times maintain sufficient authorized but unissued shares of ArgentBank Common Stock so that the Option may be exercised without authorization of additional shares of ArgentBank Common Stock.

5.2 The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

5.3 ArgentBank will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by it; and will promptly take all action as may from time to time be required (including cooperating fully with Hibernia in preparing applications or notices and providing information with respect to regulatory approval) in order to permit Hibernia to exercise the Option and ArgentBank duly and effectively to issue shares of ArgentBank Common Stock pursuant hereto.

                                   ART1CLE 6

Adjustment Upon Changes in Capitalization.

Except for the ArgentBank stock to be issued in the Assumption Bank acquisition, if ArgentBank should split or combine the ArgentBank Common Stock, or pay a stock dividend or other stock distribution in ArgentBank Common Stock, or otherwise change the ArgentBank Common Stock into any other securities, or make any other dividend or distribution in respect of the ArgentBank Common Stock (other than normal cash dividends), then the number of shares of ArgentBank
Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of ArgentBank Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize ArgentBank to breach any provisions of the Merger Agreement. Whenever the number of shares of ArgentBank Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 6, the option exercise price shall be adjusted by multiplying the option exercise price by a fraction, the numerator of which shall be equal to the number of shares of ArgentBank Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of ArgentBank Common Stock purchasable after the adjustment.

                                   ART1CLE 7

Registration Rights.

ArgentBank shall, if requested by Hibernia, as expeditiously as possible file a registration statement with the FDIC, if necessary, in order to permit the sale or other disposition of this Option and/or the shares of ArgentBank Common Stock acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Hibernia. Hibernia shall provide all information reasonably requested by ArgentBank for inclusion in any registration statement to be filed hereunder. ArgentBank will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 7 shall be at ArgentBank's expense except for underwriting commissions and the fees and disbursements of Hibernia's counsel attributable to the registration. A second registration may be requested hereunder at Hibernia's expense. In no event shall ArgentBank be required to effect more than two registrations hereunder. If requested by ArgentBank, in connection with any such registration, Hibernia will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included by a selling shareholder in such underwriting agreements.

                                   ART1CLE 8

Certain Puts.

8.1 Upon the occurrence of a Purchase Event that occurs prior to termination of the Option, (i) at the request of Hibernia, delivered while the Option (in whole or part) is exercisable, ArgentBank shall repurchase the Option from Hibernia at a price equal to (x) the amount by which (a) the market/offer price (as defined below) exceeds (b) the Option exercise price, multiplied by (y) the number of shares for which the Option may then be exercised; and (ii) at the request from time to time of the owner of shares purchased pursuant to the Option, delivered while the Option (in whole or part) is exercisable (or, if it has been fully exercised, would have been exercisable had such exercise not been made).
ArgentBank shall repurchase such number of the shares issued pursuant to the Option from the owner as the owner shall designate at a price equal to (x) the market/offer price multiplied by the number of such shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of ArgentBank Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of ArgentBank Common Stock to be paid by any third party pursuant to any merger, consolidation, share exchange or other agreement with ArgentBank entered into after the date hereof,
(iii) the average closing price for shares of ArgentBank Common Stock within the 30-day period immediately preceding the date Hibernia gives notice of the required repurchase of this Option or the owner gives notice of the required repurchase of shares, as the case may be, or (iv) in the event of a sale of all or substantially all of ArgentBank's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of ArgentBank as determined by a nationally recognized investment banking firm selected by the parties (or by an arbitrator if they cannot agree) divided by the number of shares of ArgentBank Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the parties (or by an arbitrator if they cannot agree), and such determination shall be conclusive and binding on all parties.

8.2 Hibernia or the owner, as the case may be, may exercise its right to require ArgentBank to repurchase the Option and any shares pursuant to this Section 8 by surrendering for such purpose to ArgentBank, at its principal office, this Option Agreement or certificates for the shares, as applicable, accompanied by a written notice or notices stating that Hibernia or the owner, as the case may be, elects to require ArgentBank to repurchase the Option and/or the shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing shares and the receipt of such notice or notices relating thereto, ArgentBank shall deliver or cause to be delivered to Hibernia or the owner of the applicable repurchase price therefor or the portion thereof that ArgentBank is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

8.3 ArgentBank hereby undertakes to use its best efforts to obtain all required regulatory and legal consents and to file any required notices in order to accomplish any repurchase contemplated by this Section 8. Nonetheless, to the extent that ArgentBank is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the shares in full, ArgentBank shall immediately so notify Hibernia and the owner and thereafter deliver or cause to be delivered, from time to time, the portion of the repurchase price that it is no longer prohibited from delivering. If ArgentBank at any time after delivery of a notice of repurchase pursuant to
Section 8 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering the repurchase price in full (and ArgentBank hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Hibernia and/or the owner may revoke its notice of repurchase either in whole or to the extent of the prohibition.

                                    ART1CLE 9

Severability.

If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option
Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of ArgentBank Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of ArgentBank to allow the holder to acquire or to require ArgentBank to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                                  ART1CLE 10

Miscellaneous.

10.1 Extension. The period for exercise by Hibernia and its assignees of any rights under this Option Agreement shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

10.2 Consents. Each of Hibernia and ArgentBank will use its best efforts to make all filings with, and to obtain consents of, all third parties and regulatory authorities necessary to the consummation of the transactions contemplated by this Option Agreement, including without limitation applying to the Federal Deposit Insurance Corporation, and the Louisiana Office of Financial Institutions for approval to acquire the shares issuable hereunder.

10.3 Expenses. Except as otherwise expressly provided herein or in the Merger Agreement each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

10.4 Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior agreements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereof, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

10.5 Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing Hibernia may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 30 days following the date on which the FDIC approves an application by Hibernia to acquire the shares of ArgentBank Common Stock subject to the Option, Hibernia may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the rights to purchase in excess of 2% of the ArgentBank Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Hibernia's behalf, or (iv) any other manner approved by the FDIC.

10.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to Hibernia:

Hibernia Corporation
313 Carondelet Street (70130)
Post Office Box 61540
New Orleans, LA 70161-1540
Attn: Mr. Stephen A. Hansel
Fax Number: (504) 533-2447

With a copy to:

Patricia C. Meringer
Senior Vice President and Corporate Counsel
Hibernia Corporation
225 Baronne Street, 11th Floor
New Orleans, LA 70112
Fax Number: (504) 533-5595

If to ArgentBank:

ArgentBank
203 W. Second Street (70301)
Post Office Box 819
Thibodaux, Louisiana 70302-0819
Attn: Mr. Randall E. Howard
Fax Number: (504) 447-0579

With a copy to:

Watkins Ludlam & Stennis, P.A.
633 North State Street (39202)
Post Office Box 427
Jackson, MS 39205-0427
Attn: Carl J. Chaney, Esq.
Fax Number: (601) 949-4804

A party may change its address for notice purposes by written notice to the other party hereto.

10.7 Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

10.8 Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

10.9 Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the Louisiana applicable to agreements made and entirely to be performed within such state, and such federal laws as may be applicable.


IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.


                         HIBERNIA CORPORATION


                         By:
                         Name: Stephen A. Hansel
                         Title:  PRESIDENT AND CHIEFEXECUTIVE OFFICER


Attest:




                         ARGENTBANK


                         By:
                         Name: Randall E. Howard
                         Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


Attest:





                                   APPENDIX B

                    FAIRNESS OPINION OF CHASE SECURITIES INC.

November [  ], 1997


Board of Directors
ArgentBank
203 West Second Street
Thibodaux,  LA 70301

Members of the Board:

     You have informed us that ArgentBank and Hibernia Corporation ("Hibernia") have entered into an Agreement and Plan of Merger dated as of July 15, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of ArgentBank with and into Hibernia (the "Merger"). In connection with the Merger, each outstanding share of ArgentBank common stock, par value $0.10 per share, ("ArgentBank Common Stock") will be exchanged for approximately 2.04 shares (the "Exchange Ratio") of Hibernia common stock, no par value per share, ("Hibernia Common Stock"). Under the Merger Agreement, the Exchange Ratio is subject to adjustment under certain conditions pertaining to potential deposit and/or loan divestitures which may or may not be required to consummate the Merger. The terms and conditions of the Merger are more fully described in the Merger Agreement.

        You have requested that we render our opinion as to the fairness from a financial point of view to the stockholders of ArgentBank of the consideration to be received in the Merger.

        In arriving at the opinion set forth below, we have, among other things:

        (a) reviewed the Merger Agreement;

        (b) reviewed   certain  publicly   available   business  and  financial
information that we deemed relevant relating to ArgentBank, Hibernia and the banking industry in which they operate;

        (c) reviewed certain internal non-public financial and operating data provided to us by or on behalf of the management of ArgentBank relating to ArgentBank and Hibernia, including (i) financial results of ArgentBank and Hibernia through September 30, 1997 and (ii) management forecasts and projection of financial results of ArgentBank through the fiscal years ending December 31, 1997, 1998 and 1999;

        (d) reviewed and discussed with members of management of ArgentBank and Hibernia, ArgentBank's and Hibernia's operations, historical financial statements and future prospects, before and after giving effect to the Merger, as well as ArgentBank's and Hibernia's view of the business, operational and strategic benefits and other consequences of the Merger;

        (e) compared the financial and operating performance of Hibernia with publicly available information concerning certain other companies we deemed comparable and reviewed the relevant historical stock prices and trading volumes of such other companies;

        (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed comparable to the Merger; and

        (g) made such other analyses and examinations as we have deemed necessary or appropriate.

        In rendering this opinion, we assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion, and have further relied upon the assurances of both the respective managements of ArgentBank and Hibernia that they are not aware of any facts that would make such information inaccurate or misleading. We have assumed that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. We have also assumed that under generally accepted accounting principles the Merger will be accounted for under pooling of interest accounting rules. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of either ArgentBank or Hibernia, nor have we conducted a physical inspection of the properties and facilities of ArgentBank or Hibernia. We have assumed that the financial forecasts and projections prepared by ArgentBank have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ArgentBank as to the future financial performance of ArgentBank. We express no view as to such forecasts or projections or the assumptions on which they were based.

        Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated, and the information made available to us, as of the date of this letter. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion that may come or be brought to our attention after the date hereof.

        Our opinion is limited to the fairness from a financial point of view to the stockholders of ArgentBank of the consideration to be received in the Merger. We were not asked to consider and our opinion does not address the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for ArgentBank or the effect of any other transactions in which ArgentBank might engage. Our opinion is directed to the Board of Directors of ArgentBank, and it does not constitute a recommendation to any ArgentBank stockholder as to how such stockholder should vote with respect to the Merger.

        We have acted as financial advisor to ArgentBank in connection with the Merger and will receive a fee for our services, including for rendering this opinion, payment of a significant portion of which is contingent on the consummation of the Merger. ArgentBank has agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities under the federal securities laws. In addition, we have previously rendered financial advisory services to ArgentBank for which we received customary compensation. The Chase Manhattan Corporation and its affiliates, including Texas Commerce Bank and Chase Securities Inc., in the ordinary course of business, have from time to time provided, and in the future may continue to provide, commercial and investment banking services to Hibernia. In the ordinary course of business, we or our affiliates may actively trade in the debt and equity securities of ArgentBank or Hibernia for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received in the Merger is fair from a financial point of view to the stockholders of ArgentBank.

        It is understood that (i) this opinion is for the use and benefit of the Board of Directors of ArgentBank in connection with its consideration of the Merger, and (ii) ArgentBank will not furnish this opinion or any other material prepared by Chase Securities Inc. to any other person or persons or use or refer to this opinion for any other purpose without the prior written consent of Chase Securities Inc.; provided, however, that ArgentBank may publish this opinion in its entirety in the Proxy Statement or in similar documents distributed to its stockholders in connection with the Merger, subject to our prior written approval of any summary of, excerpt from or reference to this opinion.

                                       Very truly yours,


                                       /s/ CHASE SECURITIES INC.
                                       CHASE SECURITIES INC.



                                   APPENDIX C

              FORM OF TAX OPINION OF WATKINS LUDLAM & STENNIS, P.A.


                   FORM OF TAX OPINION TO BE GIVEN AT CLOSING


The tax opinion will contain the following individual opinions (or opinions substantially similar thereto):

        Provided that the proposed Merger of ArgentBank with and into Acquiror Bank qualifies as a statutory merger under applicable federal and state law, the acquisition by Acquiror Bank of substantially all of the assets of ArgentBank in exchange for shares of Acquiror Common Stock and the assumption of liabilities of ArgentBank will constitute a reorganization within the meaning of Code section 368(a)(1)(A) and section 368(a)(2)(D).

        For purposes of this opinion, "substantially all" means at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of ArgentBank held immediately prior to the Merger. Acquiror, Acquiror Bank and ArgentBank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

I. No gain or loss will be recognized by ArgentBank upon the transfer of substantially all of its assets to Acquiror Bank solely in exchange for Acquiror Common Stock and the assumption by Acquiror Bank of the liabilities of ArgentBank (Code sections 361(a) and 357(a)).

II. No gain or loss will be recognized by either Acquiror or Acquiror Bank upon the receipt by Acquiror Bank of substantially all of the assets of ArgentBank solely in exchange for Acquiror Common Stock and the assumption by Acquiror Bank of the liabilities of ArgentBank and the liabilities to which the transferred assets are subject (Rev. Rul. 57-278, 1957-1 C.B. 124).

III. The basis of the assets of ArgentBank in the hands of Acquiror Bank will be, in each instance, the same as the basis of those assets in the hands of ArgentBank immediately prior to the Merger (Code section 362(b)).

IV. The holding period of ArgentBank's assets in the hands of Acquiror Bank will, in each instance, include the period during which such assets were held by ArgentBank (Code section 1223(2)).

V. No gain or loss will be recognized by the shareholders of ArgentBank upon their receipt of Acquiror Common Stock (including fractional share interests to which they may be entitled) solely in exchange for their ArgentBank Common Stock (Code section 354(a)(1)).

VI. The basis of the Acquiror Common Stock to be received by the ArgentBank shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the ArgentBank Common Stock surrendered in exchange therefor (Code section 358).

VII. The holding period of the Acquiror Common Stock to be received by the ArgentBank shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the ArgentBank Common Stock surrendered in exchange therefor was held, provided that the ArgentBank Common Stock is held as a capital asset in the hands of the ArgentBank shareholders on the date of the exchange (Code section 1223(1)).

VIII. The payment of cash to ArgentBank shareholders in lieu of fractional shares of Acquiror Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the reorganization exchange and then redeemed by Acquiror. The cash payments will be treated as having been received as distributions in redemption of such stock, subject to the provisions and limitations of section 302 of the Code.

IX. In the event there are Dissenting Shareholders, where a dissenting shareholder receives solely cash in exchange for his or her ArgentBank Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of section 302.



                                   APPENDIX D
                       SELECTED PROVISIONS OF FEDERAL LAW
                RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS



SECTION 215 CONSOLIDATION OF NATIONAL BANKS OR STATE BANKS WITH NATIONAL BANKS


Liability of consolidated association; capital stock; dissenting shareholders

        The consolidated association shall be liable for all liabilities of the respective consolidating banks or associations. The capital stock of such consolidated association shall not be less than that required under existing law for the organization of a national bank in the place in which it is located:
Provided, That if such consolidation shall be voted for at such meetings by the necessary majorities of the shareholders of each association and State bank proposing to consolidate, and thereafter the consolidation shall be approved by the Comptroller, any shareholder of any of the associations or State banks so consolidated who has voted against such consolidation at the meeting of the association or bank of which he is a stockholder, or who has given written notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of consolidation, shall be entitled to receive the value of the shares so held by him when such consolidation is approved by the Comptroller upon written request made to the consolidated association at any time before thirty days after the date of consummation of the consolidation, accompanied by the surrender of his stock certificates.

Valuation of shares

        The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the consolidation, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the consolidated banking association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

     Appraisal by Comptroller; expenses of consolidated association; sale and resale of shares; State appraisal and consolidation law

        If, within ninety days from the date of consummation of the consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the consolidated banking association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the consolidated banking association. Within thirty days after payment has been made to all dissenting shareholders as provided for in this section the shares of stock of the consolidated banking association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the consolidated banking association at an advertised public auction, unless some other method of sale is approved by the Comptroller, and the consolidated banking association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders the excess in such sale price shall be paid to such shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such consolidation shall be in contravention of the law of the State under which such bank is incorporated.




                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

        The Louisiana Business Corporation Law ("LBCL") contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve.
Section 83 of the LBCL permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 of the LBCL set forth the liability of officers and directors of Louisiana corporations.

        Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions. Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

        Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, but imposes personal liability for certain prohibited actions, such as an impermissible dividend or the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

        Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

        The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

        Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

        Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

        Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

        Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

        Hibernia has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. Hibernia's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of Hibernia or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

        Hibernia's Articles of Incorporation further provide that no director or officer of Hibernia shall be personally liable to Hibernia or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

        The Articles of Association of the HNB and HNBT include indemnification and limitation of liability provisions identical to those adopted by Hibernia and described above.

Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT                         DESCRIPTION

 2                  Agreement  and  Plan  of  Merger,  included  as  Appendix  A to  the  Proxy Statement/Prospectus.

 3.1                Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996,filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date).

 3.2                Exhibit  3.2  to  the  Annual  Report on  Form  10-K for the
                      fiscal year ended December 31, 1996, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (By-Laws of the Registrant, as amended to date).

 5                  Opinion  of  Patricia  C.  Meringer,  Esq.  re:  legality of shares.

 8                  Opinion of Watkins Ludlam & Stennis, P.A. regarding  certain tax matters, included as Appendix C to the Proxy Statement /Prospectus.

 10.13              Exhibit  10.13  to  the  Annual Report on  Form 10-K for the
                      fiscal year ended December 31, 1988, filed with the Commission by the Registrant Commission File No. (0- 7220) is hereby incorporated by reference (Deferred Compensation Plan for Outside Directors of Hibernia Corporation and its Subsidiaries, as amended to date).

 10.14              Exhibit  10.14  to  the  Annual  Report on Form 10-K for the
                      fiscal year ended December 31, 1990, filed with the Commission by the Registrant (Commission File No.0- 7220) is hereby incorporated by reference (Hibernia Corporation Executive Life Insurance Plan).

 10.16              Exhibit  4.7  to  the  Registration  Statement  on Form  S-8
                      filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia Corporation 1987 Stock Option Plan, as amended to date).

 10.34              Exhibit  C  to  the  Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term Incentive Plan of Hibernia Corporation).

 10.35              Exhibit  A  to  the Registrant's  definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock Option Plan of Hibernia Corporation).

 10.36              Exhibit  10.36 to the  Registrant's  Annual  Report on  Form
                      10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Employment agreement between Stephen A. Hansel and Hibernia Corporation).

 10.37              Exhibit  10.37  to the  Registrant's  Annual  Report on Form
                      19-K  for  the  fiscal year ended December 31, 1994 filed
                      with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Employment agreement between J. Herbert Boydstun and Hibernia Corporation).

 10.38              Exhibit 10.38 to the Registrant's Annual Report on Form 10-K
                      for the fiscal year ended December 31, 1993 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Employment agreement between E. R. "Bo" Campbell and Hibernia Corporation).

 10.39              Exhibit 10.39 to the Registrant's Annual report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Employment Agreement between B. D. Flurry and Hibernia Corporation).

 10.40              Exhibit  10.40  to the  Registrant's  Annual  Report on Form
                      10-K for the fiscal year ended December 31, 1996 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Split-Dollar Life Insurance Plan of the Registrant effective as of July
                      1996).

 10.41              Exhibit  10.41  to the  Registrant's  Annual  Report on Form
                      10-K for the fiscal year ended December 31, 1996 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Nonqualified Deferred Compensation Plan for Key Management Employees of the Registrant effective as of July 1996).

 10.42              Exhibit  10.42  to the  Registrant's  Annual  Report on Form
                      10-K for the  fiscal year ended December 31, 1996 filed
                      with  the  Commission   (Commission  File  No. 0-7220) is
                      hereby   incorporated   by   reference (Supplemental Stock
                      Compensation Plan for Key Management Employees effective as of July 1996).

 10.43              Exhibit  10.43  to the  Registrant's  Annual  Report on Form
                      10-K for the fiscal year ended December 31, 1996 filed with the Commission (Commission No. 0-7220) is hereby incorporated by reference (Nonqualified Target Benefit (Deferred Award) Plan of the Registrant effective as of July 1996).

 13                 Exhibit 13 to the Registrant's  Annual  Report  on Form 10-K
                      for the fiscal year ended December 31, 1996 filed with the Commission (Commission File No. 0-7220) is hereby
                      incorporated  by  reference  (1996   Annual   Report to
                      security holders of the Registrant).

 21                 Exhibit  21   to  the  Annual  Report  on  Form  10-K of the
                      Registrant for the fiscal year ended December 31, 1996 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Subsidiaries of the Registrant).

 23.1               Consent  of  Patricia   C.  Meringer, Esq., (included with
                      Exhibit 5).

 23.2               Consent of Watkins Ludlam & Stennis, P.A.

 23.3               Consent of Ernst & Young LLP.

 23.4               Consent of Chase Securities Inc.

 23.5               Consent of Deloitte & Touche LLP.

 24                 Powers   of  Attorney of directors of Hibernia  Corporation,
                      contained on page S- 1 of the Registration Statement.

 99.1               Form of Proxy of ArgentBank.

 99.2               Opinion of Chase Securities Inc.  included  as Appendix B to the Proxy Statement/Prospectus.

 99.3               Stock  Option  Agreement between   Hibernia  Corporation and
                      ArgentBank included in Appendix A to the Proxy Statement/ Prospectus at page A-52 to the Proxy Statement/Prospectus.




Item 22.  Undertakings.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Hibernia's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

        (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

        (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective; and

        (7) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hibernia pursuant to the foregoing provisions, or otherwise, Hibernia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment of the expenses incurred or paid by a director, officer or controlling person of Hibernia in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Hibernia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 2, 1997.


                              HIBERNIA CORPORATION



                              By:  s/PATRICIA C. MERINGER
                                     Patricia C. Meringer
                                     Senior Vice President and Corporate Counsel



        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on December 2, 1997.

Signatures                                              Title

       *
_____________________________           Chairman of the Board
Robert H. Boh

       *
_____________________________           President and Chief Executive
 Stephen A. Hansel                               Officer and Director


       *
_____________________________           Chief Financial Officer
Marsha M. Gassan

       *
_____________________________           Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________           Director
J. Herbert Boydstun

       *
_____________________________           Director
J. Terrell Brown

       *
_____________________________           Director
E. R. Campbell

       *
_____________________________           Director
Richard W. Freeman, Jr.

       *
_____________________________           Director
Dick H. Hearin

       *
_____________________________           Director
Robert T. Holleman

       *
_____________________________           Director
Elton R. King

       *
_____________________________           Director
Sidney W. Lassen

       *
_____________________________           Director
Laura A. Leach

       *
_____________________________           Director
James R. Murphy

       *
_____________________________           Director
Donald J. Nalty

       *
_____________________________           Director
William C. O'Malley


       *
_____________________________           Director
Robert T. Ratcliff

       *
_____________________________           Director
H. Duke Shackelford

       *
_____________________________           Director
Janee M. Tucker

       *
_____________________________           Director
Virginia Eason Weinmann

       *
_____________________________           Director
Robert E. Zetzmann




*By:    /s/ PATRICIA C. MERINGER
        Patricia C. Meringer
        Attorney-in-Fact



                                  EXHIBIT INDEX

Exhibit


 5                      Opinion of Patricia C. Meringer, Esq.

 23.1                   Consent of Patricia C.  Meringer,  Esq.,  included  with
                        Exhibit 5.

 23.2                   Consent of Watkins Ludlam & Stennis, P.A.

 23.3                   Consent of Ernst & Young LLP

 23.4                   Consent of Chase Securities Inc.

 23.5                   Consent of Deloitte & Touche, L.L.P.

 24                     Powers of Attorney

 99.1                   Form of Proxy of ArgentBank

99.2                    Opinion of Chase Securities Inc.


                                    EXHIBIT 5

                                December 1, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Senior Vice President and Corporate Counsel of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by Hibernia of shares of Class A Common Stock (the "Shares) to be issued by Hibernia in a proposed merger (the "Merger") between Hibernia National Bank, a subsidiary of Hibernia ("HNB) and ArgentBank ("ArgentBank") in which the shareholders of ArgentBank will receive the Shares in exchange for their shares of common stock of ArgentBank, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of ArgentBank upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

        In furnishing this opinion, I have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

        In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

        Based  upon  and  limited  by  the  foregoing,   and  based  upon  legal
considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

        1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

        2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

        I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

        This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Senior Vice President
                              and Corporate Counsel







                                  EXHIBIT 23.2

                    CONSENT OF WATKINS LUDLAM & STENNIS, P.A.

                               Consent of Counsel


        We hereby consent to including a copy of our firm's opinion letter as an exhibit to the Agreement and Plan of Merger and/or as an Exhibit in the Registration Statement on Form S-4 for the proposed transaction and by making reference to us and our opinion in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                   Sincerely,

                                   /s WATKINS LUDLAM & STENNIS, P.A.


                                    Cheryn L. Netz



                                  EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of 13,317,236 shares of its common stock to be issued pursuant to the proposed merger of Hibernia with ArgentBank and to the incorporation by reference to our report dated January 15, 1996, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities Exchange Commission.




                                          s/ERNST & YOUNG LLP

New Orleans, Louisiana

December 1, 1997




                                  EXHIBIT 23.4

                        CONSENT OF CHASE SECURITIES INC.

                          Consent of Financial Advisor




Gentlemen:

We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our Opinion to the Board of Directors of ArgentBank attached as an appendix to such Joint Proxy Statement/Prospectus and the reference to such opinion and to our firm in such Joint Proxy Statement/Prospectus thereof.



/sCHASE SECURITIES INC.


J. Michael Anderson
Vice President




                                  EXHIBIT 23.5

                       CONSENT OF DELOITTE & TOUCHE L.L.P.

                  Consent of Independent Auditor (Argent Bank)


        We consent to the use in this Registration Statement of Hibernia Corporation on Form S-4 of our report dated January 17, 1997, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s DELOITTE & TOUCHE L.L.P.

New Orleans, Louisiana

December 1, 1997





                                   EXHIBIT 24

                               POWERS OF ATTORNEY





                                P0WER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and Director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/ROBERT H. BOH
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION




                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.




                              s/J. HERBERT BOYDSTUN
                              J. Herbert Boydstun
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.




                               s/J. TERRELL BROWN
                               J. Terrell Brown
                               Director
                               HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.




                                s/JANEE M. TUCKER
                                Janee M. Tucker
                                Director
                                HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                            s/RICHARD W. FREEMAN, JR.
                            Richard W. Freeman, Jr.
                            Director
                            HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.


                              s/ELTON R. KING
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.




                               s/STEPHEN A. HANSEL
                               Stephen A. Hansel
                               President, Chief Executive Officer
                                  and Director
                               HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.




                              s/DICK H. HEARIN
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.


                              s/ROBERT T. HOLLEMAN
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                                s/LAURA A. LEACH
                                Laura A. Leach
                                Director
                                HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/WILLIAM C. O'MALLEY
                              William C. O'Malley
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/SIDNEY W. LASSEN
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.


                              s/DONALD J. NALTY
                              Donald J. Nalty
                              Director
                              HIBERNIA CORPORATION




                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/ROBERT T. RATCLIFF
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION




                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/H. DUKE SHACKELFORD
                              H. Duke Shackelford
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/E. R. CAMPBELL
                              E. R. Campbell
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/JAMES R. MURPHY
                              James R. Murphy
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                            s/VIRGINIA EASON WEINMANN
                            Virginia Eason Weinmann
                            Director
                            HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/ROBERT E. ZETZMANN
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                             s/MARSHA M. GASSAN
                             Marsha M. Gassan
                             Chief Financial Officer
                             HIBERNIA CORPORATION





                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Marsha M. Gassan, Patricia C. Meringer and Gary L. Ryan, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and ArgentBank ("ArgentBank") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of ArgentBank and merge ArgentBank into the Bank, authorized by resolutions adopted by the Board of Directors on July 23, 1997, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of July, 1997.



                              s/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Chief Accounting Officer
                              HIBERNIA CORPORATION





                                  EXHIBIT 99.1


                                     PROXY

                      SPECIAL MEETING OF THE SHAREHOLDERS
                                       OF
                                   ARGENTBANK
                              THIBODAUX, LOUISIANA

                     PLEASE SIGN AND RETURN IMMEDIATELY TO
                                   ARGENTBANK

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of ArgentBank, Thibodaux, Louisiana, do hereby nominate, constitute and appoint the Board of Directors, or any one of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution for me and in my name, place and stead to vote all the common stock of ArgentBank standing in my name, on its books on __________, at the Special Meeting of its shareholders to be held in the Board Room on the third floor of ArgentBank at 400 Green Street, Thibodaux, Louisiana, on __________, or at any adjournment thereof with all powers the undersigned would possess if personally present as follows:

(1) Approval and adoption of an Agreement and Plan of Merger and related Bank Merger Agreement each dated July 15, 1997, as amended (collectively, the "Merger Agreement") and the transactions contemplated thereby pursuant to which ArgentBank will merge with and into Hibernia National Bank.

     FOR  /  /                 AGAINST  /  /                       ABSTAIN  /  /

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
        SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER
       BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY
                 THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

THIS    PROXY   IF  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  AND MAY BE
REVOKED PRIOR TO ITS EXERCISE BY CONTACTING RANDALL E. HOWARD AND BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

YOUR   VOTE  IS  IMPORTANT.  ACCORDINGLY,  EVEN  IF  YOU  PLAN  TO   ATTEND  THE
MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

DATE:______________________, 199_.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature, if held jointly

                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.




                                  EXHIBIT 99.2


                       OPINION OF CHASE SECURITIES, INC.

           [INCLUDED AS APPENDIX B TO THE PROXY STATEMENT/PROSPECTUS]